UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Nikola Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 25, 2023

Dear Fellow Stockholders:

On behalf of the board of directors, it is my pleasure to invite you to attend the 2023 Annual Meeting of Stockholders of Nikola Corporation, which is to be held at 1:00 p.m., Pacific Time (PT), on Wednesday, June 7, 2023 via live audio webcast. In order to attend the Annual Meeting of Stockholders you must register in advance at http://www.viewproxy.com/nkla/2023 by 11:59 PT on June 6, 2023.

The Board of Directors works with management to review and approve business strategy, exploring opportunities and risks. We oversee the allocation of resources to execute the strategy and create value for the owners and the various stakeholders and communities that we serve. This process addresses investments in the company’s internal capabilities and opportunities in external investments.

The Board’s principal focus in 2022 was to support management to advance the company operationally as well as strategically, despite an exceptionally challenging environment.

As Chairman of the board of directors, I am pleased report that 2022 was a year of significant progress at Nikola. Major operational milestones include the start of serial production of the Nikola Tre battery-electric vehicle (BEV) at our Coolidge, AZ manufacturing facility, and the truck is now available at dealers nationwide. For the Tre hydrogen-fuel cell vehicle (FCEV), final validation is ongoing and we are on schedule for an on-sale date for the second half of 2023.

The regulatory environment has been favorable for our product and technology rollouts. The passage of the Inflation Reduction Act (IRA) this past August is anticipated to reduce costs of hydrogen production and dispensing, as well as the trucks themselves. Additionally, there are a number of states providing incentives that complement Nikola’s business model. In California, the Nikola Tre FCEV was deemed eligible for the Hybrid and Zero Emissions Truck and Bus Voucher Incentive Program (HVIP), meaning purchasers can qualify to receive up to $288,000 voucher incentive per truck, markedly reducing the cost of ownership. For Nikola Tre BEV trucks, purchasers can receive up to $150,000 per truck. Similar incentives are being put forth throughout the U.S., including in the Northeast, Colorado and Arkansas.

Progress on our corporate strategy was achieved, such as the introduction of our HYLA hydrogen energy brand. From mobile fuelers available now to a target of 60 refueling stations by 2026 – four we plan to complete in California much sooner - to expected hydrogen production with our partners, HYLA will be a one-stop solution for Nikola Tre FCEV trucks as well as other users. Additionally, we brought BEV battery production in-house and reached an agreement with Bosch to insource the fuel cell power module assembly, with the goal of lowering costs through vertical integration.

The Board of Directors supported a number of changes in leadership throughout the year including:

-	Hiring Michael Lohscheller as President of Nikola Motor division in March 2022 and promoting him to President in August 2022 and Chief Executive Officer effective November 2022.

-	Naming Carey Mendes, who joined Nikola in 2021, President of Nikola’s Energy division in August 2022.

-	Hiring Bruce Kurtt as Sr. Vice President of Sales and Commercial Operations in November 2022.

Nikola’s Board of Directors continued to evolve and add relevant experience as well. Last year we welcomed Andrew Vesey, an expert in the energy field. Currently President and CEO North America at Fortescue Future Industries, Andrew has more than 40 years of diverse utility industry experience. He was also the co-founder of Earthrise Energy Inc. and held chief executive positions at Pacific Gas and Electric Company, AGL Energy and AES Corporation.

Nikola has a solid team, poised for solid results, and I remain very excited about your company’s leadership position in the zero-emission trucking and hydrogen worlds.

Please read the attached proxy statement and we ask for your vote for the proposals to elect the directors, increase the number of authorized shares under our charter, approve the issuance of certain shares and related change of control, approve an amendment to our stock incentive plan, approve the compensation paid to our named executive officers and ratify the appointment of our independent registered public accounting firm.

Thank you as always for your continued support of Nikola.

Sincerely, /s/ Stephen J. Girsky

Stephen J. Girsky Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on WEDNESDAY, June 7, 2023

To Our Stockholders:

Nikola Corporation will hold its 2023 Annual Meeting of Stockholders at 1:00 p.m., Pacific Time (PT), on Wednesday, June 7, 2023 (the “Annual Meeting”). The Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast.

You will be able to attend the Annual Meeting online and submit your questions during the meeting. In order to attend, you must register at www.viewproxy.com/nkla/2023 and join using the unique join link and password in your confirmation.

We are holding this Annual Meeting:

•	to elect seven directors to serve until the 2024 annual meeting of stockholders or until their successors are duly elected and qualified;

•	to approve an amendment to the Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 800,000,000 to 1,600,000,000;

•	to approve the issuance of our common stock upon the conversion of 8.00% / 11.00% Series B Convertible Senior PIK Toggle Notes due 2026 and related change of control, for purposes of complying with Nasdaq listing rule 5635;

•	to approve an amendment to the Nikola Corporation 2020 Stock Incentive Plan to increase the number of shares of common stock available for issuance thereunder by 30,000,000 shares from 20,000,000 to 50,000,000;

•	to approve, on a non-binding advisory basis, the compensation paid by us to our named executive officers as disclosed in the attached Proxy Statement;

•	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023; and

•	to transact such other business as may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.

Stockholders of record at the close of business on April 10, 2023 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

It is important that your shares be represented at this meeting. Whether or not you expect to attend the virtual Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice of Internet Availability of Proxy Materials you received in the mail. Please review the instructions on pages 2 and 3 of the attached Proxy Statement regarding your voting options.

By Order of the Board of Directors,

/s/ Britton M. Worthen

Britton M. Worthen

Chief Legal Officer and Secretary

Phoenix, Arizona

April 25, 2023

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 7, 2023.

The Proxy Statement and Annual Report on Form 10-K are available at www.viewproxy.com/nkla/2023

INFORMATION CONCERNING VOTING AND SOLICITATION

PROXY STATEMENT

Information Concerning Voting and Solicitation

This Proxy Statement is being furnished to you in connection with the solicitation by the board of directors of Nikola Corporation, a Delaware corporation (“we,” “us,” “our,” “Nikola” or the “Company”), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held virtually on Wednesday, June 7, 2023 at 1:00 p.m., Pacific Time (PT), and any adjournments or postponements thereof (the “Annual Meeting”).

The Notice of Internet Availability of Proxy Materials (the “Notice”), this Proxy Statement and the other proxy materials are being mailed to stockholders on or about April 25, 2023.

Questions and Answers About the Proxy Materials and the Annual Meeting

Why am I receiving these materials?

Our board of directors is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting. This year’s Annual Meeting will be held virtually. You are invited to attend the Annual Meeting via live audio webcast to vote electronically on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may follow the instructions below to submit your proxy by Internet or telephone. In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we have opted to furnish proxy materials, including this Proxy Statement and our Annual Report on Form 10-K, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Accordingly, we are sending the Notice to our stockholders of record and beneficial owners at the close of business on April 10, 2023, which is the Record Date for the Annual Meeting (the “Record Date”). Stockholders are encouraged to vote and submit proxies in advance of the Annual Meeting by Internet or telephone as early as possible to avoid processing delays and ensure their votes are counted.

What proposals will be voted on at the Annual Meeting?

Six proposals will be voted on at the Annual Meeting:

•	The election of seven directors to serve until the 2024 annual meeting of stockholders or until their successors are duly elected and qualified;

•	The approval of an amendment to the Second Amended and Restated Certificate of Incorporation (the “Restated Certificate”) to increase the number of authorized shares of our common stock from 800,000,000 to 1,600,000,000;

•	The approval of the issuance of our common stock upon the conversion of 8.00% / 11.00% Series B Convertible Senior PIK Toggle Notes due 2026 (the “New Notes”) and related change of control, for purposes of complying with Nasdaq listing rule 5635;

•	The approval of an amendment to the Nikola Corporation 2020 Stock Incentive Plan (the “2020 Plan”) to increase the number of shares of common stock available for issuance thereunder by 30,000,000 shares;

•	The approval, on a non-binding advisory basis, of the compensation paid by us to our named executive officers as disclosed in this Proxy Statement; and

•	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023.

What are the board of directors’ recommendations?

Our board of directors recommends that you vote:

•	The election “FOR ALL” of the director nominees;

•	“FOR” the approval of an amendment to the Restated Certificate to increase the number of authorized shares of our common stock from 800,000,000 to 1,600,000,000;

•	“FOR” the approval of the issuance of our common stock upon the conversion of the New Notes and related change of control, for purposes of complying with Nasdaq listing rule 5635;

•	“FOR” the approval of an amendment to the 2020 Plan to increase the number of shares of common stock available for issuance thereunder by 30,000,000 shares;

•	“FOR” the approval, on a non-binding advisory basis, of the compensation paid by us to our named executive officers as disclosed in this Proxy Statement; and

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Q&A ABOUT PROXY MATERIALS AND ANNUAL MEETING

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023.

Will there be any other items of business on the agenda?

We do not expect any other items of business because the deadline for stockholder proposals and nominations has already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be properly brought before the meeting. Those persons intend to vote the proxy in accordance with their best judgment.

Who is entitled to vote?

Stockholders of record at the close of business on the Record Date, April 10, 2023, may vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of the Company’s common stock held as of the Record Date.

A list of stockholders of record entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose related to the Annual Meeting, for ten days prior to the Annual Meeting at our offices located at 4141 E Broadway Road, Phoenix, Arizona 85040. Please contact our Secretary by telephone at (559) 464-5652 if you wish to inspect the list of stockholders prior to the Annual Meeting. A list of stockholders of record will also be available during the Annual Meeting for inspection, upon request, by stockholders of record for any legally valid purpose related to the meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record.

The Notice has been sent directly to you on our behalf by Alliance Advisors.

Beneficial Owner. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name. The Notice has been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record.

How do I vote?

You may vote using any of the following methods:

By Internet — Stockholders of record may submit proxies by following the Internet voting instructions on their proxy materials prior to the Annual Meeting. Most stockholders who hold shares beneficially in street name may provide voting instructions by accessing the website specified on the voting instruction form provided by their broker, bank or nominee. Please check the voting instruction form for Internet voting availability. Please be aware that if you vote over the Internet, you may incur costs such as Internet access charges for which you will be responsible. The Internet voting facilities will close at 11:59 p.m., Eastern Time, the day before the meeting date.

By Telephone — Stockholders of record may submit proxies by following the telephone voting instructions on their proxy materials prior to the Annual Meeting. Most stockholders who hold shares beneficially in street name may provide voting instructions by telephone by calling the number specified on the voting instruction form provided by their broker, bank or nominee. Please check the voting instruction form for telephone voting availability. Please be aware that if you submit voting instructions by telephone, you may incur costs such as telephone access charges for which you will be responsible. The telephone voting facilities will close at 11:59 p.m., Eastern Time, the day before the meeting date.

By Mail — If you would like to receive a paper copy of the proxy card, you must request one. Stockholders of record may submit paper proxies

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by completing, signing and dating the proxy card and returning it in the prepaid envelope enclosed with the proxy card. Sign your name exactly as it appears on the proxy. If you return your signed proxy but do not indicate your voting preferences, your shares will be voted on your behalf “FOR ALL” nominees in Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3”, “FOR” in Proposal 4, “FOR” Proposal 5 and “FOR” Proposal 6, and in the discretion of the proxyholders in any other matters that properly come before the meeting. Stockholders who hold shares beneficially in street name may provide voting instructions by mail by completing, signing and dating the voting instruction forms provided by their broker, bank or other nominee.

At the Virtual Meeting — Shares held in your name as the stockholder of record may be voted electronically at the Annual Meeting by visiting www.AALvote.com/NKLA and using the control number included on your proxy materials. If you have already voted previously by Internet or telephone, there is no need to vote again at the Annual Meeting unless you wish to revoke and change your vote. Shares held beneficially in street name may be voted electronically at the Annual Meeting only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting via live audio webcast, we recommend that you also submit your proxy or voting instructions or vote by Internet, telephone or mail prior to the meeting so that your vote will be counted if you later decide not to attend or vote at the meeting.

Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by Internet or telephone, you may change your vote or revoke your proxy with a later Internet or telephone proxy, as the case may be. If you are a stockholder of record and submitted your proxy by mail, you must file with the Secretary of the

Company a written notice of revocation or deliver, prior to the vote at the Annual Meeting, a valid, later-dated proxy. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote at the Annual Meeting.

If you are a beneficial owner of shares held in street name and you wish to change or revoke your vote, you must obtain a legal proxy through your broker, bank or nominee and present it to Alliance Advisors at least two weeks in advance of the Annual Meeting. Please consult the voting instructions or contact your broker, bank or nominee.

How are votes counted?

For Proposal 1, the election of directors, you may vote “FOR” the nominees or your vote may be “WITHHELD” with respect to any or all of the nominees. “WITHHELD” votes will not affect the outcome. Broker non-votes will have no effect.

For Proposal 2, the approval of an amendment to the Restated Certificate to increase the number of authorized shares of our common stock from 800,000,000 to 1,600,000,000, Proposal 3, the approval of the issuance of our common stock upon the conversion of the New Notes and related change of control, for purposes of complying with Nasdaq listing rule 5635, Proposal 4, the approval of an amendment to the 2020 Plan to increase the number of shares of common stock available for issuance thereunder by 30,000,000 shares, Proposal 5, the approval, on a non-binding advisory basis, of the compensation of our named executive officers, and Proposal 6, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023, you may vote “FOR,” vote “AGAINST” or “ABSTAIN.” An abstention has the same effect as a vote “AGAINST” these proposals.

If you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card or voting instruction form with no further instructions, your shares will be voted in accordance with the recommendations of the board of directors (the election “FOR ALL” of the nominees to the board of directors for Proposal 1, and “FOR” each of Proposals 2, 3, 4, 5 and 6,

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Q&A ABOUT PROXY MATERIALS AND ANNUAL MEETING

and on any other matters that may properly come before the meeting, in the discretion of the proxy holders).

What vote is required to approve each item?

For Proposal 1, the election of directors, the seven nominees receiving the most affirmative “FOR” votes will be elected.

Proposal 2, the approval of an amendment to the Restated Certificate to increase the number of authorized shares of our common stock from 800,000,000 to 1,600,000,000, requires the affirmative “FOR” vote of the holders of a majority of the outstanding shares of our common stock.

Proposal 3, the approval of the issuance of our common stock upon the conversion of the New Notes and related change of control, for purposes of complying with Nasdaq listing rule 5635, Proposal 4, the approval of an amendment to the 2020 Plan to increase the number of shares of common stock available for issuance thereunder by 30,000,000 shares, Proposal 5, the approval, on a non-binding advisory basis, of the compensation of our named executive officers, and Proposal 6, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023, require the affirmative “FOR” vote of the holders of a majority of the voting power present or represented by proxy at the Annual Meeting and entitled to vote on the matter.

If you hold shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker or nominee does not have discretionary authority to vote on that matter without instructions from the beneficial owner and instructions are not given. Discretionary items are proposals considered “routine” under the rules of The New York Stock Exchange, such as the ratification of the appointment of our independent auditors, and therefore, broker non-votes are not expected to exist with respect to this proposal. Except for Proposal 6, ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023, all other proposals to be voted on at the Annual Meeting are expected to be considered a “non-routine” item for which brokers and nominees do not have discretionary voting power and, therefore, broker non-votes may exist with respect to these “non-routine” proposals. Notwithstanding the foregoing, for proposals where the applicable voting threshold is a proportion of our outstanding shares of common stock entitled to vote on the matter, broker non-votes will have the effect of a vote against the proposal. In tabulating the voting result for Proposal 3, Proposal 4 and Proposal 5, shares of common stock that constitute broker non-votes are not considered entitled to vote on such proposals and will not affect the outcome of such proposals, assuming that a quorum is obtained. The applicable voting threshold for Proposal 2 is a majority of the outstanding common stock entitled to vote on the matter. Accordingly, shares that constitute broker non-votes will have the effect of a vote against Proposal 2.

Is cumulative voting permitted for the election of directors?

Stockholders may not cumulate votes in the election of directors, which means that each stockholder may not vote more than the number of shares he or she owns for a single nominee.

What constitutes a quorum?

The holders of a majority of the voting power of the common stock issued and outstanding and entitled to vote on the Record Date, present or represented by proxy at the Annual Meeting, shall constitute a quorum. As of the close of business on the Record Date, there were 631,388,262 shares of our common stock outstanding. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

What is “householding” and how does it affect me?

We have adopted a process for mailing our proxy materials called “householding” which has been approved by the SEC. Householding means that stockholders who share the same last name and address will receive only one copy of our proxy

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Q&A ABOUT PROXY MATERIALS AND ANNUAL MEETING

materials, unless we receive contrary instructions from any stockholder at that address.

If you prefer to receive multiple copies of our proxy materials at the same address, additional copies will be provided to you upon request. If you are a stockholder of record, you may contact us by writing to Secretary, Nikola Corporation, 4141 E Broadway Road, Phoenix, Arizona 85040, or call (559) 464-5652. Eligible stockholders of record receiving multiple copies of our proxy materials can request householding by contacting us in the same manner. We have undertaken householding to reduce paper waste, printing costs and postage fees, and we encourage you to participate.

If you are a beneficial owner, you may request additional copies of our proxy materials or you may request householding by notifying your broker, bank or other nominee.

How are proxies solicited?

Our employees, officers and directors may solicit proxies. We will pay the cost of printing and mailing proxy materials, and will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy material to the owners of our common stock. In addition, we have engaged Alliance Advisors, LLC as our proxy solicitor, for a fee estimated to be approximately $18,000.

Why are we holding a virtual Annual Meeting?

We believe that the virtual meeting format will expand stockholder access and participation. You will not be able to attend the Annual Meeting in person.

How can I attend the virtual Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders conducted exclusively via live audio webcast. In order to attend, you must register at www.viewproxy.com/nkla/2023 and join using the unique join link and password in your confirmation. You will be able to participate in, vote or ask questions at the Annual Meeting. The Annual Meeting will begin promptly at 1:00 p.m., Pacific Time, on Wednesday, June 7, 2023. We encourage you to access the virtual meeting website prior to the start time. You may begin to log into the virtual meeting platform beginning at approximately 12:45 p.m., Pacific Time, on Wednesday, June 7, 2023.

If you wish to submit a question via the internet during the Annual Meeting, you may do so through the questions/chat pane. We will answer questions that comply with our meeting rules of conduct, subject to time constraints.

What if I have technical difficulties accessing or participating in the virtual Annual Meeting?

We will have technicians ready to assist you with technical difficulties you may have accessing the virtual Annual Meeting, voting at the Annual Meeting or submitting questions at the Annual Meeting. For technical support, please call the VSM Stockholder Meeting Support Line at (866) 612-8937, or by emailing VirtualMeeting@viewproxy.com.

What is the mailing address of our principal executive office?

The mailing address of our principal executive office is Nikola Corporation, 4141 E Broadway Road, Phoenix, Arizona 85040.

IMPORTANT

Please promptly vote by Internet or telephone, or by following the instructions provided by your broker, bank or nominee, so that your shares can be represented at the Annual Meeting.

5 | 2023 PROXY STATEMENT

PROPOSAL 1 — ELECTION OF DIRECTORS

PROPOSAL 1 — ELECTION OF DIRECTORS

Our amended and restated bylaws (“Bylaws”) provide that our board of directors shall consist of such number of directors as the board of directors may from time to time determine. Vacancies on our board of directors can be filled by resolution of our board of directors. Our board of directors currently consists of ten directors. Lynn Forester de Rothschild, Gerrit A. Marx and Mark A. Russell will not stand for re-election as a director at the Annual Meeting, and the size of our board of directors will be reduced to seven directors.

Seven directors will be elected at the Annual Meeting to serve until the next annual meeting of stockholders, or thereafter until their successors are duly elected and qualified. The nominees receiving the highest number of affirmative votes will be elected as directors. The sustainability, nominating and corporate governance committee of the board of directors has recommended, and the board of directors has designated, Michael Lohscheller, Stephen J. Girsky, Michael L. Mansuetti, Mary L. Petrovich, Steven M. Shindler, Bruce L. Smith and Andrew M. Vesey as the nominees to serve until the next annual meeting of stockholders, or until their successors are duly elected and qualified, and each has indicated to us that he or she will be able to serve. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, an event that we do not currently anticipate, proxies will be voted for any nominees designated by the board of directors, taking into account any recommendations of the sustainability, nominating and corporate governance committee, to fill such vacancy.

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PROPOSAL 1 — ELECTION OF DIRECTORS

Board Diversity Matrix (As of April 10, 2023):

Total Number of Directors	10

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	8	—	—
Part II: Demographic Background
African American or Black	—	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	7	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

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 PROPOSAL 1 — ELECTION OF DIRECTORS

Director Nominees

The names of the nominees and certain biographical information as of April 10, 2023 are set forth below:

Director Since: August 2022 Age: 54

Michael Lohscheller

Biographical Information

Michael Lohscheller has served as our President and as a member of our board of directors since August 2022 and was also appointed as our Chief Executive Officer in November 2022. Prior to that, Mr. Lohscheller served as President of Nikola Motor division from March 2022 to November 2022. Prior to joining us, Mr. Lohscheller served as the Global Chief Executive Officer of VinFast LLC, a private automotive manufacturer, from September 2021 to December 2021. Prior to that, from June 2017 to August 2021, Mr. Lohscheller served as Chief Executive Officer and board member at Group PSA of Opel Automobile GmbH, a German automobile manufacturer, and from September 2012 to June 2017, as Chief Financial Officer of Opel Group, General Motors Europe. Mr. Lohscheller served in various capacities at Volkswagen Group of America, a German automobile company, including as Chief Financial Officer from January 2008 to August 2012, and as Director of Group Marketing from 2004 to 2007. From 2001 to 2004, Mr. Lohscheller served as the Chief Financial Officer of Mitsubishi Motors Europe, a Japanese automotive manufacturer. Mr. Lohscheller holds a master’s degree in marketing management from Brunel University and a bachelor’s degree in business administration from Osnabrück University of Applied Sciences.

Qualifications

We believe Mr. Lohscheller is qualified to serve on our board of directors due to his extensive leadership and management experience at various automotive manufacturing companies, including his experience serving as our President and Chief Executive Officer.

Director Since: January 2018 Age: 60

Stephen J. Girsky

Biographical Information

Stephen J. Girsky served as President, Chief Executive Officer and a director of VectoIQ, our predecessor company, from January 2018 to June 2020 and continues to serve on our board of directors following the completion of the Business Combination. Mr. Girsky is a Managing Partner of VectoIQ, LLC, an independent advisory and investment firm based in New York. Mr. Girsky served in a number of capacities at General Motors Company (NYSE: GM), a vehicle manufacturer (“General Motors”), from November 2009 until July 2014, including Vice Chairman, having responsibility for global corporate strategy, new business development, global product planning and program management, global connected consumer/OnStar, and GM Ventures LLC, global research & development and global purchasing and supply chain. Mr. Girsky also served on General Motors’ board of directors following its emergence from bankruptcy in June 2009 until June 2016. Mr. Girsky currently serves on the board of directors of Brookfield Business Partners Limited, the general partner of Brookfield Business Partners, L.P. (NYSE: BBU; TSX BBU.UN), a private equity company. Mr. Girsky received a bachelor of science degree in mathematics from the University of California, Los Angeles and an M.B.A. from Harvard University.

Qualifications

We believe Mr. Girsky is qualified to serve on our board of directors due to his extensive leadership and business experience, including his experience as a director of numerous public companies, together with his background in finance and public company governance.

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PROPOSAL 1 — ELECTION OF DIRECTORS

Michael L. Mansuetti

Biographical Information

Michael L. Mansuetti has served as a member of our board of directors since June 2020, and prior to that, a member of the board of directors of Nikola Corporation, a Delaware corporation (“Legacy Nikola”), prior to the completion of our business combination with VectoIQ Acquisition Corp. (“VectoIQ”) on June 3, 2020 (the “Business Combination”), from September 2019 to June 2020. Since July 2012, Mr. Mansuetti has been the President of Robert Bosch LLC, an automotive component supply company. Mr. Mansuetti received a bachelor of science degree in mechanical engineering from Clemson University.

Qualifications

We believe Mr. Mansuetti is qualified to serve on our board of directors due to his expertise in advanced manufacturing, operations, and management and extensive leadership experience.

Director Since: June 2020 Age: 57

Mary L. Petrovich

Biographical Information

Mary L. Petrovich has served as a member of our board of directors since December 2020. She has served as an operating executive at the Carlyle Group, a global asset management company, since June 2011, and as an advisor to American Security Partners, a private equity firm, since September 2013. Ms. Petrovich served in various capacities at AxleTech International, a supplier of off-highway and specialty vehicle drive train systems and components, as Executive Chair from December 2014 through July 2019, following its acquisition by General Dynamics, as General Manager from 2008 to 2011, and as Chairman and Chief Executive Officer, from 2001 to 2008. Ms. Petrovich has served on the board of directors of Woodward, Inc. (Nasdaq: WWD), a designer, manufacturer, and service provider of control solutions for the aerospace and industrial markets, since 2002. Ms. Petrovich served as a director of WABCO Holdings Inc. (NYSE: WBC), a global supplier of electronic, mechanical, electro-mechanical and aerodynamic products for manufacturers of commercial trucks, buses and trailers, and passenger cars, from November 2011 to December 2018. Ms. Petrovich also serves as chairman of the board of DealerShop, North America’s largest buying group for car dealers and a private company, and Traxen, a private company focused on developing useful combination of technologies to promote safe driving, efficient fuel use and to provide beneficial and actionable big data to heavy-duty trucking industry. Ms. Petrovich received a bachelor’s degree in engineering from the University of Michigan, and an M.B.A. from Harvard University.

Qualifications

We believe Ms. Petrovich is qualified to serve on our board of directors due to her extensive experience in the automotive industry, and in particular, the trucking industry.

Director Since: December 2020 Age: 60

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PROPOSAL 1 — ELECTION OF DIRECTORS

Director Since: September 2020 Age: 60

Steven M. Shindler

Biographical Information

Steven M. Shindler has served as a member of our board of directors since September 2020. He served as Chief Financial Officer of VectoIQ from January 2018 through the completion of the Business Combination. Mr. Shindler is a director of NII Holdings, Inc., a holding company that previously owned providers of wireless communication services under the Nextel brand in Latin America. Mr. Shindler served as Chief Executive Officer of NII from 2012 to August 2017 as well as from 2000 to 2008. Mr. Shindler guided NII through a financial restructuring that included sales of its core businesses in Mexico, Peru, Argentina and Chile, as well as a voluntary petition seeking relief under Chapter 11 of the U.S. Bankruptcy Code in September 2014, where he continued in the Chief Executive Officer role following its emergence from bankruptcy in June 2015. Mr. Shindler served as Executive Vice President and Chief Financial Officer of Nextel Communications, Inc., a wireless service operator, from 1996 to 2000. Prior to joining Nextel, Mr. Shindler was Managing Director of Communications Finance at The Toronto Dominion Bank. Mr. Shindler is also a founding partner of RIME Communications Capital, a firm that has invested in early stage media, tech and telco companies. Mr. Shindler received a bachelor of arts degree in economics from the University of Michigan and an M.B.A. from Cornell University.

Qualifications

We believe Mr. Shindler is qualified to serve on our board of directors due to his corporate financial management and strategic planning experience, including financial and operational knowledge and experience.

Director Since: November 2020 Age: 60

Bruce L. Smith

Biographical Information

Bruce L. Smith has served as a member of our board of directors since November 2020. He has served as chairman and chief executive officer of Detroit Manufacturing Systems LLC, a Tier 1 component manufacturer for global automotive brands, since August 2018. Prior to joining Detroit Manufacturing Systems LLC, Mr. Smith served as President and Chief Executive Officer of BTM Company, a global leader of precision engineered tooling and production equipment, from July 2015 to July 2018. Mr. Smith also served as President and Chief Executive Officer of Elyria & Hodge Foundries, a company that produces complex gray and ductile iron castings, from April 2009 to July 2015, President and Chief Operating Officer of Guilford Mills, a high-tech performance fabrics supplier, from May 2005 to April 2009, President and Chief Executive Officer of Piston Group, an automotive supplier, from 2003 to 2005, and president and chief operating officer of United Plastics Group, an international plastics manufacturer, from 2001 to 2003. Mr. Smith received a bachelor’s degree in mechanical engineering from Carnegie Mellon University, and an M.B.A. from Harvard University.

Qualifications

We believe Mr. Smith is qualified to serve on our board of directors due to his extensive experience in the manufacturing industry.

Director Since: October 2022 Age: 67

Andrew M. Vesey

Biographical Information

Andrew M. Vesey has served as a member of our board of directors since October 2022. Mr. Vesey has served as President and Chief Executive Officer of Fortescue Industries, a global green energy company with a portfolio of renewable energy and green hydrogen projects, since June 2022. Prior to that, Mr. Vesey served as President of Smart eMobility, a service provider within the sustainable energy ecosystem, from February 2022 to June 2022, as President and Chief Executive Officer of Pacific Gas and Electric Company (NYSE: PCG), an electric and gas utility company, from August 2019 to August 2020 and as Chief Executive Officer and Managing Director of AGL Energy Limited (ASX: AGL), an electric and gas retailer, from February 2015 to December 2022. Mr. Vesey received a bachelor’s degree in economics and a bachelor of science degree in mechanical engineering from Union College and a master of science degree from New York University.

Qualifications

We believe Mr. Vesey is qualified to serve on our board of directors due to his extensive experience in the renewable energy and utility industries.

The Board of Directors Recommends a Vote “FOR ALL” of the Director Nominees Set Forth Above as Directors of the Company.

NIKOLA CORPORATION | 10

PROPOSAL 1 — ELECTION OF DIRECTORS

CURRENT DIRECTORS NOT STANDING FOR RE-ELECTION

Lynn Forester De Rothschild

Biographical Information

Lynn Forester de Rothschild serves as a co-founding and managing partner of Inclusive Capital Partners, an investment manager, since 2000. Ms. de Rothschild also serves as the Chair of E.L. Rothschild LLC, a private investment company with investments in media, information technology, agriculture, financial services, and real estate worldwide, where she served as Chief Executive Officer from June 2003 until August 2020. Since 2000, Ms. de Rothschild also serves as a member of the board of directors and currently serves on the nominating and environmental social governance committee of Estee Lauder Companies Inc. (NYSE: EL), an American multinational manufacturer and marketer of skincare, makeup, fragrance and hair care products. Ms. de Rothschild has also served as a director of The Economist Newspaper Limited, a media company, as well as the board of directors of Gulfstream, General Instrument, Weather Central and Bronfman-Rothschild. Ms. de Rothschild serves on the board and executive committee of The Peterson Institute for International Economics, an American think tank based in Washington, D.C. Ms. de Rothschild also serves as the founder and chair of the Coalition for Inclusive Capitalism, a global non-profit organization that works with leaders to make capitalism inclusive and its benefits more widely and equitably shared, and as the founder and co-chair of the Council for Inclusive Capitalism. Ms. de Rothschild holds a bachelor’s degree from the Pomona College and a J.D. from Columbia University.

Qualifications

We believe Ms. Forester is qualified to serve on our board of directors due to her extensive business experience and experience serving on public company boards, including serving on nominating and environmental and social governance committees.

Director Since: February 2022 Age: 68

Gerrit A. Marx

Biographical Information

Gerrit A. Marx has served as a member of our board of directors since June 2020, and prior to that, a member of Legacy Nikola’s board of directors from September 2019 to June 2020. Mr. Marx has served as Chief Executive Officer of Iveco Group N.V. since January 2022 and as Chief Executive Officer of Iveco S.p.A. (“Iveco”) since January 2019, a commercial goods manufacturing company, and as President of commercial and specialty vehicles of CNH Industrial N.V. (“CNHI”) (Nasdaq: CNHI), an industrial goods manufacturing company, from January 2019 until December 2021. Prior to joining CNHI, Mr. Marx served as an operating partner at Bain Capital, a global private equity firm, from December 2012 to December 2018. Mr. Marx served as interim Chief Executive Officer of Wittur Holding GmbH, an elevator component manufacturing company, from May 2017 to March 2018 and as interim President of power tools of Apex Tool Group, LLC, a hand and power tool manufacturing company, from November 2014 to April 2015. Mr. Marx received a master of engineering equivalent in mechanical engineering and an M.B.A. equivalent from RWTH Aachen University, Germany, and a doctorate in business administration from Cologne University, Germany.

Qualifications

We believe Mr. Marx is qualified to serve on our board of directors due to his extensive experience in the automobile industry as well as his experience in finance.

Director Since: June 2020 Age: 47

11 | 2023 PROXY STATEMENT

PROPOSAL 1 — ELECTION OF DIRECTORS

Director Since: June 2020 Age: 60

Mark A. Russell

Biographical Information

Mark A. Russell has served as a member of our board of directors since June 2020. Mr. Russell served as our Chief Executive Officer from June 2020 to November 2022 and as our President from June 2020 to August 2022, as President of Legacy Nikola, from February 2019 to June 2020, and as a member of Legacy Nikola’s board of directors from July 2019 to June 2020. From August 2018 to February 2019, Mr. Russell explored new opportunities. Prior to that, Mr. Russell served as President and Chief Operating Officer of Worthington Industries (NYSE: WOR), a diversified metals manufacturing company, from August 2012 to August 2018. Mr. Russell received a B.I.S. in integrated studies from Weber State University and a juris doctor from Brigham Young University.

QUALIFICATIONS

We believe Mr. Russell is qualified to serve on our board of directors due to his extensive leadership and management experience at various public and private companies, including his past experience serving as our President and Chief Executive Officer.

NIKOLA CORPORATION | 12

PROPOSAL 1 — ELECTION OF DIRECTORS

DIRECTOR NOMINATIONS

The board of directors nominates directors and elects new directors to fill vacancies when they arise. The sustainability, nominating and corporate governance committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the board of directors for nomination or election.

Our board of directors strives to find directors who are experienced and dedicated individuals with diverse backgrounds. In addition, we expect each director to be committed to enhancing stockholder value and to have sufficient time to effectively carry out his or her duties as a director. Our sustainability, nominating and corporate governance committee also seeks to ensure that a majority of our directors are independent under the rules of Nasdaq and that one or more of our directors is an “audit committee financial expert” under the rules of the SEC.

The sustainability, nominating and corporate governance committee believes it appropriate for our President and Chief Executive Officer to participate as a member of the board of directors.

Prior to our annual meeting of stockholders, our sustainability, nominating and corporate governance committee identifies nominees by evaluating the current directors who are willing to serve on our board of directors. The candidates are evaluated based on the criteria described above, the candidate’s prior service as a director, and the needs of the board of directors for any particular talents and experience. If a director no longer wishes to continue in service, if the sustainability, nominating and corporate governance committee decides not to re-nominate a director, or if a vacancy is created on the board of directors because of a resignation or an increase in the size of the board of directors or other event, then the committee will consider whether to replace the director or to decrease the size of the board of directors. If the decision is to replace a director, the sustainability, nominating and corporate governance committee will consider various candidates for board membership, including those suggested by committee members, by other board members, a director search firm engaged by the committee or our stockholders. Prospective nominees are evaluated by the sustainability, nominating and corporate governance committee based on the membership criteria described above and set forth in our Corporate Governance Guidelines. The sustainability, nominating and corporate governance committee will consider candidates recommended by stockholders. A stockholder who wishes to suggest a prospective nominee for our board of directors should notify the Secretary of the Company or any member of the sustainability, nominating and corporate governance committee in writing with any supporting material the stockholder considers appropriate.

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PROPOSAL 1 — ELECTION OF DIRECTORS

DIRECTOR INDEPENDENCE

Our board of directors determined that each of our directors, other than Michael Lohscheller and Mark A. Russell, qualify as an independent director, as defined under the Nasdaq listing rules and that our board of directors consists of a majority of “independent directors,” as defined under the rules of the SEC and the Nasdaq listing rules relating to director independence requirements. Our board of directors considered the fact that Messrs. Girsky and Shindler served as President and Chief Executive Officer and Chief Financial Officer, respectively, of VectoIQ, our predecessor company prior to our Business Combination that was completed in June 2020, and in such respective capacities, participated in the preparation of financial statements of VectoIQ, but did not participate in the preparation of Legacy Nikola’s financial statements. Based on input from Nasdaq, our board of directors determined that Messrs. Girsky and Shindler qualify as independent directors. There are no family relationships among any of our directors or executive officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of our compensation committee in 2022, which included Mary L. Petrovich, Gerrit A. Marx, DeWitt C. Thompson, V and Andrew M. Vesey, was at any time during 2022 or at any other time an officer or employee of ours. Other than disclosed below under the heading “Certain Relationships and Transactions with Related Persons,” no member of our compensation committee had or have any relationships with us that are required to be disclosed under Item 404 of Regulation S-K. None of our executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

BOARD MEETINGS

Our board of directors held 10 meetings during 2022. Each director who served on our board of directors in 2022 attended at least 75% of the aggregate meetings held by the board of directors and the committees on which such director served during the time such director was a director. We do not have a policy that requires the attendance of directors at our annual meeting of stockholders.

Meeting of Non-Management and Independent Directors and Communications with Directors

The independent directors meet in an executive session in connection with each regularly scheduled board meeting, during which the independent directors have the opportunity to discuss management performance. The purpose of these executive sessions is to promote open and candid discussion among the non-management directors. Our board of directors welcomes questions or comments about the Company and our operations. If a stockholder wishes to communicate with our board of directors, including our independent directors, they may send their communication in writing to: Secretary, Nikola Corporation, 4141 E Broadway Road, Phoenix, Arizona 85040. You must include your name and address in the written communication and indicate whether you are a stockholder. The Secretary will review any communication received from a stockholder, and all material communications will be forwarded to the appropriate director or directors or committee of the board of directors based on the subject matter.

NIKOLA CORPORATION | 14

PROPOSAL 1 — ELECTION OF DIRECTORS

BOARD COMMITTEES

We have an audit committee, a compensation committee, and a sustainability, nominating and corporate governance committee, each of which operate under a charter that has been approved by our board of directors. We believe that the composition of these committees meets the criteria for independence under, and the functioning of these committees complies with the applicable requirements of, the Sarbanes-Oxley Act, and the current rules and regulations of the SEC and Nasdaq. We intend to comply with future requirements to the extent they are applicable to us. Each committee has the composition and responsibilities described below.

Audit Committee
Current Members: Steven Shindler (Chair) Michael L. Mansuetti Bruce L. Smith Number of Meetings in 2022: 4

The functions of this committee include, among other things:

•    evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•  reviewing our financial reporting processes and disclosure controls;

•  reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•  reviewing the adequacy and effectiveness of our internal control policies and procedures, including the effectiveness of our internal audit function;

•  reviewing with the independent auditors the annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used by us;

•  preparing the report that the SEC requires in our annual proxy statement;

•  reviewing and providing oversight of any related party transactions in accordance with our related party transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of ethics;

•  reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented;

•  reviewing and evaluating the audit committee charter biennially and recommending any proposed changes to the board of directors;

•  obtaining and reviewing at least annually a report by our independent auditors describing the independent auditors’ internal quality control procedures and any material issues raised by the most recent internal quality-control review;

•  monitoring the rotation of our independent auditor’s lead audit and concurring partners and the rotation of other audit partners as required by law;

•  prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

•  reviewing our annual and quarterly financial statements and reports and discussing the statements and reports with our independent auditors and management;

•  reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy, and effectiveness of our financial controls and critical accounting policies;

•  reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments; and

•  establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls, auditing or other matters.

Our board of directors has determined that each member of the audit committee satisfies the independence requirements of Nasdaq and Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). Each member of the audit committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, our board of directors examined each audit committee member’s scope of experience and the nature of their prior and/or current employment.

Our board of directors determined that Mr. Shindler qualifies as an “audit committee financial expert” within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq listing rules. In making this determination, the board of directors considered Mr. Shindler’s education and previous experience in financial roles. Both our independent registered public accounting firm and management periodically will meet privately with our audit committee.

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PROPOSAL 1 — ELECTION OF DIRECTORS

Compensation Committee
Current Members: Mary L. Petrovich (Chair) Gerrit A. Marx Andrew M. Vesey Number of Meetings in 2022: 4

The functions of this committee include, among other things:

•  reviewing and approving the corporate objectives that pertain to the determination of executive compensation;

•  reviewing and approving the compensation and other terms of employment of our executive officers;

•  reviewing and approving performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

•  making recommendations to the board of directors regarding the adoption or amendment of equity and cash incentive plans and approving amendments to such plans to the extent authorized by the board of directors;

•  reviewing and making recommendations to the board of directors regarding the type and amount of compensation to be paid or awarded to our non-employee board members;

•  reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

•  administering our equity incentive plans, to the extent such authority is delegated by the board of directors;

•  reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections and any other compensation, perquisites and special or supplemental benefits for our executive officers;

•  reviewing with management our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

•  preparing an annual report on executive compensation that the SEC requires in our annual proxy statement; and

•  reviewing and evaluating the compensation committee charter biennially and recommending any proposed changes to the board of directors.

Each of the members of the compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and our board of directors has determined that each of the members satisfies the independence requirements of Nasdaq.

NIKOLA CORPORATION | 16

PROPOSAL 1 — ELECTION OF DIRECTORS

Sustainability, Nominating and Corporate Governance Committee
Current Members: Lynn Forester de Rothschild (Chair) Stephen J. Girsky Bruce L. Smith Number of Meetings in 2022: 4

The functions of this committee include, among other things:

•  identifying, reviewing and making recommendations of candidates to serve on the board of directors;

•  evaluating the performance of the board of directors, committees of the board of directors and individual directors and determining whether continued service on the board of directors is appropriate;

•  evaluating nominations by stockholders of candidates for election to the board of directors;

•  evaluating the current size, composition and organization of the board of directors and its committees and making recommendations to the board of directors for approvals;

•  developing a set of corporate governance policies and principles and recommending to the board of directors any changes to such policies and principles;

•  reviewing issues and developments related to corporate governance and identifying and bringing to the attention of the board of directors current and emerging corporate governance trends;

•  discussing with management, as appropriate, the policies, programs, practices, and reports concerning environmental and social governance, including sustainability, environmental protection, community and social responsibility and human rights; and

•  reviewing periodically the sustainability, nominating and corporate governance committee charter, structure and membership requirements and recommending any proposed changes to the board of directors.

Our board of directors has determined that each of the members of our sustainability, nominating and corporate governance committee satisfies the independence requirements of Nasdaq.

17 | 2023 PROXY STATEMENT

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

Board Leadership Structure: Separation of the Roles of Chairman and CEO

We have chosen to separate the roles of chairman of the board of directors and Chief Executive Officer. Our board of directors believes that separating these roles is the most appropriate structure for Nikola. Our board of directors believes that an independent chairman enables the board of directors to more effectively and objectively monitor our performance, and that of the Chief Executive Officer and our executive officers. By separating these roles, our board of directors believes that Mr. Lohscheller can devote his attention to executing our strategy while Mr. Girsky can take responsibility for leading the board of directors.

In his role as the independent chairman, Mr. Girsky undertakes several responsibilities with respect to the operations and functioning of our board of directors. Among these responsibilities are the following: presides at meetings of our board of directors; presides over executive sessions of the non-employee directors; helps facilitate communication between senior management and the independent directors; works with committee chairs to oversee coordinated coverage of board responsibilities; and undertakes such other responsibilities as our board of directors may assign to him from time to time.

Mr. Girsky has served as the independent chairman of the board of directors since September 2020.

If our chairman of the board of directors is not an independent director, our board of directors will appoint an independent director to serve as lead independent director in accordance with our Corporate Governance Guidelines.

Role in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through various standing committees of the board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure and the audit committee has the responsibility to consider and discuss major financial risk exposures and the steps our management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements, as well as the COVID-19 pandemic and inflation, interest rate and cybersecurity risks. Our compensation committee also assesses and monitors whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements.

NIKOLA CORPORATION | 18

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our board of directors has adopted written Corporate Governance Guidelines to ensure that the board of directors will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. Our Corporate Governance Guidelines set forth the practices the board of directors intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluations and succession planning, and board committees and compensation. If individual directors fail to receive a majority of votes, our Corporate Governance Guidelines require such directors to tender resignation to the board of directors for its consideration. The sustainability, nominating and corporate governance committee assists the board of directors in implementing and adhering to our Corporate Governance Guidelines. Our Corporate Governance Guidelines are reviewed at least annually by the sustainability, nominating and corporate governance committee, and changes are recommended to our board of directors as warranted.

Code of Business Conduct and Ethics

We believe that our corporate governance initiatives comply with the Sarbanes-Oxley Act and the rules and regulations of the SEC adopted thereunder. In addition, we believe our corporate governance initiatives comply with the rules of Nasdaq. Our board of directors will continue to evaluate our corporate governance principles and policies.

Our board of directors has adopted a Code of Business Conduct and Ethics that applies to each of our directors, officers and employees. The code addresses various topics, including:

•	compliance with laws, rules and regulations;

•	confidentiality;

•	conflicts of interest;
•	corporate opportunities;

•	fair dealing;

•	payments or gifts from others;

•	health and safety;

•	insider trading;

•	protection and proper use of company assets; and

•	record keeping.

Our board of directors has also adopted a Code of Ethics for Senior Financial Officers applicable to our Chief Executive Officer and Chief Financial Officer as well as other key management employees addressing ethical issues. Our Code of Business Conduct and Ethics and our Code of Ethics for Senior Financial Officers can only be amended by the approval of a majority of our board of directors. Any waiver to our Code of Business Conduct and Ethics for an executive officer or director or any waiver of the Code of Ethics for Senior Financial Officers may only be granted by our board of directors or our sustainability, nominating and corporate governance committee and must be timely disclosed as required by applicable law. We have implemented whistleblower procedures that establish formal protocols for receiving and handling complaints from employees. Any concerns regarding accounting or auditing matters reported under these procedures will be communicated promptly to our audit committee.

To date, there have been no waivers under our Code of Business Conduct and Ethics or our Code of Ethics for Senior Financial Officers. We intend to disclose future amendments to certain provisions of these codes or waivers of such codes granted to executive officers and directors on our website at www.nikolamotor.com within four business days following the date of such amendment or waiver.

Corporate Governance Documents

Our Corporate Governance Guidelines, Code of Business Conduct and Ethics, Code of Ethics for

19 | 2023 PROXY STATEMENT

CORPORATE GOVERNANCE

Senior Financial Officers, charters for each of the audit, compensation and sustainability, nominating and corporate governance committees and other corporate governance documents, are posted on the investors section of our website at www.nikolamotor.com/investors under the heading “Corporate Governance — Governance Documents.” In addition, stockholders may obtain a printed copy of these documents by writing to Secretary, Nikola Corporation, 4141 E Broadway Road, Phoenix, Arizona 85040.

Anti-Hedging Policy

Under our insider trading policy, our directors, officers, employees, consultants and contractors are prohibited from engaging in short sales of our securities, purchases of our securities on margin, hedging or monetization transactions through the use of financial instruments, and options and derivatives trading on any of the stock exchanges or futures exchanges.

Environmental, Social, and Governance (ESG)

Our core mission is to combat climate change by globally transforming the transportation industry. Our investment in clean transportation and energy technology provides a comprehensive strategy for reducing carbon emissions. We remain committed to investing capital in 2023 to continue to develop and innovate clean technology.

Having a strong ESG program is core to our values and mission. To develop and execute our strategy we have appointed a senior manager over environmental, social and governance (ESG) and partnered with a third party to perform a materiality assessment. Using the results of the assessment, we have developed meaningful goals, programs, and metrics. We strive to increase disclosure on the priority ESG topics of greatest significance to Nikola’s business and stakeholders.

We have integrated ESG into the charter of our sustainability, nominating and corporate governance committee and are actively establishing processes to ensure board and executive guidance, and input and oversight of our strategy, programs and performance.

We have a talented workforce due in part to our mission and strong focus on human capital management practices and policies. We continue to develop what we believe are best in class programs to attract, develop and retain our personnel, which we believe encourages a diverse, equitable and inclusive workforce. Our employee engagement survey, measured four times last year, had an 85% participation rate and exceeded external benchmarks by several points.

We believe that by creating an environment where diversity can thrive, we are better positioned to achieve our mission. Whether it be race, gender, sexual orientation, culture, or disability; we want all to feel included and accepted. As part of our commitment, we have established seven unique Employee Resource Groups to foster community, provide support, enhance career development, and contribute to personal development for all team members. We now have a workforce that is approximately 65% ethnically or gender diverse and our female representation grew by approximately 6% from the prior year. We value and appreciate the distinct contributions every employee makes to our growth and success and remain motivated to create a diverse, equitable and inclusive workforce.

The health and safety of our team and those with whom we do business is consistently of significant importance. We have implemented a health and safety management system, steered by the Head of Environmental Health and Safety as well as our Safety Officer. All contractors follow the contractor’s safety management program and participate in a required site safety orientation. To ensure program integrity, weekly internal inspections are conducted at our facilities, and we initiate routine internal audits of our Environmental Management System. Our commitment to safety has resulted in ISO 9001, 14001, and 45001 certifications.

We strive to be a leader in corporate responsibility and demonstrate our values through responsible business practices. Our corporate governance is guided by a Code of Business Conduct and Ethics, Code of Ethics for Senior Financial Officers, supplemented by workforce training courses on ethical standards, and an Ethics and Whistleblower program available to all employees to report concerns about fraud, ethical misconduct, harassment, misappropriation of assets, or questionable financial reporting practices. We are committed to transparency and our strategy includes improved disclosure of our programs and performance through our website, filings and reports.

NIKOLA CORPORATION | 20

CORPORATE GOVERNANCE

Certain Relationships and Transactions with Related Persons

The following includes a summary of transactions since January 1, 2022 to which we have been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change of control, and other arrangements, which are described under the section entitled “Executive Compensation.”

Indemnification Agreements

We entered into indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our Restated Certificate and our Bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request. We believe that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our Restated Certificate and our Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit the Company and our stockholders.

Commercial Agreements

Agreements with Bosch Entities

On March 2, 2020, Legacy Nikola entered into a Commercial Letter Agreement with Nimbus, an affiliate of Robert Bosch GmbH, whereby Legacy Nikola agreed to use Nimbus’ affiliates’ autonomous driving components on

Legacy Nikola’s autonomy equipped trucks, subject to certain conditions, negotiate inverter development, fuel cell power module development and part supply with Nimbus, and obligate Legacy Nikola to receive services resulting in a minimum payment to Nimbus and its affiliates. We believe the terms of this agreement are generally no less favorable to Legacy Nikola than those that could be obtained in similar transactions with unaffiliated third parties.

We maintain commercial relationships with Robert Bosch, LLC, Robert Bosch Battery Systems, LLC, and Robert Bosch Automotive Steering, LLC (collectively, the “Bosch Entities”). Michael L. Mansuetti is the President of Robert Bosch, LLC. Robert Bosch GmbH is the parent company of the Bosch Entities, and Nimbus is an affiliate of Robert Bosch GmbH. During the year ended December 31, 2022, we recorded purchases of $47.6 million to these entities. As of December 31, 2022, we recorded $5.2 million of accounts payable and $3.3 million in accrued expenses to these entities.

Additionally, during 2021, we acquired a license to Bosch fuel cell power modules for use in the production of our fuel cell electric vehicles. As of December 31, 2022, we accrued $32.1 million for the acquisition of the license.

Mr. Mansuetti does not have a material interest in the transactions described above.

Agreements with CNHI/Iveco

On September 30, 2019, Legacy Nikola entered into a European alliance agreement with CNHI and Iveco (“the European Alliance Agreement”) whereby Legacy Nikola and CNHI/Iveco agreed to establish an entity for the purposes of designing, developing, engineering and manufacturing pure electric and hydrogen heavy trucks in Europe. Iveco is a beneficial owner of more than 5% of our common stock and Gerrit A. Marx, a member of our board of directors, serves as Chief Executive Officer of each of Iveco Group N.V. and Iveco. Pursuant to the European Alliance Agreement, Legacy Nikola and Iveco will contribute equal amounts of cash and in kind contributions necessary for each party to subscribe to 50% of the capital stock of the entity contemplated by the agreement. The initial term of the European

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Alliance Agreement expires on December 31, 2030, with automatic renewals of ten-year periods unless terminated by either party with written notice received by the non-terminating party no later than December 31, 2029 for the initial term and no later than the end of the 7th year of any subsequent term. As a result of this agreement, we issued to Iveco 25,661,448 shares of Series D preferred stock in exchange for a license valued at $50.0 million pursuant to an S-WAY Platform and Product Sharing Agreement, $100.0 million in-kind services, pursuant to a Technical Assistance Service Agreement, or the Technical Assistance Service Agreement, and $100.0 million in cash. As of December 31, 2022, we have utilized the full balance of in-kind services, which were recognized through research and development expense. We believe the contribution and capitalization terms of this agreement are generally no less favorable to Legacy Nikola than those that could be obtained in similar transactions with unaffiliated third parties.

During the year ended December 31, 2022, we recorded purchases of $31.2 million to these entities and their subsidiaries. As of December 31, 2022, we recorded $3.6 million of accounts payable and $5.7 million in accrued expenses to these entities and their subsidiaries.

Mr. Marx does not have a material interest in the transactions described above.

Transactions with Former Executive Officers

On June 2, 2020, T&M Residual, LLC (“T&M Residual”), an entity owned by Trevor R. Milton, our founder and former executive chairman of our board of directors, and Mr. Russell, our director and former president and chief executive officer, and managed by Mr. Milton, transferred 26,822,363 shares of Legacy Nikola common stock to Mr. Milton, who then contributed the shares to M&M Residual. In connection with such transfer, Mr. Milton was granted a proxy to vote the remaining shares of common stock held by T&M Residual until the earlier of June 2, 2023 or the earlier death or permanent disability of Mr. Milton. As part of the same transaction, Mr. Russell was appointed as the manager of T&M Residual.

Related Person Transaction Approval

Our board of directors has adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of our policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we or any of our subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has a material interest.

Transactions involving compensation for services provided to us as an employee, consultant or director will not be considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of our voting securities (including common stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of our voting securities, an officer with knowledge of a proposed transaction, must present information regarding the proposed related person transaction to our chief legal officer and audit committee (or, where review by our audit committee would be inappropriate, to another independent body of the board of directors) for review. To identify related person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our audit committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:

•	the risks, costs, and benefits to the Company;

•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

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•	the materiality and character of the related person’s direct and indirect interest;

•	the related person’s actual or apparent conflict of interest;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and
•	the terms available to or from, as the case may be, unrelated third parties.

Our audit committee approves only those transactions that it determines are fair to us and in our best interests.

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Director Compensation

The discussion below relates to the compensation of our non-employee directors for the fiscal year ending December 31, 2022.

Our non-employee director compensation program is designed to provide competitive compensation and to reward directors solely in the form of stock-based compensation to align the interests of directors with the interests of stockholders. Compensation consists of an annual grant of a restricted stock unit (“RSU”) award under our 2020 Plan with a grant date fair market value of $200,000, which vests in full on the first anniversary of such grant date, subject to continued service through such vesting date. In addition, each committee chair is awarded an annual grant of RSUs with a grant date fair market value of $10,000, to vest in full on the first anniversary of such grant date, subject to continued service through such vesting date. The chairman of our board of directors is awarded an annual grant of RSUs with a grant date fair market value of $350,000, to vest in full on the first anniversary such grant date, subject to continued service through such vesting date.

Role	Cash Retainer $	Equity Retainer $	Special Equity Retainer $	Total Compensation $
Chairman of the Board of Directors	—	200,000	150,000	350,000
Chair of a Committee	—	200,000	10,000	210,000
Director	—	200,000	—	200,000

Grants of RSUs under the non-employee director compensation program are granted annually concurrent with grants made to our named executive officers, with the number of shares subject to such annual RSU grant based upon the average closing stock price of our common stock over the 21-trading days prior to the grant date.

Compensation under the director compensation program is subject to the annual limits on non-employee director compensation set forth in our 2020 Plan. In addition, each equity award granted to eligible directors under the director compensation program will vest in full immediately prior to the occurrence of a change in control (as defined in our 2020 Plan) to the extent outstanding at such time, subject to continued service through the closing of such change in control.

We reimburse our non-employee directors for their reasonable out-of-pocket costs and travel expenses in connection with their attendance at board and committee meetings. Employee directors do not receive any compensation for service as a member of our board of directors.

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The following table shows certain information with respect to the compensation of our non-employee directors during the fiscal year ended December 31, 2022. The number of RSUs granted was determined by dividing the target grant value by the average closing stock price over the 21-trading days prior to the date of grant.

Name	Fees earned or paid in cash ($)	Stock awards ($)(1)	All other compensation ($)	Total ($)
Stephen J. Girsky	—	293,605	—	293,605
Lynn Forester de Rothschild(2)	—	213,275	—	213,275
Sooyean (Sophia) Jin(3)	—	—	—	—
Michael L. Mansuetti	—	167,827	—	167,827
Gerrit A. Marx(4)	—	—	—	—
Mary L. Petrovich	—	176,178	—	176,178
Steven M. Shindler	—	176,178	—	176,178
Mark A. Russell(5)	—	—	—	—
Bruce L. Smith	—	167,827	—	167,827
DeWitt C. Thompson, V(6)	—	69,201	—	69,201
Jeffrey W. Ubben(7)	—	—	—	—
Andrew M. Vesey(8)	—	69,201	—	69,201

(1)	Amounts represent the aggregate fair value of the RSUs computed as of the grant date of each award in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”) for financial reporting purposes, rather than amounts paid to or realized by the named individual. See the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022 for a discussion of assumptions made in determining the grant date fair value and compensation expense of our stock awards.

(2)	Ms. de Rothschild joined our board of directors on February 17, 2022 and was granted 28,860 RSUs on April 28, 2022.

(3)	Ms. Jin did not stand for reelection at our 2022 annual meeting of stockholders and departed from our board of directors on August 2, 2022.

(4)	Due to our long-standing partnership with IVECO, for which Mr. Marx serves as Chief Executive Officer, Mr. Marx has declined all compensation for service as a member of our board of directors.

(5)	Mr. Russell did not receive compensation for service as a member of our board of directors during 2022. Does not include amounts paid to Mr. Russell’s for service as our President or Chief Executive Officer.

(6)	Mr. Thompson departed from our board of directors on October 3, 2022 and forfeited the stock award he was granted in 2022.

(7)	Mr. Ubben departed from our board of directors on February 17, 2022.

(8)	Mr. Vesey joined our board of directors on October 3, 2022 and was granted 22,541 RSUs on October 27, 2022.

The following table sets forth the aggregate number of shares of common stock underlying RSUs for each of our directors outstanding on December 31, 2022:

Name	Number of shares
Stephen J. Girsky	67,532
Sooyean (Sophia) Jin	—
Lynn Forester de Rothschild	28,860
Michael L. Mansuetti	38,597
Gerrit A. Marx	—
Mary L. Petrovich	39,727
Steven M. Shindler	40,522
Mark A. Russell(1)	—
Bruce L. Smith	38,597
DeWitt C. Thompson, V	—
Jeffrey W. Ubben	—
Andrew M. Vesey	22,541

(1)	Mr. Russell did not receive compensation for service as a member of our board of directors during 2022 and had no time-based or performance-based RSUs outstanding on December 31, 2022.

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Executive Compensation

This section explains how our executive compensation program is designed and operates with respect to our named executive officers in 2022, which were Michael Lohscheller, Kim J. Brady, Carey Mendes, Pablo M. Koziner, Joseph R. Pike, Mark A. Russell, and Britton M. Worthen. Our executive officers in 2022 and their ages as of April 10, 2023 are listed below.

Name	Age	Position
Michael Lohscheller	54	President, Chief Executive Officer and Director
Kim J. Brady	59	Former Chief Financial Officer
Carey Mendes	54	President, Energy
Pablo M. Koziner	50	Former President, Commercial
Joseph R. Pike	41	Chief Human Resources Officer
Mark A. Russell	60	Former President and Chief Executive Officer
Britton M. Worthen	49	Chief Legal Officer

Biographical information for our listed officers other than Mr. Lohscheller, Mr. Brady, Mr. Koziner and Mr. Russell, is set forth below:

Carey Mendes has served as our President of Energy since August 2022, and prior to that, served as our Global Head of Energy Finance from October 2021 to August 2022. Prior to joining us, Mr. Mendes held several senior global roles at BP PLC (NYSE: BP), a multinational oil and gas company (“BP”), including as Chief Executive Officer of BP’s North America and Latin America Energy Trading and Marketing division and various leadership positions over BP’s Global Crude Oil Trading team and Global Renewable Energy Trading team. Mr. Mendes received a bachelor of arts and an MBA from University of Calgary.

Joseph R. Pike has served as our Chief Human Resources Officer since June 2020, and prior to that, served as Legacy Nikola’s Chief Human Resources Officer from January 2018 to June 2020. Prior to joining Legacy Nikola, Mr. Pike served in various human resources positions at Vista Outdoor Inc. (NYSE: VSTO), an outdoor sports and recreational products company, including as senior director of talent and as director of leadership and organizational development from June 2015 to January 2018. At H.J. Heinz Company, a food processing company which is now a part of Kraft Heinz Co (Nasdaq: KHC), Mr. Pike served in various capacities from March 2013 to June 2015, including as human resources business partner, head of talent management and organizational effectiveness and associate director of performance. Mr. Pike received a bachelor’s degree in communications from Brigham Young University and a master’s degree in public administration from the Brigham Young University Marriott School of Management.

Britton M. Worthen has served as our Chief Legal Officer and Secretary since June 2020, and prior to that, served as Legacy Nikola’s Chief Legal Officer and Secretary from October 2015 to June 2020. Prior to joining Legacy Nikola, Mr. Worthen was a partner at Beus Gilbert McGroder PLLC, a law firm, from May 2000 to September 2015. Mr. Worthen received a bachelor’s degree in Asian studies from Brigham Young University and a juris doctor from University of Michigan Law School.

Other Executive Officer

Anastasiya (“Stasy”) Pasterick, age 36, has served as our Chief Financial Officer since April 2023, and as Vice President, Corporate Controller from May 2019 to April 2023. Prior to that, Ms. Pasterick served as Corporate Controller of nLight (Nasdaq: LASR), a semiconductor and fiber laser technology company, from October 2015 to May 2019. From May 2014 to October 2015, Ms. Pasterick served as the Director of Accounting Operations of Erickson, an aviation services company. Prior to that, Ms. Pasterick served as an Audit Manager, among other roles, at KPMG LLP, an audit, tax and advisory firm, from January 2008 to May 2014. Ms. Pasterick is a certified public accountant and received a bachelor of science degree in business administration, accounting from Portland State University.

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Compensation Discussion and Analysis	“...consistent with our origins as a start-up and the nature of these business goals, our compensation scheme is oriented heavily towards long-term equity incentive awards that vest over an extended period, coupled with below-market base salaries and no annual cash bonus program”

Overview

We are a technology innovator and integrator, working to develop innovative energy and transportation solutions. We are pioneering a business model designed to enable corporate customers to integrate next-generation truck technology, hydrogen fueling and charging infrastructure, and related maintenance. By creating this ecosystem, we and our strategic business partners hope to build a long-term competitive advantage for clean technology vehicles and next generation fueling solutions.

We believe the fundamental measure of our success will be the stockholder value we create over the long term. Our executive compensation program is designed to reward the successful development and commercialization of transportation and energy solutions, objectives we expect to take multiple years to fully realize. Accordingly, consistent with our origins as a start-up and the nature of these business goals, our compensation scheme is oriented heavily toward long-term equity incentive awards that vest over an extended period, coupled with below-market base salaries and no annual cash bonus program. We believe our executive compensation program is designed to foster long-term thinking and decision making, rewards execution over many years and is aligned with our stockholders’ interests to recognize behaviors that generate sustained value creation for the Company. We do not reward the narrow achievement of a few discrete, short-term performance goals, financial or otherwise.

This Compensation Discussion and Analysis addresses our compensation structure and compensation philosophy.

Role of the Compensation Committee

Our compensation committee has overall responsibility for recommending to our board of directors the compensation of our Chief Executive Officer and determining the compensation of our other executive officers. Each member of our compensation committee qualifies as an “independent director” under Nasdaq stock market rules.

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Our compensation committee regularly reviews our executive compensation program to ensure we are well positioned from governance, business, talent and competitive perspectives. We may from time to time make new equity awards or adjust components of our executive compensation program in connection with our periodic compensation review. Our compensation committee meets regularly in executive session without members of management present. Additionally, our Chief Executive Officer is not present during our board of directors or our compensation committee deliberations or votes on his compensation.

Role of Executive Management

Management is responsible for recommending and administering the structure and design of our compensation programs. Management recommends key performance objectives, strategies and plans to achieve those objectives, and the alignment between the achievement of those performance objectives and the compensation to be realized by our employees, including our executive officers. Our compensation committee considers these recommendations, determines the compensation structure and goals using its own judgment, and approves the specific compensation for each of our executive officers, other than for our Chief Executive Officer whose compensation is approved by our board of directors.

In addition, our board of directors has delegated certain responsibilities to management to grant and administer quarterly equity awards, subject to board-approved guidelines and limitations. For example, management is not authorized to grant stock awards to any of our executive officers, nor may it grant awards in excess of individual or aggregate limitations. Our board of directors has delegated to our compensation committee oversight authority over management’s execution of its delegated responsibilities.

Pay Determination

Our compensation committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. Our compensation committee did not engage an outside advisor with respect to the development of the 2022 executive compensation or director compensation programs.

Due to the uniqueness of our business, the relative immaturity of the industry, and the lack of direct competitors, we do not use a peer group of specific companies for compensation comparisons. Nevertheless, we reference executive compensation data from a broad array of industrial companies, adjusted to reflect our relative size and market valuation, to understand relevant and applicable market data for executive positions. We believe the target total annual pay for each executive officer, including that for the Chief Executive Officer, is appropriately positioned vis-à-vis the competitive norms established by a broad array of comparably sized industrial companies.

Furthermore, and in our view just as importantly, we actively manage the differences in pay within and across Nikola’s job levels to appropriately reflect the internal value of positions relative to each other, recognizing the team-based nature of work and the impact of pay equity on the engagement of our employees and internal culture. We believe these pay ratios reflect an appropriate balance between external competitiveness by position and internal equity across our employees.

Leadership Transitions

Over the course of the past year, we have announced a number of changes to our management team. All of these transitions reflect the board of directors’ commitment to orderly long-term succession planning and advancing the Company’s commercial and energy efforts.

In February 2022, we hired Michael Lohscheller as President of Nikola Motor division, reporting to our-then President and Chief Executive Officer, Mark A. Russell. Mr. Lohscheller’s career has included leadership roles in finance, technology, purchasing, and logistics at Volkswagen, including Volkswagen Group of America Executive Vice President. He also served as CEO of Opel under both GM and Stellantis ownership.

In early August 2022, the Company announced that Mr. Russell would retire effective January 1, 2023. Concurrently, the Company named Mr. Lohscheller President.

In late August 2022, we announced two additional leadership changes. Pablo Koziner, then President, Energy & Commercial, was named President, Commercial to lead all of Nikola’s sales activities, including business

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Executive Compensation

development, sales, service, dealer network and charging solutions. Carey Mendes, then Global Head, Energy Finance, was named President, Energy to lead all aspects of our energy business, including infrastructure, supply and trading, technology and development and finance. Mr. Mendes joined Nikola in October 2021 and brings more than 20 years of operational expertise and experience in the energy and renewables space. Before joining Nikola, Mendes held several senior global roles at BP, including CEO for BP’s North America and Latin America Energy Trading and Marketing division and leadership positions over BP’s Global Crude Oil Trading team and Global Renewable Energy Trading teams. Messrs. Koziner and Mendes reported to Mr. Lohscheller.

In November 2022, due to the progress made under Mr. Lohscheller’s leadership, the timing of Mr. Russell’s retirement was accelerated and our board of directors appointed Mr. Lohscheller as our Chief Executive Officer and a member of our board of directors. Mr. Russell continues to serve as a member of our board of directors. In December 2022, in connection with a broader strategic restructuring, Mr. Koziner departed from the Company.

In late March 2023, we announced that Mr. Brady would retire effective April 7, 2023. Concurrently, we promoted Stasy Pasterick, our Vice President, Corporate Controller, as Chief Financial Officer.

Executive Compensation Program Highlights

2022 CEO Pay Highlights

The compensation of our Chief Executive Officer is comprised primarily of stock awards that require continuous service over three years and, in the case of the performance award described below, require significant appreciation in our stock price prior to performance shares being earned by our Chief Executive Officer. This approach ensures our stockholders are rewarded by our performance over time prior to our executive officers realizing the value of target compensation.

Mr. Russell, our former President and Chief Executive Officer, voluntarily elected to receive cash compensation of only $1 for 2022, declining all cash compensation above that amount. The remainder of his 2022 compensation was delivered in the form of time-vested restricted stock units that were scheduled to cliff vest in 2025.

Mr. Lohscheller joined Nikola as President of Nikola Motor division in March 2022 and voluntarily elected to receive cash compensation of only $1. In August 2022, Mr. Lohscheller was named President, Nikola Corporation and we approved the adoption of annual salaries for our named executive officers, other than for Mr. Russell. The remainder of Mr. Lohscheller’s 2022 compensation was delivered in the form of time-vested restricted stock units that vest over three years and performance shares that vest in June 2024, in each case subject to continuous employment.

2022 Annual Salary	2022 Annual Cash Bonus	2022 Target Stock Award Value	Number of RSUs Granted in 2022(1)	Number of Performance Shares Granted During 2022(2)
$450,000	$0	$5,050,000	897,020	475,973

(1)	Represents a new hire award of 385,620 RSUs and a promotion award of 511,400 RSUs.

(2)	Represents a new hire award of 208,723 PSUs and a promotion award of 267,250 PSUs.

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CEO and Other NEO Pay Mix

The pay mix of compensation awarded to our Chief Executive Officer and other named executive officers is variable, at-risk and contingent on us achieving our key product development targets, commercial growth plans, and delivering sustained increases in stockholder value.

The pay mix of our executive officers as approved by the board of directors in April 2022 was as follows:

*	The cash compensation percentage has been rounded up to the nearest percentage point and the annual stock grant percentage has been rounded down to the nearest percentage point. Stock awards reflect 2022 target grant values granted in April 2022.

Following our leadership transition, the pay mix of our executive officers was as follows:

*	The cash compensation percentage has been rounded up to the nearest percentage point and the annual stock grant percentage has been rounded down to the nearest percentage point. Stock awards reflect the target grant values as approved in August 2022 and reflected in amended employment agreements.

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Significant Executive Compensation Actions

Our compensation committee, which consists entirely of independent directors, sets the compensation of our named executive officers. In 2022, our compensation committee took the following actions with respect to the compensation of our named executive officers.

Increase to Annual Salaries

• In connection with Mr. Lohscheller’s promotion to President in August 2022, Mr. Lohscheller’s annual salary increased from $1 to $450,000. Mr. Lohscheller’s annual salary was not adjusted in connection with his promotion to Chief Executive Officer in November 2022.

• Concurrent with the change to Mr. Lohscheller’s annual salary, the Company also increased the annual salaries for each of Messrs. Brady, Worthen, Pike and Koziner, from $1 to $450,000. The new salary structure was designed to provide uniform below-market salaries across the executive team, with differences in the breadth of each executive’s job responsibilities, individual contributions, and the respective market value of each role to be differentiated with annual stock awards.

Grants of Equity Awards

• In connection with Mr. Lohscheller’s promotion to President in August 2022, Mr. Lohscheller was granted a restricted stock unit award of 511,400 shares that vest annually over a three-year period subject to his continued employment, and a performance share unit award for an additional 267,250 shares that vest solely subject to the attainment of the $25 per share stock price milestone by June 3, 2024.

• In connection with Mr. Mendes’s promotion to President, Energy in August 2022, Mr. Mendes was granted a restricted stock unit award of 261,200 shares that vest annually over a three-year period subject to his continued employment, and a performance share unit award for an additional 135,085 shares that vest solely subject to the attainment of the $25 per share stock price milestone by June 3, 2024.

Amendments to Performance Awards

• Concurrent with the actions noted above, each of the named executive officers (other than Mr. Mendes) agreed to forfeit the performance share unit awards tied to the achievement of the $40 and $55 stock price milestones.

During 2022, an aggregate of 12,598,015 performance shares were canceled, including 4,859,000 shares forfeited by Mr. Russell. These shares were returned to the Company’s 2020 Stock Incentive Plan to fund future broad-based employee stock awards. The decision to forfeit the $40 and $55 PSUs was based on the amount of time remaining in the performance period, the likelihood of achievement given the Company’s then-current share price, and the objective of ensuring that sufficient shares were available under the 2020 Plan to attract, retain and reward broad-based employees.

• At the same time, the performance period for such PSUs with the $25 share price milestone was extended by one year from June 3, 2023 to June 3, 2024. Although the $25 milestone was achieved in the fall of 2020, the Company chose to reset the performance milestones and performance period following the departure of the Company’s founder to demonstrate alignment with stockholders and to reinforce the long-term orientation of the performance share unit program. Accordingly, the $25 share price milestone has not yet been achieved.

Amendments to Employment Agreements

• In August of 2022, each of the Company’s executive officers, other than Mr. Russell, executed amendments to their existing employment agreements to reflect the revised annual salaries and stock awards. The amendments were reviewed and approved by our compensation committee and board of directors.

Compensation Program Summary

Compensation Program Objectives

The primary objectives of our executive compensation program are to:

•	Attract, retain, incent and reward highly qualified executives who are committed to our mission, objectives and a “shared success” culture.

•	Create an internally equitable and externally competitive compensation program that rewards executives for their performance and contributions to our long-term business results.

•	Ensure the predominant portion of each executive’s compensation is tied to our share price performance, thereby aligning executive interests directly with those of our stockholders.

•	Reward performance over multiple years by vesting equity awards generally over three years, thereby

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aligning the timing of executive compensation with the time horizon required to achieve business objectives.

•	Adhere to the highest standards of corporate governance through the deliberate and objective review and approval by an independent board of directors and disclosure of our programs to our stockholders. Specifically, we believe in transparency and providing sufficient information and context to stakeholders so they may assess our executive compensation program, practices, and effectiveness.

Compensation Program Elements

We believe the best measure of our performance is how we are valued over the long term. Our compensation program provides for an annual salary and equity incentives that vest over time to focus our executives on the achievement of key initiatives and reward them with the creation of long-term value The table below summarizes the elements of compensation for the 2022 performance year.

Compensation Element	Principles and Objectives
Annual Salary	• Promotes value creation with salaries that are below competitive norms.
Restricted Stock Units (RSUs)	• Promotes a foundation of stockholder alignment and multi-year retention. • Denominated as an annual grant that cliff-vests following the third anniversary of grant.
Performance Share Units (PSUs)

•  Promotes accountability by linking share price targets to a formulaically determined payout.

•  Awards originally granted in June 2020, as amended in 2022, reward the achievement of a $25 share price milestone prior to June 3, 2024.

2022 Compensation Design and Decisions

Our executive compensation program is simple, clear and presents a unique approach to pay and rewards. Our low-cash, high-stock pay mix demonstrates that our executive officers believe in our long-term potential and aligns the interests of our executive officers with our stockholders.

In April 2022, our compensation committee and board of directors approved the following target compensation levels:

Name and Position	Annual Salary ($)	Target Bonus ($)	Target Stock Award ($)(1)	Target Total Pay ($)

Mark A. Russell(2)	1	0	6,000,000	6,000,001
Kim J. Brady(3)	1	0	3,200,000	3,200,001
Michael Lohscheller(4)	1	0	3,100,000	3,100,001
Pablo M. Koziner	1	0	3,100,000	3,100,001
Britton M. Worthen	1	0	3,000,000	3,000,001
Joseph R. Pike	1	0	2,000,000	2,000,001

(1)	Time-based RSUs cliff-vest following the third anniversary, subject to continued service through that date.
(2)	Represents Mr. Russell’s compensation for his service as President and Chief Executive Officer.
(3)	Represents Mr. Brady’s compensation for his service as Chief Financial Officer.
(4)	Represents Mr. Lohscheller’s compensation for his service as President of Nikola Motor division.

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Executive Compensation

In August 2022, our compensation committee and board of directors revised the Company’s compensation program to adopt an annual salary for executive officers, other than for Mr. Russell, for the first time since June 3, 2020. We approved a more sustainable reward structure that provides a foundation of stable cash compensation, specifically to facilitate our executive officers’ interests in holding shares for an extended period of time. Revised target compensation levels are shown below:

Name and Position	Annual Salary ($)	Target Bonus ($)	Target Stock Award ($)(1)	Target Total Pay ($)

Mark A. Russell	1	0	6,000,000	6,000,001
Michael Lohscheller	450,000	0	5,050,000	5,500,000
Kim J. Brady	450,000	0	2,550,000	3,000,000
Carey Mendes	450,000	0	2,550,000	3,000,000
Pablo M. Koziner	450,000	0	2,550,000	3,000,000
Britton M. Worthen	450,000	0	2,550,000	3,000,000
Joseph R. Pike	450,000	0	1,550,000	2,000,000

(1)	Starting with grants to be made in 2023, 50% of grant value is comprised of RSUs that vest ratably over three years, and 50% of grant value is comprised of PSUs with a three-year performance period, in each instance subject to continued service.

No further changes were made to executive officer target compensation levels in November 2022 when Mr. Lohscheller became our Chief Executive Officer.

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Annual Salary

In April 2022, each executive officer received an annual salary of $1.00. Following the leadership transition in August 2022, each named executive officer, other than Mr. Russell, received an annual salary of $450,000. Nikola did not offer a cash bonus program, which resulted in target total cash compensation significantly below competitive market practices. Our executive officers are committed to our long-term success and have willingly foregone higher short-term cash compensation for the opportunity to create innovative products and energy ecosystems that will positively impact the world.

Equity Awards

A core principle of our executive compensation program is that the majority of compensation awarded to our executive officers is variable, at-risk and dependent on the long-term performance of our common stock. This means that our executives are rewarded when they produce value for our stockholders through the achievement of our product and commercial objectives and, ultimately, when our stockholders are rewarded.

In April 2022, we approved equity awards to each of our executive officers in the form of time-based restricted stock units that vest wholly on the third anniversary of the grant date. The annual values of the time-based restricted stock units were designed to approximate competitive total compensation levels generally applicable to each position (subject to a certain minimum annual grant value set forth in each named executive officer’s employment agreement), recognizing that, at the time, our cash compensation was comprised solely of $1 and no annual bonus. For 2022, the number of restricted stock units granted was determined by dividing the target grant value by the average closing stock price over the 20-trading days prior to the date of grant.

As discussed above, we also granted equity awards to Mr. Lohscheller and Mr. Mendes in connection with their promotions, and in August 2022 we amended the performance-based RSU awards granted to our named executive officers in June 2020.

2020 Performance Award Adjustments

During the second quarter of 2020, in anticipation of and in connection with our Business Combination, executive management and the independent members of our board of directors began discussions about how to structure a one-time incentive award to lead Nikola through the next phase of its development by promoting the creation of stockholder value through the achievement of key vehicle and commercial milestones. After analysis by our independent board members, our board of directors granted a performance award to each of our named executive officers as of the effective date of the Business Combination, June 3, 2020. We initially designed these performance awards to be comparable to multi-year grants made by companies in connection with initial public offerings.

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Executive Compensation

The performance award granted in June 2020 was comprised of a restricted stock unit award with a three-year performance period, divided among three separate tranches that vest upon (i) achievement of a share price milestone for such tranche, which begins at $25 for the first tranche and increases by share price increments of $15 thereafter to $40 and to $55 and (ii) continued employment through the end of the performance period. The share price milestones are deemed achieved only if our closing share price meets or exceeds the specific share price milestone for 20 consecutive trading days during the performance period.

As discussed above, in August 2022, each of the named executive officers agreed to forfeit the performance share unit awards tied to the achievement of the $40 and $55 stock price milestones. During 2022, an aggregate of 12,598,015 performance shares were canceled, including 4,859,000 shares forfeited by Mr. Russell. These shares were returned to our 2020 Plan to fund future broad-based employee stock awards. The decision to forfeit the $40 and $55 PSUs was based on the amount of time remaining in the performance period, the likelihood of achievement given the Company’s then-current share price, and the objective of ensuring that sufficient shares were available under the 2020 Plan to attract, retain and reward broad-based employees.

Concurrently, the performance period for outstanding PSUs with the $25 share price milestone was extended by one year from June 3, 2023 to June 3, 2024. Although the $25 milestone was achieved in the fall of 2020, the Company chose to reset the performance milestones and performance period following the departure of the Company’s founder to demonstrate alignment with stockholders and to reinforce the long-term orientation of the performance share unit program. Accordingly, the $25 share price milestone has not yet been achieved.

This plan design ensures the Company’s equity value must increase by more than 150% from the Business Combination share price of $10 per share before our named executive officers earn an incentive payout. No performance awards are earned for any share prices below $25 per share.

If a change in control occurs prior to the end of the three-year performance period, the achievement of share price milestones will be based on our performance through the closing of such change in control. The amount of the performance award that would have been earned based on this measurement will be converted to time-based restricted stock units immediately prior to the change in control (the “Converted Awards”). The Converted Awards shall vest on the final day of the performance period, subject to the executive’s continued service as an employee of the successor corporation through the end of the performance period. In the event the Converted Awards are not assumed or continued, or an equivalent award substituted, the Converted Awards shall become fully vested immediately prior to the consummation of such change in control.

The number of restricted stock units underlying the performance awards granted to each of our named executive officers outstanding as of December 31, 2022 is as follows:

Share Price Milestone		Outstanding Performance Awards Held by Named Executive Officers
	Former President and Chief Executive Officer (Russell)	Chief Executive Officer (Lohscheller)(1)	Former Chief Financial Officer (Brady)	President, Energy (Carey)(1)	Former President, Commercial (Koziner)	Chief Legal Officer (Worthen)	Chief Human Resources Officer (Pike)	Total(2)
$25.00	—	475,973	570,000	135,085	—	534,000	356,000	2,071,058

(1)	In connection with Mr. Lohscheller’s hire and promotion to Chief Executive Officer and Mr. Mendes’s promotion to President, Energy, and in each case being appointed an executive officer of the Company, the Company granted performance awards to them on the same terms as the other named executive officers but with the number of performance shares adjusted by the number of months remaining in the performance period.

(2)	This column shows the total number of shares underlying performance awards held by our named executive officers as of the end of the fiscal year.

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Executive Compensation

No Perquisites Policy

We do not provide perquisites or other personal benefits to our named executive officers, all of whom are employed on an at-will basis. We do not maintain nonqualified deferred compensation plans, supplemental executive retirement plan benefits, or single trigger change-in-control benefits for our executive officers. Additionally, we do not provide tax gross-ups except in the case of standard relocation benefits available to similarly situated executives.

Health and Welfare Benefits

We provide the following benefits to our named executive officers on the same basis provided to all our employees:

•	health, dental and vision insurance;

•	life insurance and accidental death and dismemberment insurance;

•	a 401(k) plan with a Company matching contribution of 3.5% on the first 6% employee contribution;

•	vacation and paid holidays;

•	short-and long-term disability insurance; and

•	a health savings account.

Anti-Hedging Policy

Under our insider trading policy, our directors, officers, employees, consultants and contractors are prohibited from engaging in short sales of our securities, purchases of our securities on margin, hedging or monetization transactions through the use of financial instruments, and options and derivatives trading on any of the stock exchanges or futures exchanges.

Assessment of Risk

The compensation committee annually reviews the elements of compensation for our named executive officers to determine whether any portion of the overall program encourages excessive risk taking. The compensation committee’s current assessment is that although the majority of compensation provided to our named executive officers is equity-based, our compensation programs do not encourage excessive or unnecessary risk taking. The compensation committee believes that the design of these compensation programs encourages our named executive officers to remain focused on both short-term and long-term strategic goals. Safeguards integrated into the Company’s compensation practices include: (1) approval of awards by an independent committee of non-employee directors; (2) three-year vesting provisions; (3) use of performance based vesting criteria to align holders’ interests with the Company’s prospects; and (4) a clawback on bonus or incentive compensation contained in our stock incentive plan.

NIKOLA CORPORATION | 36

 Executive Compensation

Compensation Committee Report

The following report of the compensation committee shall not be deemed to be “soliciting material” or “filed” with the SEC or to be incorporated by reference into any other filing by Nikola Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under those Acts.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Based on its review and those discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022.

Compensation Committee

Mary L. Petrovich, Chair

Gerrit A. Marx

Andrew M. Vesey

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Executive Compensation

The following table sets forth information concerning the total compensation of our named executive officers in 2020, 2021 and 2022.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Michael Lohscheller(5) President and Chief Executive Officer	2022	164,423	20,000	9,248,781	5,755	9,438,959

Kim J. Brady(6) Former Chief Financial Officer	2022	164,423	—	2,684,270	—	2,848,693
	2021	1	—	2,991,816	—	2,991,817
	2020	144,231	1,041,139	84,800,710	50,566	86,036,646
Carey Mendes(7) President, Energy	2022	297,308	39,732	2,688,145	10,406	3,035,590

Britton M. Worthen Chief Legal Officer	2022	164,423	—	2,516,517	—	2,680,940
	2021	1	—	2,804,826	—	2,804,827
	2020	144,231	—	79,470,349	—	79,614,580
Joseph R. Pike Chief Human Resources Officer	2022	164,423	300,000	1,677,678	5,755	2,147,856
	2021	1	—	1,869,888	—	1,869,889
	2020	115,385	—	52,992,744	—	53,108,129
Mark A. Russell(8) Former President and Chief Executive Officer	2022	—	—	5,032,960	—	5,032,960
	2021	1	—	5,609,641	—	5,609,642
	2020	173,077	—	159,026,298	—	159,199,375
Pablo M. Koziner(9) Former President, Commercial	2022	155,769	—	2,600,393	5,452	2,761,614
	2021	1	—	2,898,315	—	2,898,316
	2020	2	—	31,473,917	—	31,473,919

(1)	The salary amounts reflect the actual base salary payments earned by our named executive officers in the applicable fiscal year. For 2022, the amounts shown represent total salary paid to the named executive officers during full fiscal year 2022, reflecting salaries of $1 to each of the named executive officers for the period January to August, and an annual salary of $450,000 for August through December.

(2)	For 2022, the amount shown in this column represents taxable relocation bonuses of $20,000 paid to Mr. Lohscheller and $39,732 paid to Mr. Mendes to assist with relocation to the Phoenix, Arizona metropolitan area, and a $300,000 bonus paid to Mr. Pike in recognition of achievements related to the company’s people strategies.

(3)	The amounts in this column represent the aggregate fair value of restricted stock unit awards and market-based performance restricted stock unit awards computed as of the grant date of each award in accordance with ASC 718 for financial reporting purposes, rather than amounts paid to or realized by the individual. The one-time 2020 Performance Award is intended to compensate our named executive officers over its three-year term and will become vested as to all shares subject to it only if our share price increases to $25, $40 and $55 during the three-year performance period. Any performance awards not earned upon the end of the performance period will be forfeited. As of the date of this filing, none of the share price milestones have been achieved and none of the performance awards have been earned. See the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022 for a discussion of assumptions made in determining the grant date fair value and compensation expense of our stock awards. There can be no assurance that stock award performance milestones will be achieved (in which case no value will be realized by the individual) or that the value upon achievement will approximate the fair value as computed in accordance with ASC 718. In 2022 all executive officers agreed to forfeit the Performance Awards associated with the $40 and $55 share price milestones. The performance period for the $25 share price milestone was extended through June 3, 2024.

(4)	The amounts in this column represent our matching contributions to its qualified employee savings plan.

(5)	Mr. Lohscheller joined us in March 2022 and was promoted to Chief Executive Officer on November 3, 2022.

(6)	Mr. Brady departed from the company in April 2023.

(7)	Mr. Mendes joined us in October 2021 and was promoted to President, Energy on August 30, 2022.

(8)	Mr. Russell ceased serving as our President on August 9, 2022 and as Chief Executive Officer and as an executive officer on November 3, 2022. Mr. Russell continues to serve as a member of the board of directors.

(9)	Mr. Koziner departed from the company in December 2022.

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Executive Compensation

Grants of Plan-Based Awards Table

The following table presents information regarding grants of plan-based awards to each of our named executive officers during the fiscal year ended December 31, 2022:

			Potential Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards
Name	Award	Grant Date	Threshold (#)	Target (#) (1)	Maximum (#)	Number of Units (#)(2)	Grant Date Fair Value of Awards ($)(3)
Michael Lohscheller	PSUs $25	2022/03/24	—	208,723	—	—	845,328
	PSUs $25	2022/08/15	—	267,250	—	—	801,750
	PSUs $40	2022/03/24	—	313,085	—	—	704,441
	PSUs $50	2022/03/24	—	427,218	—	—	610,922
	RSUs	2022/04/28	—	—	—	385,620	2,849,732
	RSUs	2022/08/15	—	—	—	511,400	3,436,608
Kim J. Brady	RSUs	2022/04/28	—	—	—	363,230	2,684,270
Carey Mendes	RSUs	2022/01/03	—	—	—	80,810	798,403
	RSUs	2022/04/01	—	—	—	22,930	229,988
	RSUs	2022/09/01	—	—	—	261,200	1,389,584
	PSUs $25	2022/09/01	—	135,085	—	—	270,170
Britton M. Worthen	RSUs	2022/04/28	—	—	—	340,530	2,516,517
Joseph R. Pike	RSUs	2022/04/28	—	—	—	227,020	1,677,678
Mark A. Russell	RSUs	2022/04/28	—	—	—	681,050	5,032,960
Pablo M. Koziner	RSUs	2022/04/28	—	—	—	351,880	2,600,393

(1)	The target award is either earned or not earned depending on achievement of the respective stock price milestones. There are no threshold or maximum levels for performance awards. In August 2022 all executive officers agreed to forfeit the Performance Awards associated with the $40 and $55 share price milestones. The performance period for the $25 share price milestone was extended through June 3, 2024.

(2)	Mr. Lohscheller was granted time-based RSUs on April 28, 2022 pursuant to the company’s stock incentive plan, which vest semi-annually over three years subject to continuous service through March 3, 2025. Mr. Lohscheller received a subsequent award of RSUs on August 15, 2022 in connection with his appointment as our Chief Executive Officer, which vests in equal annual installments over three-years subject to continuous service through August 15, 2025. Messrs. Brady, Worthen, Pike, Koziner and Russell were granted time-based RSUs on April 28, 2022 pursuant to the company’s stock incentive plan, which vest 100% following the third anniversary of grant, subject to continued service through April 28, 2025. Mr. Mendes was granted time-based RSUs prior to becoming an executive officer of the company. Mr. Mendes received a subsequent award of RSUs on September 1, 2022 in connection with his appointment as President, Energy, which vest in equal annual increments over three-years subject to continuous service through September 1, 2025.

(3)	The amounts in this column represent the aggregate fair value of restricted stock unit awards and market-based performance awards computed as of the grant date of each award in accordance with ASC 718 for financial reporting purposes, rather than amounts paid to or realized by the individual. See the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022 for a discussion of assumptions made in determining the grant date fair value and compensation expense of our stock awards. There can be no assurance that the value upon vesting and distribution will approximate the fair value as computed in accordance with ASC 718.

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EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information regarding outstanding equity awards for each of our named executive officers as of December 31, 2022:

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)(1)	Market Value of Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units That Have Not Vested ($)(4)
Michael Lohscheller	2022/03/24	—	—	—	—	—	—	208,723	450,842
	2022/08/15	—	—	—	—	—	—	267,250	577,260
	2022/04/28	—	—	—	—	321,350	694,116	—	—
	2022/08/15	—	—	—	—	511,400	1,104,624	—	—
Kim J. Brady	2017/11/13	5,185,232	—	1.06	2027/11/12	—	—	—	—
	2018/12/21	5,090,182	—	1.06	2028/12/20	—	—	—	—
	2020/06/03	—	—	—	—	—	—	570,000	1,231,200
	2020/06/03	—	—	—	—	320,000	691,200	—	—
	2021/04/22	—	—	—	—	254,190	549,050	—	—
	2022/04/28	—	—	—	—	363,230	784,577	—	—
Carey Mendes	2022/01/03	—	—	—	—	53,874	116,368	—	—
	2022/04/01	—	—	—	—	19,109	41,275	—	—
	2022/09/01	—	—	—	—	—	—	135,085	291,784
	2022/09/01	—	—	—	—	261,200	564,192	—	—
Britton M. Worthen	2017/11/01	61,482	—	1.06	2027/10/31	—	—	—	—
	2018/10/17	1,634,860	—	1.06	2028/10/16	—	—	—	—
	2018/11/01	55,326	—	1.06	2028/10/31	—	—	—	—
	2018/12/31	750,644(5)	—	1.06	2028/12/31	—	—	—	—
	2019/03/19	2,851,500	—	1.06	2029/03/18	—	—	—	—
	2020/06/03	—	—	—	—	—	—	534,000	1,153,440
	2020/06/03	—	—	—	—	300,000	648,000	—	—
	2021/04/22	—	—	—	—	238,303	514,734	—	—
	2022/04/28	—	—	—	—	340,530	735,545	—	—
Joseph R. Pike	2018/10/17	409,712	—	1.06	2028/01/21	—	—	—	—
	2018/12/31	180,153(5)	—	1.06	2028/12/31	—	—	—	—
	2020/06/03	—	—	—	—	—	—	356,000	768,960
	2020/06/03	—	—	—	—	200,000	432,000	—	—
	2021/04/22	—	—	—	—	158,869	343,157	—	—
	2022/04/28	—	—	—	—	227,020	490,363	—	—
Mark A. Russell	2019/02/27	3,052,185	—	1.06	2025/11/03	—	—	—	—
Pablo M. Koziner(6)	2020/08/17	—	—	—	—	50,000	108,000	—	—
	2020/08/17	—	—	—	—	25,000	54,000	—	—
	2021/04/22	—	—	—	—	246,246	531,891	—	—
	2022/04/28	—	—	—	—	351,880	760,061	—	—

(1)	Time-based restricted stock units granted to our named executive officers generally vest 100% following the third anniversary of grant, subject to continuous employment. New hire grants of RSUs made to Messrs. Lohscheller and Mendes vest semi-annually over three years, subject to continuous employment. Starting August 2022, time-based RSU awards vest in equal installments over three years, subject to continuous employment.

(2)	The market value of unvested time-based restricted stock units is calculated based on the closing price of our common stock ($2.16) as reported on the Nasdaq Global Select Market on December 30, 2022.

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EXECUTIVE COMPENSATION

(3)	Market-based performance stock units granted to the named executive officers vest 100% following the fourth anniversary of grant to the extent we have achieved the defined performance milestones during the performance period. As of December 31, 2022, none of the performance milestones have been achieved.

(4)	The market value of unvested market-based performance restricted stock units that have not vested is calculated based on the closing price of our common stock ($2.16) as reported on the Nasdaq Global Select Market on December 30, 2022. Because none of the market-based share price milestones had been achieved by December 30, 2022 and none of the performance award had been earned, the market value of the performance units was $0.

(5)	Represents performance-based stock options issued under Legacy Nikola’s Founder Stock Option Plan, effective as of December 31, 2018 (the “Founder Stock Option Plan”). These shares fully vested upon the closing of the Business Combination.

(6)	Pursuant to Mr. Koziner’s employment agreement, an aggregate of 673,126 restricted stock units vested as of his departure, but shares had not been issued in settlement of such RSUs as of the end of the fiscal year.

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EXECUTIVE COMPENSATION

Option Exercises and Stock Vested Table

The following table sets forth the dollar amounts realized pursuant to the vesting or exercise of equity-based awards by each of our named executive officers for the fiscal year ended December 31, 2022:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Michael Lohscheller	—	—	64,270	325,206
Kim J. Brady	—	—	—	—
Carey Mendes	—	—	30,757	144,991
Britton M. Worthen	—	—	—	—
Joseph R. Pike	—	—	—	—
Mark A. Russell	5,791,114	11,669,757	1,757,655	4,112,913
Pablo M. Koziner	—	—	100,000	1,032,000

(1)	The amounts in this column represent the value realized upon the exercise of stock options by multiplying the number of shares of common stock underlying the exercised option by the difference between the stock price at the time of exercise less the option exercise price.

(2)	The amounts in this column represent the value realized upon the vesting of restricted stock units by multiplying the number of shares of common stock underlying the vested RSUs by the closing price of our common stock on the vesting date.

Potential Payments Upon Termination or Change-in-Control

We have entered into employment agreements with each of our named executive officers that provide our named executive officers with severance protections. The employment agreements provide that our named executive officers will be eligible for severance benefits following an involuntary termination of employment without cause, whether or not in connection with a change in control.

Under the employment agreements, if the executive’s employment is terminated by us without cause or the executive resigns for good reason, whether or not in connection with a change in control, then the executive will be entitled to receive (i) a cash lump sum severance payment, (ii) a cash lump sum payment covering 18 months of COBRA benefits continuation, (iii) full acceleration of time-based RSUs, and (iv) pro-rata acceleration of performance-based RSUs based upon the milestones achieved prior to termination of employment.

These severance arrangements are market competitive for comparably sized industrial companies. The severance payments described above are subject to the executive’s execution and non-revocation of a general release of claims in favor of us and continued compliance with customary confidentiality and non-solicitation requirements for a period of two years following termination. All severance payments are subject to compliance with Section 409A.

In the case of performance-based restricted stock unit awards granted in June 2020, if a change in control occurs prior to the end of the three-year performance period, the achievement of share price milestones will be based on our performance through the closing of such change in control. The amount of the performance award that would have been earned based on this measurement will be converted to Converted Awards. The Converted Awards shall vest on the final day of the performance period, subject to the executive’s continued service as an employee of the successor corporation through the end of the performance period. In the event that the Converted Awards are not assumed or continued, or an equivalent award substituted for the Converted Awards, the Converted Awards

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EXECUTIVE COMPENSATION

shall become fully vested immediately prior to the consummation of such change in control.

If, following a change in control, our named executive officer is terminated by us or a successor corporation without cause, then all Converted Awards shall fully vest at the time of termination, subject to compliance with Section 409A. For further details on employment agreements with our named executive officers, see the section below entitled “Employment Agreements with Named Executive Officers.”

The following table summarizes the payments that would be made to our named executive officers upon the occurrence of certain qualifying terminations of employment, assuming such named executive officer’s termination of employment with us occurred on December 31, 2022 and where relevant, that a change of control occurred on December 31, 2022, except for Messrs. Koziner and Russell, for whom the table reports what they received in connection with their termination of employment in 2022.

	Value of Cash Payments ($)		Value of Accelerated Equity Awards ($)
Name	Involuntary Termination(1)	Death, Disability, Retirement, Voluntary Termination	Involuntary Termination(2)	Death, Disability(3)
Michael Lohscheller	2,617,887	—	1,798,740	1,798,740
Kim J. Brady	1,070,901	—	2,024,827	2,024,827
Carey Mendes	1,070,901	—	721,835	721,835
Britton M. Worthen	1,070,901	—	1,898,279	1,898,279
Joseph R. Pike	965,901	—	1,265,520	1,265,520
Mark A. Russell(4)	2,617,942	—	4,112,913	—
Pablo M. Koziner(5)	1,063,169	—	1,857,828	—

(1)	Upon a termination without cause or a resignation for good reason, with or without a change in control, our named executive officers would be entitled to a cash lump sum severance payment plus a cash lump sum amount equivalent to 18 months of COBRA continuation premiums.

(2)	Upon a termination without cause or a resignation for good reason, with or without a change in control, all outstanding stock options and restricted stock units immediately vest in full. For involuntary terminations without a change in control, outstanding performance units will vest in an amount based upon the stock price milestones achieved prior to the executive’s termination date and pro-rated for the amount of time that the executive was employed during the Performance Period. For involuntary terminations following a change in control, outstanding performance units that converted to time vested stock awards units based upon the stock price milestones achieved in the change in control vest. Because all stock options held by our named executive officers had already vested and none of the performance stock price milestones had been achieved by fiscal year end, the values shown reflect the number of accelerated time-based restricted stock units multiplied by the closing stock price ($2.16) on the last day of 2022.

(3)	For terminations due to death and disability, all outstanding stock options and restricted stock units held by our named executive officers will vest immediately. Outstanding performance units will vest in an amount based upon the stock price milestones achieved prior to the date of the executive’s death or termination due to disability. Because all stock options held by our named executive officers had already vested, and because none of the performance stock price milestones had been achieved by fiscal year end, the values shown reflect the number of accelerated time-based restricted stock units multiplied by the closing stock price ($2.16) on the last day of 2022.

(4)	Amounts included in the table above for Mr. Russell represent the actual severance paid to him in connection with his termination of employment from the Company in November 2022 in accordance with the terms of his executive employment agreement. Pursuant to this agreement, Mr. Russell provided a customary release of claims in favor of the Company, reconfirmed his obligations under existing agreements pertaining to confidentiality and intellectual property ownership, and committed to non-disparagement and cooperation provisions, and he received a separation payment of $2,600,000 as well as a cash payment for healthcare benefits. Mr. Russell forfeited all outstanding performance unit awards that were neither achieved nor vested at the time of his termination of employment. Additionally, a total of 1,757,655 outstanding time-based restricted stock unit awards were deemed fully vested at the time of his termination, per the terms of his employment agreement.

(5)	Amounts included in the table above for Mr. Koziner represent the actual severance paid to him in connection with his termination of employment from the Company in December 2022 in accordance with the terms of his executive employment agreement. Pursuant to this agreement, Mr. Koziner provided a customary release of claims in favor of the Company, reconfirmed his obligations under existing agreements pertaining to confidentiality and intellectual property ownership, and committed to non-disparagement and cooperation provisions, and he received a separation payment of $1,050,000 as well as a cash payment for healthcare benefits. Mr. Koziner forfeited all outstanding performance unit awards that were neither achieved nor vested at the time of his termination of employment. Additionally, a total of 673,126 outstanding time-based restricted stock unit awards were deemed fully vested at the time of his termination, per the terms of his employment agreement.

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EXECUTIVE COMPENSATION

Employment Agreements with Named Executive Officers

Each of our named executive officers have entered into at-will employment agreements, which provide for a base salary, participation in our health and welfare benefit plans, annual equity grants and certain severance benefits. Details of the employment agreements for our named executive officers are provided below.

Employment Agreement with Michael Lohscheller

On February 2, 2022, Michael Lohscheller entered into an employment agreement with us to serve as President of Nikola Motor division, which was amended on August 15, 2022. Mr. Lohscheller’s current annual base salary is $450,000, and he has declined to participate in any annual cash bonus program, without regard to his eligibility for any such program. Subject to board approval, Mr. Lohscheller is eligible to receive an annual time vested stock award consisting of RSUs for shares of common stock having a value on the date of grant of not less than $5,050,000, 50% of which will be subject to continued employment during a three year cliff vesting schedule, and the other 50% will be issued as a performance-based stock award that can be earned upon the achievement of pre-established performance-based milestones, subject to continued employment during a performance period.

In the event of a termination of Mr. Lohscheller’s employment by the Company without “Cause” or his resignation for “Good Reason” (each as defined in the employment agreement), and subject to Mr. Lohscheller’s delivery of an effective release of claims and ongoing compliance with certain post termination restrictive covenants, including a two year non compete and non solicit covenants and a non-disparagement covenant, Mr. Lohscheller will be entitled to receive: (1) a lump sum cash payment in an amount equal to $2,600,000, less applicable withholding taxes; (2) a lump sum cash payment equal to 18 months of COBRA benefits coverage, less applicable withholding taxes; (3) the acceleration in full of all unvested equity and equity based awards, other than Mr. Lohscheller’s performance-based award (and the post termination exercise period for unexercised stock options will be extended to three years following his termination date); and (4) following certification by the board of directors, Mr. Lohscheller’s performance-based stock award will vest in an amount based upon the achievement of the milestones prior to his termination date, pro rated for the length of his employment during the performance period.

Employment Agreement with Kim J. Brady

On June 3, 2020, Kim J. Brady entered into an amended and restated employment agreement with us to serve as Chief Financial Officer, which was amended on August 15, 2022. Mr. Brady’s current annual base salary is $450,000, and he has declined to participate in any annual cash bonus program, without regard to his eligibility for any such program. Subject to board approval, Mr. Brady is eligible to receive an annual time vested stock award consisting of RSUs for shares of common stock having a value on the date of grant of not less than $3,200,000, 50% of which will be subject to his continued employment during a three year cliff vesting schedule, and the other 50% will be issued as a performance-based stock award that can be earned upon the achievement of pre-established performance-based milestones, subject to continued employment during a performance period.

In the event of a termination of Mr. Brady’s employment by the Company without “Cause” or his resignation for “Good Reason” (each as defined in the employment agreement) and subject to Mr. Brady’s delivery of an effective release of claims and ongoing compliance with certain post termination restrictive covenants, including a two year non compete and non solicit covenants and a non-disparagement covenant, Mr. Brady will be entitled to receive: (1) a lump sum cash payment in an amount equal to $1,050,000, less applicable withholding taxes; (2) a lump sum cash payment equal to 18 months of COBRA benefits coverage, less applicable withholding taxes; (3) the acceleration in full of all unvested equity and equity based awards, other than Mr. Brady’s performance-based award (and the post termination exercise period for unexercised stock options will be extended to three years following his termination date); and (4) following certification by the board of directors, Mr. Brady’s performance-based stock award will vest in an amount based upon the achievement of the performance-based milestones prior to his termination date, pro rated for the length of his employment during the performance period. In connection with Mr. Brady’s retirement, he will be eligible to receive the foregoing severance benefits.

NIKOLA CORPORATION | 44

EXECUTIVE COMPENSATION

Employment Agreement with Carey Mendes

On August 30, 2022, Carey Mendes entered into an amended and restated employment agreement with us to serve as President of Nikola's Energy division. Mr. Mendes’s current annual base salary is $450,000, and he has declined to participate in any annual cash bonus program, without regard to his eligibility for any such program. Subject to board approval, Mr. Mendes is eligible to receive an annual time vested stock award consisting of RSUs for shares of common stock having a value on the date of grant of not less than $2,555,000, 50% of which will be subject to his continued employment during a three year cliff vesting schedule, and the other 50% will be issued as a performance-based stock award that can be earned upon the achievement of pre-established performance-based milestones, subject to continued employment during a performance period.

In the event of a termination of Mr. Mendes’s employment by the Company without “Cause” or his resignation for “Good Reason” (each as defined in the employment agreement) and subject to Mr. Mendes’s delivery of an effective release of claims and ongoing compliance with certain post termination restrictive covenants, including a two year non compete and non solicit covenants and a non-disparagement covenant, Mr. Mendes will be entitled to receive: (1) a lump sum cash payment in an amount equal to $1,050,000, less applicable withholding taxes; (2) a lump sum cash payment equal to 18 months of COBRA benefits coverage, less applicable withholding taxes; (3) the acceleration in full of all unvested equity and equity based awards, other than Mr. Mendes’s performance-based award (and the post termination exercise period for unexercised stock options will be extended to three years following his termination date); and (4) following certification by the board of directors, Mr. Mendes’s performance-based stock award will vest in an amount based upon the achievement of the performance-based milestones prior to his termination date, pro rated for the length of his employment during the performance period.

Employment Agreement with Britton M. Worthen

On June 3, 2020, Britton M. Worthen entered into an amended and restated employment agreement with us to serve as Chief Legal Officer, which was amended on August 15, 2022. Mr. Worthen’s current annual base salary is $450,000. Mr. Worthen has declined to participate in any annual cash bonus program, without regard to his eligibility for any such program. Subject to board approval, Mr. Worthen is eligible to receive an annual time-vested stock award consisting of RSUs for shares of common stock having a value on the date of grant of not less than $3,000,000, 50% of which will be subject to his continued employment during a three year cliff vesting schedule, and the other 50% will be issued as a performance-based stock award that can be earned upon the achievement of pre-established performance-based milestones, subject to continued employment during a performance period.

In the event of a termination of Mr. Worthen’s employment by the Company without “Cause” or his resignation for “Good Reason” (each as defined in the employment agreement) and subject to Mr. Worthen’s delivery of an effective release of claims and ongoing compliance with certain post-termination restrictive covenants, including a two-year non-compete and non-solicit covenants and a non-disparagement covenant, Mr. Worthen will be entitled to receive: (1) a lump sum cash payment in an amount equal to $1,050,000, less applicable withholding taxes; (2) a lump sum cash payment equal to 18 months of COBRA benefits coverage, less applicable withholding taxes; (3) the acceleration in full of all unvested equity and equity-based awards, other than Mr. Worthen’s performance-based award (and the post-termination exercise period for unexercised stock options will be extended to three years following his termination date); and (4) following certification by the board of directors, Mr. Worthen’s performance-based stock award will vest in an amount based upon the achievement of the share price milestones prior to his termination date, pro-rated for the length of his employment during the performance period.

Employment Agreement with Joseph R. Pike

On June 3, 2020, Joseph R. Pike entered into an amended and restated employment agreement with us to serve as Chief Human Resources Officer, which was amended on August 15, 2022. Mr. Pike’s current annual base salary is $450,000. Mr. Pike has declined to participate in any annual cash bonus program, without regard to his eligibility for any such program. Subject to board approval, Mr. Pike is eligible to receive an annual time-vested stock award consisting of RSUs for shares of common stock having a value on the date of grant of not less than $2,000,000, 50% of which will be subject to his continued employment during a three year cliff vesting schedule, and the other 50% will be issued as a performance-based stock award that can be earned upon the achievement of pre-established performance-based milestones, subject to continued employment during a performance period.

In the event of a termination of Mr. Pike’s employment by the Company without “Cause” or his resignation for “Good Reason” (each as defined in the employment agreement) and subject to Mr. Pike’s delivery of an effective release of claims and ongoing compliance with certain post-termination restrictive covenants, including a two-year non-compete and non-solicit covenants and a non-disparagement covenant, Mr. Pike will be entitled to

45 | 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION

receive: (1) a lump sum cash payment in an amount equal to $945,000, less applicable withholding taxes; (2) a lump sum cash payment equal to 18 months of COBRA benefits coverage, less applicable withholding taxes; (3) the acceleration in full of all unvested equity and equity-based awards, other than Mr. Pike’s performance-based award (and the post-termination exercise period for unexercised stock options will be extended to three years following his termination date); and (4) following certification by the board of directors, Mr. Pike’s performance-based stock award will vest in an amount based upon the achievement of the performance-based milestones prior to his termination date, pro-rated for the length of his employment during the performance period.

NIKOLA CORPORATION | 46

EXECUTIVE COMPENSATION

Equity Compensation Plan Information

The following table summarizes the number of shares of common stock to be issued upon the exercise of outstanding options, warrants and rights granted to our employees, consultants and directors, as well as the number of shares of common stock remaining available for future issuance under our equity compensation plans as of December 31, 2022.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	43,865,522		$1.31	15,396,562
Equity compensation plans not approved by security holders	154,078		—	1,500,000

Total	44,114,780	(1)	$1.31	16,896,562	(2)

(1)	Consists of 22,469,000 shares issuable upon exercise of options outstanding under Legacy Nikola’s 2017 Stock Option Plan, 19,385,000 shares issuable upon vesting of outstanding RSUs under our 2020 Plan, 2,071,000 shares issuable upon vesting settlement of market-based RSUs outstanding under our 2020 Plan, and 154,000 shares issuable upon vesting of outstanding RSUs assumed in acquisitions. There are no options outstanding under our 2020 Plan. The weighted average exercise price in column (b) does not take into account the RSUs or market-based RSUs that have no exercise price.

(2)	Consists of 11,396,562 shares available for future issuance under our 2020 Plan, 1,500,000 shares available for future issuance under our 2022 Inducement Plan and 4,000,000 shares available for future issuance the 2020 ESPP as of December 31, 2022. Our board of directors terminated the 2022 Inducement Plan in February 2023, under which no awards were granted or issued.

The table above does not include options granted or issuable pursuant to the Founder Stock Option Plan.

Pay Ratio

Presented below is the ratio of annual total compensation of our Chief Executive Officer (“CEO”) to the annual total compensation of our median employee. The ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act. SEC rules for identifying the median employee allow companies to apply various methodologies and assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

As determined in accordance with SEC rules, the fiscal 2022 annual total compensation for our CEO was $9,438,959 as reported in the Summary Compensation Table and $113,920 for our median employee. The ratio of these two figures is 83 to 1.

As permitted by SEC rules, our methodology to identify our median employee was to use the sum of full-year cash compensation and the fair value of stock awards granted during 2022 for each employee as of December 31, 2022. For these purposes, cash compensation was defined as actual gross wages and overtime for overtime eligible employees and was annualized for regular full-time and part-time employees hired during 2022.

We selected the median employee from among our population of 1,463 employees as of December 31, 2022, which was inclusive of full-time, part-time, and temporary, U.S. based employees. As permitted by SEC rules, we excluded approximately five non-U.S. based employees in Germany when making this determination. Except for these employees, we did not exclude any other employees pursuant to any other permitted exclusion.

47 | 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION

Pay Versus Performance

The following table shows the total compensation for our named executive officers for each of the last three fiscal years as set forth in the Summary Compensation Table, the “compensation actually paid” to our CEO and, on an average basis, our other named executive officers (in each case, as determined under SEC rules), our total stockholder return (“TSR”), the TSR of the Nasdaq Clean Edge Green Energy Index over the same period, and our net income.

Year	Summary Compensation Table Total CEO (M.Russell)(1)	Summary Compensation Table Total CEO (M.Lohscheller) (1)	Compensation Actually Paid to CEO (M.Russell) (2)	Compensation Actually Paid to CEO (M.Lohscheller) (2)	Average Summary Compensation Table Total for Non-CEO NEOs (1)	Average Compensation Actually Paid to Non-CEO NEOs (2)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) ($000)(4)
							Total Stockholder Return (3)	Peer Group Total Stockholder Return (3)
2022	5,032,960	9,438,959	(26,572,396)	2,754,048	2,694,939	(6,701,221)	21	67	(784,238)
2021	5,609,642	—	(20,384,423)	—	2,641,213	(8,685,872)	61	96	(690,438)
2020	159,199,375	—	258,928,750	—	81,882,607	52,494,183	148	278	(370,866)

(1)	Amounts represent compensation actually paid to our CEO(s) and the average compensation actually paid to our remaining named executive officers for the relevant fiscal year, as determined under SEC rules and described below, which includes the following individuals for each fiscal year:

Year	CEO	Non-CEO Named Executive Officers
2022	Mark A. Russell, Michael Lohscheller	Kim J. Brady, Pablo M. Koziner, Carey Mendes, Joseph R. Pike, Britton M. Worthen
2021	Mark A. Russell	Kim J. Brady, Pablo M. Koziner, Joseph R. Pike, Britton M. Worthen
2020	Mark A. Russell	Kim J. Brady, Pablo M. Koziner, Trevor Milton, Joseph R. Pike, Britton M. Worthen

(2)	SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine “compensation actually paid” as reported in the Pay versus Performance Table. “Compensation actually paid” does not necessarily represent cash and/or equity value transferred to the applicable named executive officer as realized income, but rather is a value calculated under applicable SEC rules. In general, “compensation actually paid” is calculated as Summary Compensation Table total compensation adjusted to include the fair market value of equity awards as of December 31 of the applicable year or, if earlier, the vesting date. The following table details these adjustments. The Company offers neither a defined benefit pension plan nor dividends, so no adjustment for those items are included in the table below.

Year	Executive(s)	Summary Compensation Table Total	(-) Equity Awards in SCT	(+) Value of Awards Granted in Current Year and Unvested at Year End	(+) Change in Value for Prior Grants Unvested at Year End	(+) Value as of Vesting Date for Awards Granted in Year	(+) Change in Value for Prior Grants Vested in Year	(-) Value of Forfeited Awards as of End of Prior Year	(+) Dividends, Equivalents, or Other Earnings	Compensation Actually Paid
2022	CEO 1 (M. Russell)	5,032,960	5,032,960	—	—	—	(12,145,396)	14,426,999	—	(26,572,396)
	CEO 2 (M. Lohscheller)	9,438,959	9,248,781	1,874,896		688,974	—	—	—	2,754,048
	Other NEOs	2,641,213	2,433,400	550,787	(3,089,106)	203,633	(472,057)	4,156,016	—	(6,701,221)
2021	CEO	5,609,642	5,609,641	4,704,091	(25,088,516)	—	—	—	—	(20,384,423)
	Other NEOs	2,641,213	2,641,212	2,214,848	(10,852,033)	—	(48,688)	—	—	(8,685,872)
2020	CEO	159,199,375	159,026,298	45,437,515	—	—	213,318,157	—	—	258,928,750
	Other NEOs	81,882,607	81,552,804	15,973,958	—	3,404,500	32,785,921	—	—	52,494,183

(3)	TSR is determined based on the end of year value of $100 invested on the first day of each respective year for Nikola and the Nasdaq Clean Edge Green Energy Index. Although Nikola includes the index in the stock price performance graph of its annual report, the Company does not use it to evaluate or determine executive compensation.

(4)	The amounts in this column represent the Company’s disclosed net income (loss) for each reported year. As discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Company has historically granted to its named executive officers performance-vested restricted stock unit awards that are eligible to vest based on the sustained achievement of defined share price milestones. As of 2022, we do not use any other financial performance measure to link compensation actually paid to the PEO and our other named executive officers to the Company’s performance.

NIKOLA CORPORATION | 48

EXECUTIVE COMPENSATION

The following graphical depictions demonstrate the relationship between (i) the compensation actually paid to our NEOs versus our TSR, (ii) the compensation actually paid to our NEOs versus our Net Income, and (iii) our TSR versus the TSR of the Nasdaq Clean Edge Green Energy Index, for the periods covered in the Pay Versus Performance table.

49 | 2023 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of April 10, 2023, the Record Date, by: (1) each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (2) each named executive officer as of December 31, 2022, (3) each director and (4) all current executive officers and directors as a group.

The beneficial ownership percentages set forth in the table below are based on 631,388,262 shares of common stock outstanding as of April 10, 2023. In addition, shares issuable pursuant to options that may be acquired, or RSUs that vest, in each case, within 60 days of April 10, 2023 are deemed to be issued and outstanding and have been treated as outstanding in calculating and determining the beneficial ownership and percentage ownership of those persons possessing those securities, but not for any other person.

Except as otherwise set forth in footnotes to the table below, the address of each of the persons listed below is c/o Nikola Corporation, 4141 E Broadway Road, Phoenix, Arizona 85040.

	Shares Beneficially Owned
Name and address of beneficial owner	Number	Percentage
5% Stockholders:
M&M Residual, LLC(1)	52,297,726	8.3
T&M Residual, LLC(2)	39,876,497	6.3
Norges Bank(3)	33,581,371	5.3
The Vangaurd Group(4)	31,513,851	5.0
Named Executive Officers and Directors:
Michael Lohscheller	80,704	*
Joseph R. Pike(5)	589,865	*
Mark A. Russell(2)	44,888,599	7.1
Kim J. Brady(6)	11,212,834	1.7
Pablo M. Koziner	—	—
Britton M. Worthen(7)	5,653,812	*
Stephen J. Girsky(8)	1,847,541	*
Lynn Forester de Rothschild(9)	228,860	*
Carey Mendes	32,699	*
Michael L. Mansuetti(10)	58,597	*
Gerrit A. Marx	—	—
Mary L. Petrovich(11)	59,921	*
Steven M. Shindler(12)	419,121	*
Bruce L. Smith(13)	43,921	*
Andrew M. Vesey(14)	22,541	*
All current executive officers and directors as a group (15 persons)(15)	65,197,800	10.0

*	Represents beneficial ownership of less than 1%.

(1)	Based on a Form 4 filed jointly on August 24, 2022, by Trevor R. Milton and M&M Residual. Mr. Milton is the manager of M&M Residual and may be deemed to indirectly beneficially own all 51,047,726 shares owned by M&M Residual. Mr. Milton may be deemed to beneficially own 1,250,000 shares held by his spouse. The business address of this stockholder is P.O. Box 50608, Phoenix, AZ 85076.

NIKOLA CORPORATION | 50

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(2)	Consists of (i) 1,959,917 shares held by Mr. Russell, (ii) 39,876,497 shares held by T&M Residual, and (iii) options to purchase 3,052,185 shares of common stock held by Mr. Russell that are exercisable within 60 days of April 10, 2023. T&M Residual is owned by Trevor R. Milton and Mark A. Russell. Mr. Russell is the manager of T&M Residual and has sole dispositive power over the shares held by T&M Residual.

(3)	Based on Amendment No. 1 to Schedule 13G filed on February 14, 2023, by Norges Bank. Norges Bank has sole voting and dispositive power over the shares. The business address of this stockholder is Bankplassen 2, PO Box 1179 Sentrum, NO 0107 Oslo, Norway.

(4)

Based on Schedule 13G filed on February 9, 2023, by the Vanguard Group (“Vanguard Group”). Vanguard Group has shared voting power over 563,185 shares, sole dispositive power over 30,657,966 shares and shared dispositive power over 855,885 shares. Vanguard Group is an investment adviser. The business address of this stockholder is 100 Vanguard Blvd., Malvern, PA 19355.

(5)	Consists of options to purchase 589,865 shares of common stock that are exercisable within 60 days of April 10, 2023.

(6)

Includes 937,420 RSUs that vest within 60 days of April 10, 2023 in connection with Mr. Brady’s retirement and options to purchase 10,275,414 shares of common stock that are exercisable within 60 days of April 10, 2023.

(7)

Consists of options to purchase 4,603,168 shares of common stock that are exercisable within 60 days of April 10, 2023 and options to purchase 750,644 shares of common stock pursuant to the Founder Stock Option Plan.

(8)	Includes 181,441 shares underlying warrants and 39,730 RSUs that vest within 60 days of April 10, 2023.

(9)	Includes 28,860 RSUs that vest within 60 days of April 10, 2023.

(10)	Includes 22,710 RSUs that vest within 60 days of April 10, 2023.

(11)	Includes 23,840 RSUs that vest within 60 days of April 10, 2023.

(12)	Includes 31,441 shares underlying warrants and 23,840 RSUs that vest within 60 days of April 10, 2023.

(13)	Includes 22,710 RSUs that vest within 60 days of April 10, 2023.

(14)	Includes 22,541 RSUs that vest within 60 days of April 10, 2023.

(15)	Consists of (i) 44,241,743 shares of common stock owned, directly or indirectly, by our current executive officers and directors, (ii) 212,882 shares underlying warrants, (iii) options to purchase 19,271,276 shares of common stock that are exercisable within 60 days of April 10, 2023 and (iv) 1,471,899 RSUs that vest within, 60 days of April 10, 2023.

51 | 2023 PROXY STATEMENT

REPORT OF THE AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE

The audit committee operates under a written charter adopted by the board of directors. A link to the audit committee charter is available on our website at www.nikolamotor.com. All members of the audit committee meet the independence standards established by Nasdaq.

In performing its functions, the audit committee acts in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, who, in their report, express an opinion on the conformity of the Company’s annual financial statements with accounting principles generally accepted in the United States. It is not the duty of the audit committee to plan or conduct audits, to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assess or determine the effectiveness of the Company’s internal control over financial reporting.

Within this framework, the audit committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2022. The audit committee has also discussed with the independent registered public accounting firm, Ernst & Young LLP, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board. In addition, the audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based upon these reviews and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Audit Committee

Steven Shindler, Chair

Michael L. Mansuetti

Bruce L. Smith

NIKOLA CORPORATION | 52

PROPOSAL 2 — Amendment to OUR restated certificate to increase the authorized number of shares of common stock

PROPOSAL 2 — amendment to our restated certificate to increase the authorized number of shares of common stock

Background

Our Restated Certificate currently authorizes us to issue a total of 800,000,000 shares of common stock, $0.0001 par value per share and 150,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). On April 12, 2023, our board of directors unanimously approved an amendment to our Restated Certificate to authorize an additional 800,000,000 shares of common stock (the “Amendment”), subject to stockholder approval. Our board of directors has unanimously determined that the Amendment is advisable and in the best interests of the Company and our stockholders, and, in accordance with the General Corporation Law of the State of Delaware, hereby seeks approval of the Amendment by our stockholders.

PROPOSED AMENDMENT

Our board of directors is proposing the Amendment, in substantially the form attached hereto as Appendix A, to increase the number of authorized shares of our common stock from 800,000,000 shares to 1,600,000,000 shares, which would in turn increase the total number of shares of all classes of our capital stock from 950,000,000 to 1,750,000,000. Of the 800,000,000 shares of common stock currently authorized by the Restated Certificate and as of April 18, 2023, 693,633,678 shares of common stock were issued and outstanding. In addition, (i) 22,301,935 shares of common stock were issuable upon the exercise of outstanding options granted under Legacy Nikola’s 2017 Stock Option Plan with a weighted-average exercise price of $1.31 per share, (ii) 3,561,073 shares of common stock were reserved for future issuance under our 2020 Plan, (iii) 4,000,000 shares of common stock were reserved for issuance under our 2020 Employee Stock Purchase Plan, (iv) 26,635,234 shares of common stock were underlying RSUs granted pursuant to our 2020 Plan, (v) 760,915 shares of common stock were issuable upon the exercise of outstanding warrants to purchase common stock, with a weighted average exercise price of $11.50 per share, (vi) 376,935 shares of common stock were issuable upon the exercise of outstanding warrants to purchase common stock, with an exercise price of $96.96 per share, (vii) 250,416 shares issuable upon the exercise of outstanding warrants to purchase common stock, with a weighted average exercise price of $39.68 per share; (viii) up to 3,289,301 shares of common stock were available for issuance to Tumim Stone Capital LLC (“Tumim”) pursuant to a Common Stock Purchase Agreement entered into with us on September 24, 2021; (ix) 3,814,039 shares were reserved for issuance pursuant to our Series B-1 Senior Convertible Notes due 2024; (x) 51,364 shares of common stock underlying RSUs and performance-related stock units in connection with our acquisition of Romeo Power, Inc. (“Romeo”); and (xi) 35,355 shares were available for future issuance under the Romeo 2020 Long-Term Incentive Plan. The foregoing also excludes shares of common stock which are issuable pursuant to our Equity Distribution Agreement dated August 30, 2022. There are no shares of Preferred Stock currently outstanding and no changes to the Restated Certificate are being proposed with respect to the number of authorized shares of Preferred Stock. Other than the proposed increase in the number of authorized shares of common stock, the Amendment is not intended to modify the rights of existing stockholders in any respect.

Reasons for the Amendment

Our board of directors believes the Amendment is advisable and in the best interests of the Company and our stockholders to make available for future issuance a sufficient number of authorized shares of common stock to give us necessary flexibility to issue shares to continue to finance our business and for future corporate needs. The additional authorized shares would provide us with necessary and important financing and capital raising flexibility to support our need for additional capital to support the growth of our business and could be used for other business

53 | 2023 PROXY STATEMENT

PROPOSAL 2 — Amendment to OUR restated certificate to increase the authorized number of shares of common stock and financial purposes that our board of directors deems are in the Company’s best interest, including the acquisition of other companies’ businesses or products in exchange for common stock, attraction and retention of employees through the issuance of additional awards under our equity incentive plans, and implementation of stock splits and issuance of dividends in the future. Without an increase in the number of authorized shares of common stock, the Company will be constrained in its ability to raise capital in order to support our ongoing operations and business objectives, and may have to curtail activities or lose important business opportunities, including to competitors, which could adversely affect our financial performance and growth.

As of April 18, 2023, we had approximately 28,634,240 shares of common stock available after taking into account the potential uses reflected above. Given the capital needs of our business, more authorized shares are required.

The increase in our authorized common stock will also allow us to reserve shares of common stock under our equity incentive plans, including 30,000,000 shares we are seeking to increase under our 2020 Plan pursuant to Proposal 4, and necessary to settle the conversion of our 8.00% / 11.00% Convertible Senior PIK Toggle Notes due 2026 (the “Existing Notes”) and the New Notes in common stock at their initial conversion rates, and we have agreed to seek such an increase in our authorized common stock for the New Notes.

The additional authorized shares of common stock would enable us to act quickly in response to capital raising and other corporate opportunities that may arise, in most cases without the necessity of holding a special stockholders’ meeting and obtaining further stockholder approval before the issuance of common stock could proceed, except as may be required by applicable law or the listing rules of Nasdaq (the “Nasdaq listing rules”) or any other stock exchange on which our securities may be listed.

Other than issuances pursuant to equity incentive plans (or upon the exercise of securities issued pursuant to equity incentive plans), the approximately 152,611,226 shares to be reserved for issuance upon initial conversion of the Existing Notes and the New Notes, that are subject to the approval of Proposal 3, and the shares reserved for issuances as described above, as of the date of this Proxy Statement, we have no current arrangements or understandings regarding the issuance of any additional shares of common stock that would be authorized pursuant to this proposal. However, we need additional capital to fund our ongoing operations, and we review and evaluate potential capital raising activities, transactions and other corporate opportunities on an ongoing basis to determine if any such actions would be in the best interests of the Company and our stockholders.

Rights of Additional Authorized Shares

The additional authorized shares of common stock, if and when issued, would be part of the existing class of common stock and would have the same rights and privileges as the shares of common stock currently outstanding. Stockholders do not have preemptive rights with respect to our common stock and no further authorization of the stockholders is contemplated to be obtained for the issuance of shares of common stock being authorized pursuant to this Proposal 2. Therefore, should our board of directors determine to issue additional shares of common stock, existing stockholders would not have any preferential rights to purchase such shares in order to maintain their proportionate ownership thereof.

Potential Effects of the Amendment

The increase in the number of authorized shares of common stock will not have any immediate effect on the rights of our existing stockholders. Our board of directors will have the authority to issue the additional shares of common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or Nasdaq listing rules or any other stock exchange on which our securities may be listed. The issuance of additional shares of common stock will decrease the relative percentage of equity ownership of our existing stockholders, thereby diluting the voting power of their common stock, and, depending on the price at which the additional shares are issued, may also be dilutive to any future earnings per share of our common stock.

Although we have no immediate plans to do so, we could use the additional authorized shares of common stock for potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments. We cannot provide assurances that any such transactions would be consummated on favorable terms or at all, that they would enhance stockholder value or that they would not adversely affect our business or the trading price of our common stock. Any such transactions may require us to incur non-recurring or other charges and may pose significant integration challenges and/or management and business disruptions, any of which could materially and adversely affect our business and financial results. The authorization of additional shares of common stock could also have an anti-takeover effect, in that the additional shares could be issued to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, our board of directors could sell shares of our common stock in a private transaction to purchasers who would oppose a takeover attempt or favor our current board of directors. Although this proposal to increase the number of authorized shares of common stock has been prompted by business and financial considerations and not by any current or threatened hostile takeover attempt, stockholders should be aware that approval of this proposal could facilitate future attempts by the Company to oppose changes in control of

NIKOLA CORPORATION | 54

PROPOSAL 2 — AMENDMENT TO OUR RESTATED CERTIFICATE TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

the Company and to perpetuate our then-current management, including the opposition of transactions in which the stockholders might otherwise receive a premium for their shares over then-current market prices.

Effectiveness of the Amendment and Required Vote

If the Amendment is approved by our stockholders, the Amendment will become effective upon the filing of a certificate of amendment with the Delaware Secretary of State, which filing is expected to occur promptly after the Annual Meeting. If the Amendment is not approved by our stockholders, the Restated Certificate will not be amended and the number of authorized shares of common stock will remain unchanged. In addition, if the Amendment is not approved, we will be required to use cash to settle conversions and repurchases of the Existing Notes and the New Notes, which would adversely impact our liquidity and we may not have available cash to settle such obligations. The affirmative vote of the holders of a majority of the shares of our common stock outstanding as of the Record Date is required to approve the Amendment. As a result, abstentions and broker non-votes will have the effect of a vote “AGAINST” this proposal.

✓	The Board of Directors Recommends a Vote “FOR” the Approval of the Amendment to the Restated Certificate to Increase the Authorized Number of Shares of Common Stock from 800,000,000 to 1,600,000,000.

55 | 2023 PROXY STATEMENT

PROPOSAL 3 — THE NASDAQ PROPOSAL

PROPOSAL 3 — THE NASDAQ PROPOSAL

Background; Terms of the Notes

On March 29, 2023, we entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Antara Capital LP, on behalf of certain of its advised or managed funds and accounts (the “Investor”), pursuant to which the Investor agreed to purchase up to $100.0 million of shares of our common stock in a registered direct offering (the “Direct Offering”), with the actual amount of shares of common stock purchased in the Direct Offering to be reduced by the extent of the total public offering amount from our concurrent underwritten public offering. The public offering closed on April 4, 2023. On April 11, 2023, we sold 59,374,999 shares of common stock at the public offering price to the Investor in the Direct Offering.

On March 29, 2023, we also entered into an exchange and investment agreement (the “Exchange Agreement”) with our wholly owned subsidiary, Nikola Subsidiary Corporation (the “Guarantor Subsidiary”), and the Investor to exchange (the “Exchange”) $100.0 million aggregate principal amount of our 8.00% / 11.00% Convertible Senior PIK Toggle Notes due 2026, referred to as the “Existing Notes”, held by the Investor for the same amount of 8.00% / 11.00% Series B Convertible Senior PIK Toggle Notes due 2026, referred to as the “New Notes,” (together with the Existing Notes, the “Notes”). On April 11, 2023, we entered into that certain indenture, dated as of April 11, 2023 (the “New Notes Indenture”) among us, the Guarantor Subsidiary and any of our future subsidiaries that may become a party thereto (the “Future Guarantor Subsidiaries”), as guarantors, and U.S. Bank Trust Company, National Association (“US Bank”), as trustee, pursuant to which the New Notes were issued in an aggregate principal amount of $100.0 million and in connection therewith, the Exchange was consummated.

In connection with the Exchange, the indenture, dated as of June 1, 2022, among us, the guarantors named therein and US Bank, as trustee, was amended pursuant to a first supplemental indenture dated as of April 3, 2023 (as so amended, the “Existing Notes Indenture” and, together with the New Notes Indenture, the “Indentures”) governing the Existing Notes, was amended to, among other things, (i) remove the requirement that we reserve shares of common stock for conversion of the Notes until we receive stockholder approval to increase the number of our authorized shares and (ii) provide for the same restrictions on conversion as the Notes.

The Notes bear interest at a rate of 8.00% per annum to the extent paid in cash and 11.00% per annum to the extent paid in kind through an increase in the principal amount of the Notes (“PIK Interest”). We can elect to make any interest payment through cash interest, PIK Interest or any combination thereof; provided that under each of the Exchange Agreement and the Investment Agreement, dated April 30, 2022 (the “Investment Agreement”), by and among us, the Guarantor Subsidiary and the Investor, we may not elect to pay PIK Interest in respect of the Notes that were sold thereunder (other than in the case of the Exchange Agreement, any PIK Interest due on or about May 31, 2023 with respect to the New Notes) unless we have prepared, filed and have had declared effective a registration statement with the SEC to register the resale of shares underlying the potential capitalized PIK Interest. Any PIK Interest will be paid by increasing the principal amount of the affected Notes at the end of the applicable interest period by the amount of such PIK Interest (rounded up to the nearest dollar). Following an increase in the principal amount of any Notes as a result of a PIK Interest payment, such Notes will bear interest on the increased principal amount from and after the date of such PIK Interest payment. Interest on the Notes is payable semi-annually in arrears on May 31 and November 30. Interest is next due on the Notes on May 31, 2023 in respect of interest accrued thereon from November 30, 2022. The Notes are scheduled to mature on May 31, 2026, unless redeemed, repurchased or converted in accordance with their terms prior to such date.

The Existing Notes and New Notes are convertible at initial conversion rates of 114.3602 per $1,000 principal amount of Existing Notes and 686.8132 per $1,000 principal amount of New Notes, respectively. Each initial conversion rate will be subject to customary anti-dilution and other adjustments.

NIKOLA CORPORATION | 56

PROPOSAL 3 — THE NASDAQ PROPOSAL

Prior to the close of business on the business day immediately preceding February 28, 2026, such conversion will be subject to the satisfaction of certain conditions set forth in the immediately following paragraph; provided that no holder may so convert all or any portion of its Notes (other than subject to the satisfaction of clause (iv) of such paragraph prior to the earlier to occur of (x) the date on which we have amended our Restated Certificate to increase the number of authorized shares of our common stock to allow for the reservation of at least such number of shares of our common stock as needed upon initial conversion of all Existing Notes and all New Notes (the “Authorized Share Effective Date”) or (y) October 11, 2023. On or after February 28, 2026, holders of the Notes will have the right to convert all or a portion of their Notes at any time prior to close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, holders of the Existing Notes and the New Notes will receive cash, shares of our common stock or a combination of cash and shares of common stock, at our election with respect to such conversion of Existing Notes or New Notes, as the case may be. Each Indenture provides that notwithstanding the foregoing or anything else in such Indenture or the Notes governed thereby, (x) in the case of each Indenture, unless and until the Authorized Share Effective Date has occurred, we will be required to (and will otherwise be deemed to) elect settle our conversion obligation in cash in respect of all Notes governed thereby submitted for conversion and (y) solely in the case of the New Notes Indenture, following the Authorized Share Effective Date, unless and until we obtain the stockholder approval contemplated by Nasdaq listing rule 5635 with respect to the issuance, in the aggregate, of common stock in excess of the limitations imposed by such rule (a) pursuant to the Stock Purchase Agreement and (b) upon conversion of the New Notes (the “Requisite Stockholder Approval”), (i) we may not elect to settle our conversion obligation in shares of our common stock if the number of shares of common stock we would be required to deliver, together with the number of all other shares of common stock we previously delivered in respect of New Notes previously submitted for conversion, would exceed the Conversion Share Cap and (ii) if we elect or are deemed to elect to settle our conversion obligation in a combination of cash and shares of our common stock the number of shares of common stock we would be required to deliver, together with the number of all other shares of common stock we previously delivered in respect of New Notes previously submitted for conversion, will not exceed the Conversion Share Cap, and any settlement amount that would be deliverable in shares of common stock but for such Conversion Share Cap limitation will be delivered in cash. “Conversion Share Cap” means 19.9% minus the percentage of the common stock we issued pursuant to the Stock Purchase Agreement of our common stock outstanding at March 28, 2023 (with such number of outstanding shares subject to proportionate adjustment for stock dividends, stock splits or stock combinations with respect to our common stock subsequent to the date of the Exchange Agreement).

Holders of the Notes have the right to convert all or a portion of their Notes prior to the close of business on the business day immediately preceding February 28, 2026 only under the following circumstances: (i) during any calendar quarter commencing after the calendar quarter ending on in the case where such Notes constitute (A) Existing Notes, September 30, 2022 and (B) New Notes, June 30, 2023 (and, in each case, only during such calendar quarter), if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price for such Notes on each applicable trading day; (ii) during the five business day period after any ten consecutive trading day period in which the trading price per $1,000 principal amount of such Notes for each trading day of that ten consecutive trading day period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate of such Notes on each such trading day; (iii) if we call such Notes for redemption, at any time prior to the close of business on the second business day immediately preceding the redemption date; (iv) upon the occurrence of specified corporate events; or (v) if we elect to (A) issue to all or substantially all holders of our common stock any rights, options or warrants (other than in connection with a stockholder rights plan) entitling them, for a certain period of time to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of the common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance; or (B) distribute to all or substantially all holders of our common stock our assets, securities or rights to purchase our securities (other than in connection with a stockholder rights plan prior to the separation of such rights from the common stock), which distribution

57 | 2023 PROXY STATEMENT

PROPOSAL 3 — THE NASDAQ PROPOSAL

has a per share value, as reasonably determined by us, exceeding 10% of the last reported sale price of the common stock on the trading day preceding the date of announcement for such distribution.

The preceding description is a summary of certain principal terms of the Notes. While we believe that the summary above describes the material terms of the Notes necessary for you to make a voting decision for the purposes of this Proposal 3, it may not contain all of the information that is important to you and is qualified in its entirety by reference to our Current Reports on Form 8-K filed with the SEC on June 3, 2022, March 31, 2023 and April 14, 2023, which are incorporated herein by reference, and to the Indentures, the Stock Purchase Agreement, the Exchange Agreement, the Investment Agreement and the forms of New Note and Existing Note, which are included as exhibits to such Current Reports on Form 8-K. We encourage you to read the Indentures, the Stock Purchase Agreement, the Exchange Agreement, the Investment Agreement and the forms of New Note and Existing Note in their entirety.

Reasons for Proposal

We are seeking to obtain the requisite stockholder approval to authorize the (a) issuance of shares of our common stock equal to 20% or more of our common stock or 20% or more of our voting power outstanding prior to the sale for less than the greater of book or market value of the stock (the “20% Cap”) upon the conversion of the New Notes, when taken together with the shares of common stock issued in connection with the Direct Offering; and (b) issuance of shares of common stock which may result in a change of control, as interpreted by Nasdaq.

Our common stock is listed on The Nasdaq Stock Market and we are subject to the Nasdaq listing rules and regulations. Nasdaq listing rule 5635 requires stockholder approval: (a) prior to the issuance of securities in connection with a transaction (other than a public offering) involving the sale, issuance or potential issuance by us of our common stock (or securities convertible into or exercisable for our common stock) in excess of the 20% Cap; and (b) when such issuance or potential issuance will result in a change of control, as interpreted by Nasdaq.

We are seeking stockholder approval to make such issuances in accordance with Nasdaq listing rule 5635 because we would like to settle conversions of the New Notes in shares of our common stock and to avoid additional financial obligations we will face if we do not receive stockholder approval. We believe this settlement method will be in our best interests and the best interests of our stockholders at the time of conversion. Because the issuance by us of any shares of our common stock upon conversion of the New Notes, when taken together with the shares of our common stock that were issued in connection with the Direct Offering, without stockholder approval would violate the terms of each Indenture and because the issuance by us of a number of shares exceeding the 20% Cap or the issuance of shares that may result in a change of control upon the conversion of the New Notes, when taken together with the shares of common stock issued in connection with the Direct Offering, without stockholder approval may result in a violation of Nasdaq listing rule 5635, we are seeking stockholder approval pursuant to Nasdaq listing rule 5635.

If Proposal 2 is not approved by our stockholders and implemented, approval by our stockholders of this Proposal 3 will have no effect as we will not have enough authorized shares to accommodate the conversion of the Notes, and because we would not have obtained the required stockholder approval (described above). The Notes are not convertible for shares of our common stock until stockholder approval is obtained with respect to Proposal 2 and is implemented and, in the case of the New Notes, stockholder approval is obtained with respect to Proposal 3.

Potential Consequences if Proposal 2 and Proposal 3 are Not Approved

The issuance of shares of our common stock upon conversion of the Notes is subject to stockholder approval and implementation of Proposal 2 and with respect to the New Notes, this Proposal 3. If both of these proposals are not approved by our stockholders:

NIKOLA CORPORATION | 58

PROPOSAL 3 — THE NASDAQ PROPOSAL

●	We will be required to satisfy our conversion obligations for each $1,000 principal amount of (i) Notes if Proposal 2 is not approved and implemented or (ii) New Notes if Proposal 2 is approved and implemented but Proposal 3 is not approved (including principal consisting of PIK Interest, if any, that was capitalized) through payment and delivery of cash in an amount equal to the sum of for each of the 25 consecutive trading days during the relevant Observation Period (as defined in the Indenture governing such Notes), 4.0% of the product of (a) the conversion rate for such Notes on such trading day and (b) the daily VWAP on such trading day for each of the 25 consecutive trading days during such Observation Period;

●	Because we would be required to potentially settle conversions in cash in an amount in excess of the principal amount of (i) Notes if Proposal 2 is not approved and implemented or (ii) New Notes if Proposal 2 is approved and implemented but Proposal 3 is not approved being converted, we would be required to continue to bifurcate and separately account for conversion options in the Notes as an embedded derivative; and
●	Conversions of (i) the Notes if Proposal 2 is not approved and implemented or (ii) New Notes if Proposal 2 is approved and implemented but Proposal 3 is not approved would adversely impact our liquidity because we will be required to use cash to settle such conversions and repurchases. We may not have sufficient cash available to settle such obligations.

If we fail to obtain stockholder approval of Proposal 3 at the Annual Meeting, we intend to continue to seek to obtain stockholder approval at one or more subsequent special meetings of stockholders prior to October 11, 2023, the earliest possible conversion date of the Notes, until such approval has been obtained and we will incur the costs associated therewith.

✓	The Board of Directors Recommends a Vote “FOR” the Approval of the Issuance of our Common Stock and Change of Control, for Purposes of Complying with Nasdaq Listing Rule 5635.

59 | 2023 PROXY STATEMENT

PROPOSAL 4 — AMENDMENT TO THE NIKOLA CORPORATION 2020 STOCK INCENTIVE PLAN

PROPOSAL 4 — AMENDMENT TO THE NIKOLA CORPORATION 2020 STOCK INCENTIVE PLAN

The board of directors recommends stockholders vote FOR the amendment to the 2020 Plan (the “Plan Amendment”), to increase the number of shares available for issuance under the 2020 Plan. Long-term, equity-based compensation is a critical component of our executive compensation structure that allows us to continue to attract, motivate, and retain the critical talent necessary to deliver long-term results to our stockholders as the industry continues to evolve.

We are seeking approval of 30,000,000 shares of our common stock, $0.0001 par value per share, to provide equity-based compensation as approved by our compensation committee, which is comprised of all independent directors. In determining the number of shares requested, we considered several factors, such as market practices, feedback from investors, the compensation we anticipate granting in the future, the types of awards that may be granted under the 2020 Plan, and the potential dilution. As of the Record Date, the closing price of our common stock on Nasdaq was $1.19 per share.

Upon approval, the total number of shares available for issuance under the 2020 Plan will be 33,199,020 shares, which includes 3,199,020 shares currently available for issuance thereunder. We expect the requested shares under the 2020 Plan to result in anticipated annual burn rate of less than 3.0%. We plan to seek stockholder approval of equity plans routinely in the future to confirm stockholder support of our equity compensation programs. We intend to file with the SEC a registration statement on Form S-8 to register the increased number of shares issuable under the 2020 Plan comprising the Plan Amendment.

If the Plan Amendment is approved, we expect this additional share request would allow us to maintain our regular equity compensation program without interruption until June 2025. If the Plan Amendment is not approved, the 2020 Plan will remain in effect with no change, and we will need to make other changes to our compensation program, including increasing cash compensation, to continue to attract, reward, recognize and retain employees.

The 2020 Plan and Plan Amendment are described in more detail below.

2020 Plan – Key Facts and Features

The 2020 Plan will allow our compensation committee to continue to approve equity awards to support our performance-based compensation programs and align the long-term interests of our executives and stockholders. We have a long-standing practice of granting equity awards not only to our executives and directors, but also to all employees.

We are seeking stockholder approval to authorize 30,000,000 shares for issuance under the 2020 Plan representing 5.8% of the outstanding shares of common stock as of the Record Date, which may be granted in the form of stock options, restricted stock, RSUs, performance awards, or other stock-based awards.

If Proposal 2 is not approved by our stockholders and implemented, approval by our stockholders of this Proposal 4 will have no effect as we will not have enough authorized shares to accommodate the increased number of shares available for issuance under the 2020 Plan.

Under the 2020 Plan, our annual burn rate is anticipated to be less than 3.0%.

All employees (approximately 1,500) are eligible to receive awards under the 2020 Plan.

All non-employee directors are eligible to receive awards under the 2020 Plan, subject to an annual limit of $750,000 per director for stock awards granted plus cash fees paid for service as a member of the board of directors. The 2020 Plan also allows awards to be granted to certain Company consultants and advisors.

The 2020 Plan contains key features that protect stockholders’ interests and align to our compensation principles and practices discussed in the Compensation Discussion and Analysis included herein:

✓	No Automatic Single-Trigger Acceleration on a Change in Control – Awards that are continued or converted into similar awards of the successor company will not accelerate vesting based solely on a change in control.

✓	No Tax Gross-Ups – Gross-ups are not provided to cover personal income taxes or excise taxes.

✓	No Payment of Dividend Equivalents until Awards are Earned – Restricted stock, RSUs, performance awards, and other stock-based awards will receive dividend equivalent payments only after awards are earned and settled. Stock options and SARs are not eligible for dividend equivalents.

✓	No “Evergreen” Provision – The 2020 Plan does not allow for automatic increases in the number of shares available under the plan.

NIKOLA CORPORATION | 60

PROPOSAL 4 — AMENDMENT TO THE NIKOLA CORPORATION 2020 STOCK INCENTIVE PLAN

✓	No Repricing Without Stockholder Approval – The repricing of stock options or stock appreciation rights (“SARs”), or any other action that has the effect of reducing the exercise price of stock options SARs, including voluntary surrender and re-grant, or the exchange of underwater stock options for cash or any other security, is prohibited without stockholder approval (other than adjustments in connection with a corporate transaction or restructuring).

✓	No Discounted Options or SARs – The 2020 Plan prohibits granting stock options or SARs with an exercise price less than the fair market value of Nikola common stock on the date of grant.

✓	No Liberal Share Recycling – Shares surrendered or withheld in payment for any grant, purchase, exercise price of an award or taxes related to an award, and shares repurchased in the open market using stock option proceeds will not again become available for grant.
✓	Clawback/Recoupment – If the Company is required to prepare restated financial results owing to an executive officer’s intentional misconduct or grossly negligent conduct, our board of directors (or a designated committee) may require reimbursement or forfeiture of incentive compensation. Any awards granted under the 2020 Plan are also subject to clawback and recoupment as required under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”).

✓	Independent Administration – The 2020 Plan is administered by the Compensation Committee, which is composed entirely of “independent directors” within the meaning of Nasdaq’s independence requirements and “non-employee directors” as defined in Rule 16b-3 under the Exchange Act

2020 Plan – Potential Equity Dilution and Historical Share Usage

While equity awards are an important part of our performance-based compensation programs, we are mindful of our responsibility to our stockholders to exercise judgment in granting these awards. The table below provides a summary of the outstanding awards and shares available under all the Company’s existing equity incentive plans as of December 31, 2022, and March 6, 2023.

	As of December 31,	As of March 6,
	2022 (in thousands)	2023 (in thousands)
Stock Options Outstanding under the Plans	22,469	22,390
Vested and Unexercised	22,438	22,390
Unvested	31	0
Weighted Average Exercise Price of Stock Options Outstanding	$1.31	$1.31
Weighted Average Remaining Term of Stock Options Outstanding	5.3	5.1
Full Value Awards Outstanding under the Plans	21,646	26,835
Outstanding PSUs	2,071	2,071
Outstanding RSUs	19,421	24,764
Outstanding RSUs Assumed in Acquisitions	154	60
Total Awards Outstanding under the Plans	44,115	49,286
Shares Available under the Plans	11,397	3,359
Shares Requested under the 2020 Plan:	30,000,000

Common Stock Outstanding as of the Record Date:	631,388,262

Overhang – As of March 6, 2023, there were approximately 3.4 million shares authorized and available for issuance under the Company’s existing equity incentive plans and 49.3 million shares subject to awards outstanding under these plans, representing 10.0% of the common stock outstanding as of the Record Date on a fully diluted basis (the “Overhang Percentage”). More than 45% of the Overhang Percentage is comprised of vested and unexercised stock options. The proposed reservation of 30,000,000 additional shares for issuance under the 2020 Plan would increase the Overhang Percentage to approximately 15.2%. We believe this represents a reasonable amount of potential equity dilution over the next few years that will allow us to continue granting equity awards, which is a significant component of our broad-based compensation program.

61 | 2023 PROXY STATEMENT

PROPOSAL 4 — AMENDMENT TO THE NIKOLA CORPORATION 2020 STOCK INCENTIVE PLAN

Share Usage – The annual share usage under tour equity incentive plans for the last three fiscal years is presented below (in thousands). Our average annual burn rate including forfeitures and canceled shares over the last three years is 2.39%.

	2022	2021	2020	3-Year Average
A: Full Value Awards Granted During Fiscal Year	19,318	10,627	18,606	—
PSUs Granted	1,613	—	13,318	—
RSUs Granted	17,705	10,627	5,288	—
B: Stock Options Granted During Fiscal Year	—	—	—	—
C: Total Awards Granted During Fiscal Year [A + B]	19,318	10,627	18,606	—
D: Total Awards Forfeited/Cancelled During Fiscal Year	15,804	1,012	5,276	—
E: Basic Weighted-Average Common Stock Outstanding	441,800	398,655	335,325	—
Burn Rate [C / E]	4.37%	2.67%	5.55%	4.20%
Burn Rate Including Forfeitures/Cancelled [–C - D) / E]	0.80%	2.41%	3.98%	2.39%

New Plan Benefits

Awards granted under the 2020 Plan will be determined in the Compensation Committee’s discretion. As of the date of this proxy statement, the Compensation Committee has not determined future awards or who might receive them. As a result, the benefits that will be awarded or paid that would be funded by the Plan Amendment are not currently determinable. However, each non-employee director is expected to receive an annual RSU grant on the date of the 2023 Annual Stockholders’ Meeting with a target value of between $200,000 to $210,000 (or $350,000 in the case of our Chairman of the board of directors).

The awards granted for the 2022 calendar year would not have changed if the Plan Amendment had been in place and are set forth in the following table, as of March 31, 2023.

2020 Plan
Name and Position	Dollar Value ($)	Number of Units
Michael Lohscheller, President and Chief Executive Officer	9,248,781	2,113,296
Kim J. Brady, Former Chief Financial Officer	2,684,270	363,230
Carey Mendes, President Energy	2,688,145	500,025
Britton M. Worthen, Chief Legal Officer	2,516,517	340,530
Joseph R. Pike, Chief Human Resources Officer	1,677,678	227,020
Executive Group	18,815,390	3,544,101
Non-Executive Director Group	1,431,917	229,651
Non-Executive Officer Employee Group	101,931,719	15,544,248

NIKOLA CORPORATION | 62

PROPOSAL 4 — AMENDMENT TO THE NIKOLA CORPORATION 2020 STOCK INCENTIVE PLAN

Summary of the 2020 Plan

The following summary is qualified in its entirety by reference to the complete text of the 2020 Plan, which is attached to this Proxy Statement as Appendix B.

Key Provisions	Description

Eligible Participants	Officers, employees, non-employee directors, consultants and advisors are eligible to participate in the 2020 Plan.

Shares Subject to Plan	Upon approval of the Plan Amendment, the total number of shares available for issuance under the 2020 Plan will be 33,199,020 shares, which includes 3,199,020 shares currently available for issuance thereunder.
Director Award Limit	The grant date fair value of all awards granted under the Plan to any non-employee director as compensation for services as a director during any twelve (12)-month period may not exceed $750,000, provided that any award granted to a director in lieu of a cash retainer will be excluded from such limit.

Plan Administration	The 2020 Plan is administered by our compensation committee, which has the authority to: designate the eligible individuals who will receive awards; determine the type, amounts and terms and conditions of awards (including vesting terms); determine amounts payable that may be deferred; interpret and administer the 2020 Plan; prescribe the form of award documentation under the 2020 Plan; establish, amend, suspend, or waive any rules and regulations under the 2020 Plan; and make any other determinations or take any other actions to administer the 2020 Plan. Subject to the limits established by our compensation committee, our compensation committee may delegate to one or more members of our compensation committee or our officers the authority to grant awards and take other actions under the 2020 Plan.

Award Types	Stock options, SARs, restricted stock, RSUs, performance-based awards and cash-based awards.

Stock Options and SARs	A stock option is the right to purchase a certain number of shares of stock, at a certain exercise price, in the future. SARs generally provide for payments to the recipient based upon increases in the price of our stock over the exercise price of the stock appreciation right. The exercise price of stock options and SARs may not be lower than the fair market value of the underlying shares on the date of grant. The term of any stock option or SAR will not be more than ten years from the date of grant.

Restricted Stock and RSUs	Restricted stock and RSUs provide the right to receive the value of the underlying shares, either in cash, shares, or a combination thereof.

Performance Awards	Performance awards may be denominated in cash, shares, units or a combination thereof, to be earned upon the achievement of performance conditions specified by our compensation committee.

Cash-Based Awards	A cash-based award is denominated in cash. Payment, if any, will be made in accordance with the terms of the award, and may be made in cash or in shares of common stock, as determined by the compensation committee.

Vesting Period

Vesting of awards is determined by the compensation committee.

Although subject to change at any time at the compensation committee’s sole discretion, “time-based” RSUs granted to employees generally vest over three years. “Performance-based” RSUs generally vest over three years, contingent on the satisfaction of pre-established performance goals. RSUs issued to non-employee directors generally vest over one year.

63 | 2023 PROXY STATEMENT

PROPOSAL 4 — AMENDMENT TO THE NIKOLA CORPORATION 2020 STOCK INCENTIVE PLAN

Adjustments	In the event of a recapitalization, stock split, or similar capital transaction, the compensation committee will make appropriate and equitable adjustments to the number of shares reserved for issuance under the 2020 Plan, the number of shares that can be issued as incentive stock options, the number of shares subject to outstanding awards and the exercise price under each outstanding option or SAR.

Corporate Transactions	If Nikola is involved in a merger or other reorganization, outstanding awards will be subject to the merger or reorganization agreement.

Clawback / Recoupment	If Nikola is required to prepare restated financial results owing to an executive officer's intentional misconduct or grossly negligent conduct, our board of directors may clawback or recoup excess bonus or incentive compensation. Nikola will also recoup incentive-based compensation from executive officers as required under the Dodd-Frank Act.
Repricings Prohibited	The 2020 Plan prohibits Nikola from repricing underwater options or SARs, including through an exchange either for cash or a new award with a lower (or no) exercise price.

Plan Amendments	The 2020 Plan may be amended by our board of directors or our compensation committee, generally subject to stockholder approval to the extent required by applicable law or applicable stock exchange rules and the consent of the affected participant if the amendment would materially adversely affect the rights of such participant under any outstanding award, and subject to certain other limitations included in the 2020 Plan.
Plan Termination	The 2020 Plan does not have a fixed termination date, but no incentive stock options may be granted under the 2020 Plan after June 3, 2030. The board of directors may terminate the 2020 Plan at any time.

The dollar value and number of awards to be granted in the future to eligible participants under the 2020 Plan are generally not currently determinable because the value and number of such awards are subject to the discretion of our compensation committee.

Amendments Requiring Stockholder Approval

The board of directors may terminate, amend, or suspend the 2020 Plan, provided that stockholder approval is required for any amendment that would:

•	increase the number of shares that may be issued under the 2020 Plan;
•	extend the term of the 2020 Plan;
•	change the class of persons eligible to participate in the 2020 Plan;
•	grant stock options at less than the market value;
•	reduce the price of an outstanding stock option or SAR;
•	reprice, repurchase, or exchange underwater stock options or SARs; or
•	otherwise implement any amendment required to be approved by stockholders under the Nasdaq rules.

Federal Income Tax Consequences for Awards

Applicable disclosure rules require us to include a brief summary of the federal income tax consequences applicable to awards that may be granted under the 2020 Plan. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences, which may be substantially different.

Non-Qualified Stock Options – When an optionee exercises a stock option, the amount by which the fair market value of the stock underlying the stock option on the date of exercise exceeds the aggregate exercise price of the stock option is taxed as ordinary income to the optionee in the year of exercise and generally will be allowed as a deduction for federal income tax purposes to the Company in the same year. When an optionee disposes of shares acquired by the exercise of the stock option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as a long-term or short-term capital gain to the optionee, depending upon the holding period of the

NIKOLA CORPORATION | 64

PROPOSAL 4 — AMENDMENT TO THE NIKOLA CORPORATION 2020 STOCK INCENTIVE PLAN

shares. If the amount received is less than the market value of the shares on the date of exercise, the loss will be treated as a long-term or short-term capital loss, depending upon the holding period of the shares.

Incentive Stock Options – When an optionee exercises an incentive stock option while employed by the Company or a subsidiary or within the three-month (one year for disability) period after termination of service, no ordinary income (other than alternative minimum tax) will be recognized by the optionee at that time. If the shares acquired upon exercise are not disposed of until more than two years after the stock option was granted and one year after the date of exercise, the excess of the sale proceeds over the aggregate exercise price of such shares will be treated as long-term capital gain to the optionee, and the Company will not be entitled to a tax deduction under such circumstances. However, if the shares are disposed of prior to such date (a “disqualifying disposition”), any portion of the proceeds representing the excess of the fair market value of such shares at the time of exercise over the aggregate exercise price (but generally not more than the amount of gain realized on the disposition) will generally be ordinary income to the optionee at the time of such disqualifying disposition and the Company generally will be entitled to a federal tax deduction equal to the amount of ordinary income so recognized by the optionee. If an incentive stock option is exercised more than three months (one year for disability) after termination of service, the tax consequences are the same as described above for non-qualified stock options.

Restricted Stock Units – A participant generally will not be taxed upon the grant of RSUs (including PSUs), but rather will recognize ordinary income in an amount equal to the fair market value of the shares received at the time of settlement of such an award in shares or the cash payment received if the award is settled in cash. The Company generally will be entitled to a tax deduction at the same time and in the same amount.

Other Awards – With respect to other awards granted under the 2020 Plan, including other stock-based awards and cash incentive awards, a participant generally will recognize ordinary income equal to the payment received with respect to an award paid in cash and/or the fair market value of any shares or other property received. The Company generally will be entitled to a tax deduction at the same time and in the same amount.

The Board of Directors Recommends a Vote “FOR” the Approval of the Amendment to the Nikola Corporation 2020 Stock Incentive Plan to Increase the Number of Shares of Common Stock Available for Issuance Thereunder by 30,000,000 Shares.

65 | 2023 PROXY STATEMENT

PROPOSAL 5 — NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL 5 — NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act requires that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

As described in detail under the heading “Executive Compensation — Compensation Discussion and Analysis,” our executive compensation programs are designed to attract and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of long-term corporate objectives, and the creation of increased stockholder value. Please read the Compensation Discussion and Analysis for additional details about our executive compensation programs, including information about the 2022 compensation of our named executive officers.

At our 2022 annual meeting of stockholders (the “2022 Annual Meeting”), we asked our stockholders to indicate their support for our named executive officer compensation as described in the proxy statement for the 2022 Annual Meeting. At the 2022 Annual Meeting, we received 162,765,364 votes “for,” 109,831,536 votes “against” and 6,392,674 abstentions for the non-binding advisory vote to approve the compensation of our named executive officers, of which “for” votes represented 59.7% of the voting power present or represented by proxy at the 2022 Annual Meeting and entitled to vote for such proposal (excluding abstentions). Of the no votes, we believe approximately 78% of the votes were from a single stockholder. Excluding the shares held by such single stockholder from the aggregate voting power present or represented by proxy at the 2022 Annual Meeting and entitled to vote for the named executive officer compensation, 84.3% of the shares voted “for” the named executive officer compensation. Our compensation committee reviewed such vote at the 2022 Annual Meeting, noting that of the shares that were voted “for” or “against,” other than the shares we believe were voted by the former founder of our company, the number of “for” votes was significantly larger than the number of votes “against” the compensation of our named executive officers, and determined that a majority of our stockholders present or represented by proxy at the 2022 Annual Meeting and entitled to vote thereon, excluding shares held by our former founder, voted “for” our named executive officer’s compensation.

Our compensation committee considered the results of the vote on the 2022 named executive officer compensation on our executive compensation program as part of its annual executive compensation review. Our board of directors values the opinions of our stockholders and our compensation committee will continue to consider the outcome of future named executive officer compensation votes, as well as feedback received throughout the year, when making compensation decisions for our named executive officers. The next vote, on a nonbinding, advisory basis, regarding the compensation of our named executive officers will take place at the 2023 annual meeting of stockholders.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named

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PROPOSAL 5 — NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

executive officers’ compensation. This vote is advisory, which means that the vote on executive compensation is not binding on us, our board of directors or our compensation committee of the board of directors. This vote is not intended to address any specific item of compensation, but rather the vote relates to the compensation of our named executive officers as a whole, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

Accordingly, we will ask our stockholders to vote for the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

The Board of Directors Recommends a Vote “FOR” the Approval, on a Non-Binding Advisory Basis, of the Compensation of Our Named Executive Officers.

67 | 2023 PROXY STATEMENT

PROPOSAL 6 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 6 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023. Ernst & Young LLP has audited our financial statements since 2018. Representatives of Ernst & Young LLP are expected to attend the virtual Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table sets forth the fees billed by Ernst & Young LLP for audit and other services rendered:

	Year ended December 31,
	2022	2021
	(In thousands)
Audit Fees(1)	$1,656,540	$1,320,000
Audit-related Fees	—	—
Tax Fees(2)	56,534	73,000
All Other Fees(3)	—	1,350
	$1,713,074	$1,394,350

(1)	Audit fees consist of fees billed for professional services rendered for the audit of our financial statements, including, the aggregate fees billed for 2021 and 2022 for professional services rendered for the audit of our annual financial statements included in our Annual Report on Form 10-K, review of the quarterly financial information included in our Exchange Act filings and review of the financial information included in our S-1 related to our pro forma in connection with the Business Combination.

(2)	Tax fees consist of consulting work and assistance related to tax compliance.

(3)	All other fees consist of the cost of our subscription to an accounting research tool provided by Ernst & Young LLP.

Pre-approval Policies and Procedures

Our audit committee established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. All of the services provided were pre-approved to the extent required. During the approval process, the audit committee considers the impact of the types of services and the related fees on the independence of the independent registered public accounting firm. The services and fees must be deemed compatible with the maintenance of that firm’s independence, including compliance with rules and regulations of the SEC. Throughout the year, the audit committee will review any revisions to the estimates of audit and non-audit fees initially approved.

Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the board of directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the Company and our stockholders.

The Board of Directors Recommends a Vote “FOR” the Ratification of Ernst & Young LLP as our Independent Registered Public Accounting Firm For the Year Ending December 31, 2023.

NIKOLA CORPORATION | 68

Delinquent Section 16(a) Reports

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4 and 5 with the SEC. These persons are required to furnish us with copies of all Forms 3, 4 and 5 they file. Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they filed all required reports, we believe that all of our executive officers, directors and greater than 10% stockholders complied on a timely basis with all Section 16(a) filing requirements applicable to them with respect to transactions during 2022, with the exception of the following: a Form 4 for Carey Mendes required to be filed by September 5, 2022 was filed on September 6, 2022.

Stockholder Proposals for the 2024 Annual Meeting

To be considered for inclusion in the proxy statement for our 2024 annual meeting of stockholders, stockholder proposals must be received by the Secretary of the Company no later than December 27, 2023. Proposals should be sent to our Secretary at Nikola Corporation, 4141 E Broadway Road, Phoenix, Arizona 85040. These proposals also must comply with the stockholder proxy proposal submission rules of the SEC under Rule 14a-8 of the Exchange Act. Proposals we receive after that date will not be included in the proxy statement. We urge stockholders to submit proposals by Certified Mail – Return Receipt Requested.

Our Bylaws also establish advance notice procedures for stockholders who wish to nominate an individual for election as a director or to present a proposal at the 2024 annual meeting but do not intend for the nomination or the proposal to be included in our proxy statement. A director nomination or stockholder proposal not included in the proxy statement for the 2024 annual meeting will not be eligible for presentation at the meeting unless the stockholder gives timely notice of the nomination or proposal in writing to our Secretary at our principal executive offices and otherwise complies with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received the stockholder’s notice not more than 120 days nor less than 90 days prior to the first anniversary of the date the proxy statement was provided to the stockholders in connection with preceding year’s annual meeting of stockholders. However, if we have not held an annual meeting in the previous year or the date of the annual meeting is called for a date that is more than 30 days before or after the first anniversary date of the preceding year’s annual meeting, we must have received the stockholder’s notice not later than the close of business on the later of the 90th day prior to the date of the scheduled annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. For the 2024 annual meeting of stockholders, notice must be received between December 27, 2023 and January 26, 2024. An adjournment or postponement of an annual meeting will not commence a new time period or extend any time period for the giving of the stockholder’s notice described above. The stockholder’s notice must set forth, as to each proposed matter, the information required by our Bylaws. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than April 8, 2024. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedures.

69 | 2023 PROXY STATEMENT

OTHER MATTERS

OTHER MATTERS

Your board of directors does not know of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, the proxy holders will vote in accordance with their judgment unless you direct them otherwise. Whether or not you intend to attend the Annual Meeting, we urge you to vote by Internet or telephone.

By order of the Board of Directors

/s/ Britton M. Worthen

Britton M. Worthen
Chief Legal Officer and Secretary

Phoenix, Arizona

April 25, 2023

Stockholders may make a request for our Annual Report on Form 10-K for the year ended December 31, 2022 in writing to our Secretary, Nikola Corporation, 4141 E Broadway Road, Phoenix, Arizona 85040. We will also provide copies of exhibits to our Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. The request must include a representation by the stockholder that, as of April 10, 2023, the stockholder was entitled to vote at the Annual Meeting. Our Annual Report on Form 10-K and exhibits are also available at www.nikolamotor.com.

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NOTE REGARDING FORWARD-LOOKING STATEMENTS

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for the historical information set forth herein, the matters set forth in this proxy statement contain predictions, estimates and other forward-looking statements including, without limitation, statements regarding: our business plans and our mission; expected timing with respect to the build out of our manufacturing facilities and refueling stations; plans with respect to our battery supply; expected benefits of the IRA and other state incentives; our efforts to seek diversity on our board of directors; expectations regarding our new officers and directors; objectives of our compensation program and related expectations; and expectations regarding our ESG program.

These forward-looking statements are based on our current expectations and are subject to risks and uncertainties that may cause actual results to differ materially, including: our ability to execute our business model, including market acceptance of our planned products and services; changes in applicable laws or regulations; risks associated with the outcome of any legal, regulatory or judicial proceedings; the effect of the COVID-19 pandemic and interest rate and inflation fluctuations on our business; our ability to raise capital; our ability to compete; the success of our business collaborations; regulatory developments in the United States and foreign countries; the possibility that we may be adversely affected by other economic, business, and/or competitive factors, including recessions and global economic down turns; our history of operating losses; and other risks detailed from time to time in our reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2022. We disclaim any intent or obligation to update these forward-looking statements.

71 | 2023 PROXY STATEMENT

Appendix A

CERTIFICATE OF AMENDMENT OF

THE SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

NIKOLA CORPORATION

Nikola Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on January 23, 2018 under the name VectoIQ Acquisition Corp.

2. This amendment to the Second Amended and Restated Certificate of Incorporation of the Corporation as set forth below has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the stockholders and directors of the Corporation.

3. Subsection A of ARTICLE IV of the Second Amended and Restated Certificate of Incorporation of the Corporation as presently in effect is amended and restated to read in its entirety as follows:

“Classes of Stock. The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is one billion seven hundred fifty million (1,750,000,000), of which one billion six hundred million (1,600,000,000) shares shall be Common Stock, $0.0001 par value per share (“Common Stock”), and of which one hundred fifty million (150,000,000) shares shall be Preferred Stock, $0.0001 par value per share (“Preferred Stock”). The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such Preferred Stock holders is required pursuant to the provisions established by the Board of Directors of the Corporation (the “Board of Directors”) in the resolution or resolutions providing for the issue of such Preferred Stock, and if such holders of such Preferred Stock are so entitled to vote thereon, then, except as may otherwise be set forth in the certificate of incorporation of the Corporation, the only stockholder approval required shall be the affirmative vote of a majority of the voting power of the Common Stock and the Preferred Stock so entitled to vote, voting together as a single class.”

4. All other provisions of the Second Amended and Restated Certificate of Incorporation of the Corporation remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized Chief Legal Officer this      day of                    , 2023.

NIKOLA CORPORATION

By:
Britton M. Worthen, Chief Legal Officer

NIKOLA CORPORATION | A-1

Appendix B

NIKOLA CORPORATION

2020 STOCK INCENTIVE PLAN

(As amended and restated on April 12, 2023)

TABLE OF CONTENTS

SECTION 1. ESTABLISHMENT AND PURPOSE		1

SECTION 2. DEFINITIONS		1
(a)	“Affiliate”	1
(b)	“Award”	1
(c)	“Award Agreement”	1
(d)	“Board of Directors” or “Board”	1
(e)	“Cash-Based Award”	1
(f)	“Change in Control”	1
(g)	“Code”	3
(h)	“Committee”	3
(i)	“Company”	3
(j)	“Consultant”	3
(k)	“Disability”	3
(l)	“Employee”	3
(m)	“Exchange Act”	3
(n)	“Exercise Price”	3
(o)	“Fair Market Value”	3
(p)	“ISO”	4
(q)	“Nonstatutory Option” or “NSO”	4
(r)	“Option”	4
(s)	“Outside Director”	4
(t)	“Parent”	4
(u)	“Participant”	4
(v)	“Plan”	4
(w)	“Predecessor Plan”	4
(x)	“Purchase Price”	4
(y)	“Restricted Share”	4
(z)	“SAR”	4
(aa)	“Section 409A”	4
(bb)	“Securities Act”	4
(cc)	“Service”	5
(dd)	“Share”	5

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2020 STOCK INCENTIVE PLAN

i

(ee)	“Stock”	5
(ff)	“Stock Unit”	5
(gg)	“Subsidiary”	5

SECTION 3. ADMINISTRATION		5
(a)	Committee Composition	5
(b)	Committee Appointment	5
(c)	Committee Procedures	6
(d)	Committee Responsibilities	6

SECTION 4. ELIGIBILITY		7
(a)	General Rule	7
(b)	Ten-Percent Stockholders	7
(c)	Attribution Rules	7
(d)	Outstanding Stock	7

SECTION 5. STOCK SUBJECT TO PLAN		8
(a)	Basic Limitation	8
(b)	Additional Shares	8
(c)	Substitution and Assumption of Awards	8
(d)	Grants to Outside Directors	9

SECTION 6. RESTRICTED SHARES		9
(a)	Restricted Share Award Agreement	9
(b)	Payment for Awards	9
(c)	Vesting	9
(d)	Voting and Dividend Rights	9
(e)	Restrictions on Transfer of Shares	10

SECTION 7. TERMS AND CONDITIONS OF OPTIONS		10
(a)	Stock Option Award Agreement	10
(b)	Number of Shares	10
(c)	Exercise Price	10
(d)	Withholding Taxes	10
(e)	Exercisability and Term	10

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2020 STOCK INCENTIVE PLAN

(f)	Exercise of Options	11
(g)	Effect of Change in Control	11
(h)	No Rights as a Stockholder	11
(i)	Modification, Extension and Renewal of Options	11
(j)	Restrictions on Transfer of Shares	11

SECTION 8. PAYMENT FOR SHARES		12
(a)	General Rule	12
(b)	Surrender of Stock	12
(c)	Services Rendered	12
(d)	Cashless Exercise	12
(e)	Exercise/Pledge	12
(f)	Net Exercise	12
(g)	Promissory Note	12
(h)	Other Forms of Payment	13
(i)	Limitations under Applicable Law	13

SECTION 9. STOCK APPRECIATION RIGHTS		13
(a)	SAR Award Agreement	13
(b)	Number of Shares	13
(c)	Exercise Price	13
(d)	Exercisability and Term	13
(e)	Effect of Change in Control	13
(f)	Exercise of SARs	13
(g)	Modification, Extension or Assumption of SARs	14

SECTION 10. STOCK UNITS		14
(a)	Stock Unit Award Agreement	14
(b)	Payment for Awards	14
(c)	Vesting Conditions	14
(d)	Voting and Dividend Rights	14
(e)	Form and Time of Settlement of Stock Units	15
(f)	Death of Participant	15
(g)	Creditors’ Rights	15

NIKOLA CORPORATION
2020 STOCK INCENTIVE PLAN

SECTION 11. CASH-BASED AWARDS		15

SECTION 12. ADJUSTMENT OF SHARES		16
(a)	Adjustments	16
(b)	Dissolution or Liquidation	16
(c)	Reorganizations	16
(d)	Reservation of Rights	17

SECTION 13. DEFERRAL OF AWARDS		17
(a)	Committee Powers	17
(b)	General Rules	17

SECTION 14. AWARDS UNDER OTHER PLANS		18

SECTION 15. PAYMENT OF DIRECTOR’S FEES IN SECURITIES		18
(a)	Effective Date	18
(b)	Elections to Receive NSOs, SARs, Restricted Shares or Stock Units	18
(c)	Number and Terms of NSOs, SARs, Restricted Shares or Stock Units	18

SECTION 16. LEGAL AND REGULATORY REQUIREMENTS		18

SECTION 17. TAXES		19
(a)	Withholding Taxes	19
(b)	Share Withholding	19
(c)	Section 409A	19

SECTION 18. TRANSFERABILITY		19

SECTION 19. PERFORMANCE BASED AWARDS		19

SECTION 20. RECOUPMENT		19

SECTION 21. NO EMPLOYMENT RIGHTS		20

SECTION 22. DURATION AND AMENDMENTS		20
(a)	Term of the Plan	20
(b)	Right to Amend the Plan	20
(c)	Effect of Termination	20

SECTION 23. AWARDS TO NON-U.S. PARTICIPANTS		20

NIKOLA CORPORATION
2020 STOCK INCENTIVE PLAN

SECTION 24. GOVERNING LAW	21

SECTION 25. SUCCESSORS AND ASSIGNS	21

SECTION 26. EXECUTION	21

NIKOLA CORPORATION
2020 STOCK INCENTIVE PLAN

v

NIKOLA CORPORATION

2020 STOCK INCENTIVE PLAN

Section 1.    ESTABLISHMENT AND PURPOSE.

The Plan was adopted by the Board of Directors on May 6, 2020, became effective on June 3, 2020 (the “Effective Date”), was amended on April 22, 2021 and was further amended on April 12, 2023. The Plan’s purpose is to attract, retain, incent and reward top talent through stock ownership to improve operating and financial performance and strengthen the mutuality of interest between eligible service providers and stockholders.

Section 2.    DEFINITIONS.

(a)          “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

(b)          “Award” means any award of an Option, a SAR, a Restricted Share, a Stock Unit or a Cash-Based Award under the Plan.

(c)          “Award Agreement” means the agreement between the Company and the recipient of an Award which contains the terms, conditions and restrictions pertaining to such Award.

(d)          “Board of Directors” or “Board” means the Board of Directors of the Company, as constituted from time to time.

(e)          “Cash-Based Award” means an Award that entitles the Participant to receive a cash-denominated payment.

(f)           “Change in Control” means the occurrence of any of the following events:

(i)	A change in the composition of the Board of Directors occurs, as a result of which fewer than one-half of the incumbent directors are directors who either:

(A)	Had been directors of the Company on the “look-back date” (as defined below) (the “original directors”); or

(B)	Were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved (the “continuing directors”);

provided, however, that for this purpose, the “original directors” and “continuing directors” shall not include any individual whose initial assumption of office occurred as a result of an actual or threatened

NIKOLA CORPORATION
2020 STOCK INCENTIVE PLAN

election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board;

(ii)	Any “person” (as defined below) who by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company;

(iii)	The consummation of a merger or consolidation of the Company or a Subsidiary of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the Company (or its successor) and (B) any direct or indirect parent corporation of the Company (or its successor); or

(iv)	The sale, transfer or other disposition of all or substantially all of the Company’s assets.

For purposes of subsection (f)(i) above, the term “look-back” date means the later of (1) the Effective Date and (2) the date that is 24 months prior to the date of the event that may constitute a Change in Control.

For purposes of subsection (f)(ii) above, the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act, but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary and (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Stock.

Any other provision of this Section 2(f) notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, and a Change in Control shall not be deemed to occur if the Company files a registration statement with the

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United States Securities and Exchange Commission in connection with an initial or secondary public offering of securities or debt of the Company to the public.

(g)          “Code” means the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

(h)          “Committee” means the Compensation Committee as designated by the Board of Directors, which is authorized to administer the Plan, as described in Section 3 hereof.

(i)           “Company” means Nikola Corporation, a Delaware corporation.

(j)           “Consultant” means an individual who is a consultant or advisor and who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor (not including service as a member of the Board of Directors) or a member of the board of directors of a Parent or a Subsidiary, in each case who is not an Employee.

(k)          “Disability” means any permanent and total disability as defined by Section 22(e)(3) of the Code.

(l)           “Employee” means any individual who is a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

(m)         “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(n)          “Exercise Price” means, in the case of an Option, the amount for which one Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price” means, in the case of a SAR, an amount, as specified in the applicable SAR Award Agreement, which is subtracted from the Fair Market Value of one Share in determining the amount payable upon exercise of such SAR.

(o)          “Fair Market Value” with respect to a Share, means the market price of one Share, determined by the Committee as follows:

(i)	If the Stock was traded over-the-counter on the date in question, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Stock is quoted or, if the Stock is not quoted on any such system, by the Pink Quote system;

(ii)	If the Stock was traded on any established stock exchange (such as the New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market) or national market system on the date in question,

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then the Fair Market Value shall be equal to the closing price reported for such date by the applicable exchange or system; or

(iii)	If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

(p)           “ISO” means an employee incentive stock option described in Section 422 of the Code.

(q)            “Nonstatutory Option” or “NSO” means an employee stock option that is not an ISO.

(r)             “Option” means an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

(s)            “Outside Director” means a member of the Board of Directors who is not a common-law employee of, or paid consultant to, the Company, a Parent or a Subsidiary.

(t)             “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.

(u)            “Participant” means a person who holds an Award.

(v)            “Plan” means this 2020 Stock Incentive Plan of Nikola Corporation, as amended from time to time.

(w)           “Predecessor Plan” means the 2017 Stock Option Plan of Nikola Corporation, as amended.

(x)             “Purchase Price” means the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

(y)            “Restricted Share” means a Share awarded under the Plan.

(z)             “SAR” means a stock appreciation right granted under the Plan.

(aa)          “Section 409A” means Section 409A of the Code.

(bb)          “Securities Act” means the United States Securities Act of 1933, as amended, the rules and regulations promulgated thereunder,

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(cc)          “Service” means service as an Employee, Consultant or Outside Director, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. Service does not terminate when an Employee goes on a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to ISO status, an Employee’s employment will be treated as terminating three months after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Company determines which leaves of absence count toward Service, and when Service terminates for all purposes under the Plan.

(dd)         “Share” means one share of Stock, as adjusted in accordance with Section 12 (if applicable).

(ee)          “Stock” means the Common Stock, par value $0.0001 per share, of the Company.

(ff)           “Stock Unit” means a bookkeeping entry representing the Company’s obligation to deliver one Share (or distribute cash) on a future date in accordance with the provisions of a Stock Unit Award Agreement.

(gg)         “Subsidiary” means any corporation, if the Company and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

Section 3.    ADMINISTRATION.

(a)            Committee Composition. The Plan shall be administered by a Committee appointed by the Board, or by the Board acting as the Committee. The Committee shall consist of two or more directors of the Company. In addition, to the extent required by the Board, the composition of the Committee shall satisfy such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act.

(b)            Committee Appointment. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the requirements of Section 3(a), who may administer the Plan, may grant Awards under the Plan and may determine all terms of such grants, in each case with respect to all Employees, Consultants and Outside Directors (except such as may be on such committee), provided that such committee or committees may perform these functions only with respect to Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act. Within the limitations of the preceding sentence, any reference in the Plan to the Committee shall include such committee or committees appointed pursuant to the preceding sentence. To the extent permitted by applicable laws, the Board of Directors may also authorize one or more officers of the Company to designate Employees, other than officers under Section 16 of the

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Exchange Act, to receive Awards and/or to determine the number of such Awards to be received by such persons; provided, however, that the Board of Directors shall specify the total number of Awards that such officers may so award.

(c)           Committee Procedures. The Board of Directors shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing (including via email) by all Committee members, shall be valid acts of the Committee.

(d)          Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

(i)	To interpret the Plan and to apply its provisions;

(ii)	To adopt, amend or rescind rules, procedures and forms relating to the Plan;
(iii)	To adopt, amend or terminate sub-plans established for the purpose of satisfying applicable foreign laws including qualifying for preferred tax treatment under applicable foreign tax laws;

(iv)	To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;
(v)	To determine when Awards are to be granted under the Plan;

(vi)	To select the Participants to whom Awards are to be granted;

(vii)	To determine the type of Award and number of Shares or amount of cash to be made subject to each Award;

(viii)	To prescribe the terms and conditions of each Award, including (without limitation) the Exercise Price and Purchase Price, and the vesting or duration of the Award (including accelerating the vesting of Awards, either at the time of the Award or thereafter, without the consent of the Participant), to determine whether an Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the agreement relating to such Award;

(ix)	To amend any outstanding Award Agreement, subject to applicable legal restrictions and to the consent of the Participant if the Participant’s rights or obligations would be materially impaired;

(x)	To prescribe the consideration for the grant of each Award or other right under the Plan and to determine the sufficiency of such consideration;

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(xi)	To determine the disposition of each Award or other right under the Plan in the event of a Participant’s divorce or dissolution of marriage;

(xii)	To determine whether Awards under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

(xiii)	To correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement;

(xiv)	To establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; and

(xv)	To take any other actions deemed necessary or advisable for the administration of the Plan.

Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Awards under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Participants and all persons deriving their rights from a Participant. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan or any Award under the Plan.

Section 4.    ELIGIBILITY.

(a)            General Rule. Only Employees, Consultants and Outside Directors shall be eligible for the grant of Awards. Only common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs.

(b)            Ten-Percent Stockholders. An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, a Parent or Subsidiary shall not be eligible for the grant of an ISO unless such grant satisfies the requirements of Section 422(c)(5) of the Code.

(c)             Attribution Rules. For purposes of Section 4(b) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee’s brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries.

(d)            Outstanding Stock. For purposes of Section 4(b) above, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant. “Outstanding

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stock” shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.

Section 5.    STOCK SUBJECT TO PLAN.

(a)            Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares authorized for issuance as Awards under the Plan shall not exceed the sum of (x) fifty million (50,000,000 Shares, plus (y) the sum of the number of Shares subject to outstanding awards under the Predecessor Plan on the Effective Date that are subsequently forfeited or terminated for any reason before being exercised or settled, plus the number of Shares subject to vesting restrictions under the Predecessor Plan on the Effective Date that are subsequently forfeited, plus the number of reserved Shares not issued or subject to outstanding grants under the Predecessor Plan on the Effective Date. Notwithstanding the foregoing, the number of Shares that may be delivered in the aggregate pursuant to the exercise of ISOs granted under the Plan shall not exceed fifty million (50,000,000) Shares plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan pursuant to Section 5(c). The limitations of this Section 5(a) shall be subject to adjustment pursuant to Section 12. The number of Shares that are subject to Awards outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

(b)            Additional Shares. If Restricted Shares are forfeited, then such Shares shall again become available for Awards under the Plan. If Stock Units, Options or SARs are forfeited or terminate for any reason before being exercised or settled, then the corresponding Shares shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available in Section 5(a) and the balance (including any Shares withheld to satisfy tax withholding obligations) shall again become available for Awards under the Plan. The full number of Options exercised shall be counted against the number of Shares available for Awards under the Plan, regardless of the number of Shares actually issued upon exercise of such Options. The full number of SARs settled shall be counted against the number of Shares available for Awards under the Plan, regardless of the number of Shares actually issued in settlement of such SARs. Any Shares withheld to satisfy the tax withholding obligation pursuant to any Award of Options or SARs shall not be added to the Shares available for Awards under the Plan. Notwithstanding the foregoing provisions of this Section 5(b), Shares that have actually been issued shall not again become available for Awards under the Plan, except for Restricted Shares that are forfeited and do not become vested.

(c)             Substitution and Assumption of Awards. The Committee may make Awards under the Plan by assumption, substitution or replacement of stock options, stock appreciation rights, stock units or similar awards granted by another entity (including a Parent or Subsidiary), if such assumption, substitution or replacement is in connection with an asset acquisition, stock acquisition, merger, consolidation or similar transaction involving the Company (and/or its Parent or Subsidiary) and such other entity (and/or its affiliate). The terms of such assumed,

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substituted or replaced Awards shall be as the Committee, in its discretion, determines is appropriate, notwithstanding limitations on Awards in the Plan. Any such substitute or assumed Awards shall not count against the Share limitation set forth in Section 5(a) (nor shall Shares subject to such Awards be added to the Shares available for Awards under the Plan as provided in Section 5(b) above), except that Shares acquired by exercise of substitute ISOs will count against the maximum number of Shares that may be issued pursuant to the exercise of ISOs under the Plan.

(d)            Grants to Outside Directors. The grant date fair value of all Awards (as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) granted under the Plan to any Outside Director as compensation for services as an Outside Director during any twelve (12)-month period may not exceed $750,000, provided that any Award granted to an Outside Director in lieu of a cash retainer pursuant to Section 15(b) will be excluded from such limit.

Section 6.    RESTRICTED SHARES.

(a)            Restricted Share Award Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Share Award Agreement between the Participant and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Share Award Agreements entered into under the Plan need not be identical.

(b)            Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services.

(c)             Vesting. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Share Award Agreement. A Restricted Share Award Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.

(d)           Voting and Dividend Rights. A holder of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders, except that in the case of any unvested Restricted Shares, the holder shall not be entitled to any dividends or other distributions paid or distributed by the Company in respect of outstanding Shares. Notwithstanding the foregoing, at the Committee’s discretion, the holder of unvested Restricted Shares may be credited with such dividends and other distributions, provided that such dividends and other distributions shall be paid or distributed to the holder only if, when and to the extent such unvested Restricted Shares vest. The value of dividends and other distributions payable or distributable with respect to any unvested Restricted Shares that do not vest shall be forfeited. For the avoidance of doubt, other than with respect to the right to receive dividends and other distributions, the holders of unvested Restricted Shares shall have the same voting

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rights and other rights as the Company’s other stockholders in respect of such unvested Restricted Shares.

(e)            Restrictions on Transfer of Shares. Restricted Shares shall be subject to such rights of repurchase, rights of first refusal or other restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Restricted Share Award Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

Section 7.    TERMS AND CONDITIONS OF OPTIONS.

(a)             Stock Option Award Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Award Agreement between the Participant and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Award Agreement. The Stock Option Award Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Award Agreements entered into under the Plan need not be identical.

(b)             Number of Shares. Each Stock Option Award Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 12.

(c)            Exercise Price. Each Stock Option Award Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, except as otherwise provided in 4(b), and the Exercise Price of an NSO shall not be less than 100% of the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing, Options may be granted with an Exercise Price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. Subject to the foregoing in this Section 7(c), the Exercise Price under any Option shall be determined by the Committee in its sole discretion. The Exercise Price shall be payable in one of the forms described in Section 8.

(d)           Withholding Taxes. As a condition to the exercise of an Option, the Participant shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Participant shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

(e)            Exercisability and Term. Each Stock Option Award Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Award Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant (five years for ISOs granted to Employees described in Section 4(b)). A Stock Option Award Agreement may provide for accelerated exercisability in the event of the Participant’s death, Disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination

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of the Participant’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. Subject to the foregoing in this Section 7(e), the Committee in its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.

(f)             Exercise of Options. Each Stock Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s Service with the Company and its Subsidiaries, and the right to exercise the Option of any executors or administrators of the Participant’s estate or any person who has acquired such Option(s) directly from the Participant by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

(g)            Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.

(h)            No Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in Section 12.

(i)             Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding options or may accept the cancellation of outstanding options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price, or in return for the grant of a different Award for the same or a different number of Shares or for cash; provided, however, that other than in connection with an adjustment of Awards pursuant to Section 12, the Committee may not modify outstanding Options to lower the Exercise Price nor may the Committee assume or accept the cancellation of outstanding Options in return for cash or the grant of new Awards when the Exercise Price is greater than the Fair Market Value of the Shares covered by such Options, unless such action has been approved by the Company’s stockholders. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, materially impair his or her rights or obligations under such Option.

(j)             Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Award Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

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Section 8.    PAYMENT FOR SHARES.

(a)            General Rule. The entire Exercise Price or Purchase Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Section 8(b) through Section 8(h) below.

(b)             Surrender of Stock. To the extent that a Stock Option Award Agreement so provides, payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have already been owned by the Participant or his or her representative. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. The Participant shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

(c)             Services Rendered. At the discretion of the Committee, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the Award) of the value of the services rendered by the Participant and the sufficiency of the consideration to meet the requirements of Section 6(b).

(d)            Cashless Exercise. To the extent that a Stock Option Award Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

(e)            Exercise/Pledge. To the extent that a Stock Option Award Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker or lender to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate Exercise Price.

(f)              Net Exercise. To the extent that a Stock Option Award Agreement so provides, by a “net exercise” arrangement pursuant to which the number of Shares issuable upon exercise of the Option shall be reduced by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate Exercise Price (plus tax withholdings, if applicable) and any remaining balance of the aggregate Exercise Price (and/or applicable tax withholdings) not satisfied by such reduction in the number of whole Shares to be issued shall be paid by the Participant in cash or any other form of payment permitted under the Stock Option Agreement.

(g)             Promissory Note. To the extent that a Stock Option Award Agreement or Restricted Share Award Agreement so provides, payment may be made all or in part by delivering (on a form prescribed by the Company) a full-recourse promissory note.

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(h)             Other Forms of Payment. To the extent that a Stock Option Award Agreement or Restricted Share Award Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

(i)              Limitations under Applicable Law. Notwithstanding anything herein or in a Stock Option Award Agreement or Restricted Share Award Agreement to the contrary, payment may not be made in any form that is unlawful, as determined by the Committee in its sole discretion.

Section 9.    STOCK APPRECIATION RIGHTS.

(a)             SAR Award Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Award Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Award Agreements entered into under the Plan need not be identical.

(b)            Number of Shares. Each SAR Award Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 12.

(c)             Exercise Price. Each SAR Award Agreement shall specify the Exercise Price. The Exercise Price of a SAR shall not be less than 100% of the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing, SARs may be granted with an Exercise Price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. Subject to the foregoing in this Section 9(c), the Exercise Price under any SAR shall be determined by the Committee in its sole discretion.

(d)            Exercisability and Term. Each SAR Award Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Award Agreement shall also specify the term of the SAR. A SAR Award Agreement may provide for accelerated exercisability in the event of the Participant’s death, Disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s Service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

(e)            Effect of Change in Control. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company.

(f)             Exercise of SARs. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (i) Shares, (ii) cash or (iii) a combination of Shares and cash, as the Committee shall determine. The

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amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.

(g)            Modification, Extension or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price, or in return for the grant of a different Award for the same or a different number of Shares or cash; provided, however, that other than in connection with an adjustment of Awards pursuant to Section 12, the Committee may not modify outstanding SARs to lower the Exercise Price nor may the Committee assume or accept the cancellation of outstanding SARs in return for cash or the grant of new Awards when the Exercise Price is greater than the Fair Market Value of the Shares covered by such SARs, unless such action has been approved by the Company’s stockholders. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the holder, materially impair his or her rights or obligations under such SAR.

Section 10.               STOCK UNITS.

(a)            Stock Unit Award Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Award Agreement between the Participant and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Award Agreements entered into under the Plan need not be identical.

(b)            Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

(c)            Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Award Agreement. A Stock Unit Award Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or retirement or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that a Change in Control occurs with respect to the Company.

(d)            Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Dividend equivalents shall not be distributed prior to settlement of the Stock Unit to which the dividend equivalents pertain. Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions (including without limitation,

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2020 STOCK INCENTIVE PLAN

any forfeiture conditions) as the Stock Units to which they attach. The value of dividend equivalents payable or distributable with respect to any unvested Stock Units that do not vest shall be forfeited.

(e)             Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (i) cash, (ii) Shares or (iii) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. A Stock Unit Award Agreement may provide that vested Stock Units may be settled in a lump sum or in installments. A Stock Unit Award Agreement may provide that the distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date, subject to compliance with Section 409A. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 12.

(f)              Death of Participant. Any Stock Unit Award that becomes payable after the Participant’s death shall be distributed to the Participant’s beneficiary or beneficiaries. Each recipient of a Stock Unit Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then any Stock Units Award that becomes payable after the Participant’s death shall be distributed to the Participant’s estate.

(g)            Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Award Agreement.

Section 11.                CASH-BASED AWARDS

The Committee may, in its sole discretion, grant Cash-Based Awards to any Participant in such number or amount and upon such terms, and subject to such conditions, as the Committee shall determine at the time of grant and specify in an applicable Award Agreement. The Committee shall determine the maximum duration of the Cash-Based Award, the amount of cash which may be payable pursuant to the Cash-Based Award, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Committee shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Committee. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in Shares, as the Committee determines.

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Section 12.                ADJUSTMENT OF SHARES.

(a)          Adjustments. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make appropriate and equitable adjustments in:

(i)	The number of Shares available for future Awards and the limitations set forth under Section 5;

(ii)	The number of Shares covered by each outstanding Award; and

(iii)	The Exercise Price under each outstanding Option and SAR.

(b)          Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

(c)          Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Subject to compliance with Section 409A, such agreement shall provide for:

(i)	The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

(ii)	The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

(iii)	The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;

(iv)	Immediate vesting, exercisability or settlement of outstanding Awards followed by the cancellation of such Awards upon or immediately prior to the effectiveness of such transaction; or

(v)

Settlement of the intrinsic value of the outstanding Awards (whether or not then vested or exercisable) in cash or cash equivalents or equity (including cash or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Awards or the underlying Shares) followed by the cancellation of such Awards (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment); in each case without the Participant’s consent. Any acceleration of payment of an amount that is subject to Section 409A will be delayed, if necessary, until the earliest time that such payment would be permissible under Section 409A without triggering any additional taxes applicable under Section 409A.

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The Company will have no obligation to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.

(d)            Reservation of Rights. Except as provided in this Section 12, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Award. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets. In the event of any change affecting the Shares or the Exercise Price of Shares subject to an Award, including a merger or other reorganization, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of up to 30 days prior to the occurrence of such event.

Section 13.                DEFERRAL OF AWARDS.

(a)            Committee Powers. Subject to compliance with Section 409A, the Committee (in its sole discretion) may permit or require a Participant to:

(i)	Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;

(ii)	Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

(iii)	Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been delivered to such Participant.

(b)           General Rules. A deferred compensation account established under this Section 13 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 13.

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2020 STOCK INCENTIVE PLAN

Section 14.                AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under the Plan. Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Shares available under Section 5.

Section 15.                PAYMENT OF DIRECTOR’S FEES IN SECURITIES.

(a)            Effective Date. No provision of this Section 15 shall be effective unless and until the Board has determined to implement such provision.

(b)            Elections to Receive NSOs, SARs, Restricted Shares or Stock Units. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, SARs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Alternatively, the Board may mandate payment in any of such alternative forms. Such NSOs, SARs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Section 15 shall be filed with the Company on the prescribed form.

(c)            Number and Terms of NSOs, SARs, Restricted Shares or Stock Units. The number of NSOs, SARs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, SARs, Restricted Shares or Stock Units shall also be determined by the Board.

Section 16.                LEGAL AND REGULATORY REQUIREMENTS.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the United States Securities Act, state securities laws and regulations and the regulations of any stock exchange on which the Company’s securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable. The Company shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Company has not obtained from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares under the Plan; and (b) any tax consequences expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted under the Plan.

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2020 STOCK INCENTIVE PLAN

Section 17.                  TAXES.

(a)            Withholding Taxes. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b)             Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. In no event may a Participant have Shares withheld that would otherwise be issued to him or her in excess of the number necessary to satisfy the maximum legally required tax withholding.

(c)              Section 409A. Each Award that provides for “nonqualified deferred compensation” within the meaning of Section 409A shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Section 409A. If any amount under such an Award is payable upon a “separation from service” (within the meaning of Section 409A) to a Participant who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service, or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. In addition, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

Section 18.                  TRANSFERABILITY.

Unless the agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly provides otherwise, no Award granted under the Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to Shares issued under such Award), other than by will or the laws of descent and distribution; provided, however, that an ISO may be transferred or assigned only to the extent consistent with Section 422 of the Code. Any purported assignment, transfer or encumbrance in violation of this Section 18 shall be void and unenforceable against the Company.

Section 19.                  PERFORMANCE BASED AWARDS.

The number of Shares or other benefits granted, issued, retainable and/or vested under an Award may be made subject to the attainment of performance goals. The Committee may utilize any performance criteria selected by it in its sole discretion to establish performance goals.

Section 20.                  RECOUPMENT.

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2020 STOCK INCENTIVE PLAN

In the event that the Company is required to prepare restated financial results owing to an executive officer’s intentional misconduct or grossly negligent conduct, the Board (or a designated committee) shall have the authority, to the extent permitted by applicable law, to require reimbursement or forfeiture to the Company of the amount of bonus or incentive compensation (whether cash-based or equity-based) such executive officer received during the three fiscal years preceding the year the restatement is determined to be required, to the extent that such bonus or incentive compensation exceeds what the officer would have received based on an applicable restated performance measure or target. The Company will recoup incentive-based compensation from executive officers to the extent required under the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules, regulations and listing standards that may be issued under that act. Any right of recoupment under this provision will be in addition to, and not in lieu of, any other rights of recoupment that may be available to the Company.

Section 21.                  NO EMPLOYMENT RIGHTS.

No provision of the Plan, nor any Award granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee or Consultant. The Company and its Subsidiaries reserve the right to terminate any person’s Service at any time and for any reason, with or without notice.

Section 22.                  DURATION AND AMENDMENTS.

(a)            Term of the Plan. The Plan, as set forth herein, shall come into existence on the date of its adoption by the Board of Directors; provided, however, that no Award may be granted hereunder prior to the Effective Date. The Board of Directors may suspend or terminate the Plan at any time. No ISOs may be granted after the tenth anniversary of the earlier of (i) the date the Plan is adopted by the Board of Directors, or (ii) the date the Plan is approved the stockholders of the Company.

(b)            Right to Amend the Plan. The Board of Directors may amend the Plan at any time and from time to time. Rights and obligations under any Award granted before amendment of the Plan shall not be materially impaired by such amendment, except with consent of the Participant. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

(c)            Effect of Termination. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan shall not affect Awards previously granted under the Plan.

Section 23.                  AWARDS TO NON-U.S. PARTICIPANTS.

Awards may be granted to Participants who are non-United States nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants who are employed or providing services in the United States as may, in the judgment of the Committee, be necessary or desirable to recognize differences in local law, tax policy or custom. The Committee also may impose conditions on

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the exercise, vesting or settlement of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.

Section 24.                  GOVERNING LAW.

The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.

Section 25.                  SUCCESSORS AND ASSIGNS.

The terms of the Plan shall be binding upon and inure to the benefit of the Company and any successor entity, including any successor entity contemplated by Section 12(c).

Section 26.                   EXECUTION.

To record the amendment and restatement of the Plan, the Company has caused its authorized officer to execute the same.

NIKOLA CORPORATION

By:
Name: Britton M. Worthen
Title: Chief Legal Officer

NIKOLA CORPORATION
2020 STOCK INCENTIVE PLAN

NIKOLA®

© 2023 Nikola Corporation. All Rights Reserved. Printed on recycled paper with soy-based ink.

PROXY

NIKOLA CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael Lohscheller, Anastasiya Pasterick and Britton M. Worthen, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Nikola Corporation that the stockholder(s) would be entitled to vote if present and acting at the Annual Meeting of Stockholders and any adjournment or postponement thereof. The Annual Meeting will be held in virtual only format. In order to attend the meeting, you must first register at https://www.viewproxy.com/nkla/2023/ before 11:59 p.m. PT on June 6, 2023. After registering you will receive an e-mail containing a unique link and password that will enable you to attend the meeting and vote at the meeting and at any adjournment or postponement thereof. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained in the Proxy Statement in the questions and answers section under the heading "How do I vote?"

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR ALL" OF THE DIRECTOR NOMINEES IN PROPOSAL 1, AND "FOR" PROPOSALS 2, 3, 4, 5, AND 6. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON AND TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

(Continued and to be marked, dated, and signed on other side)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

Please mark your votes like this ☒

The Board of Directors recommends a vote "FOR ALL" the following:

NOMINEES:	FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT
(1) Michael Lohscheller			☐
(2) Stephen J. Girsky			☐
(3) Michael L. Mansuetti			☐
(4) Mary L. Petrovich			☐
(5) Steven M. Shindler			☐
(6) Bruce L. Smith			☐
(7) Andrew M. Vesey			☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and mark the box for each nominee you wish to withhold.

DO NOT PRINT IN THIS AREA
(Stockholder Name & Address Data)

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

CONTROL NUMBER

FOR ☐ AGAINST ☐ ABSTAIN ☐

FOR ☐ AGAINST ☐ ABSTAIN ☐

FOR ☐ AGAINST ☐ ABSTAIN ☐

FOR ☐ AGAINST ☐ ABSTAIN ☐

FOR ☐ AGAINST ☐ ABSTAIN ☐

NOTE: In their discretion, the proxies are authorized to vote upon and transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Date ____________________

Signature ____________________

Signature (if held jointly) ____________________

NOTE: This proxy should be marked, dated, and signed by each stockholder exactly as such stockholder's name appears hereon, and returned promptly in the enclosed envelope. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signatory is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signatory is a partnership, please sign in the partnership name by authorized person.

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone.

INTERNET

Vote Your Proxy on the Internet:
Go to www.aalvote.com/nkla

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:
Call 1-866-804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it and return it in the postage-paid envelope provided.